Exhibit B-6

SETTLEMENT AGREEMENT

     This Settlement Agreement (this “Agreement”) is entered into as of      , 2003 by and among (1) Xcel Energy Inc., a Minnesota corporation (“Xcel”), (2) NRG Energy, Inc., a Delaware corporation (“NRG”), on behalf of itself and each of its direct and indirect majority-owned subsidiaries (the “NRG Subsidiaries,” and together with NRG, the “NRG Entities”), and (3) each of the NRG Subsidiaries listed as signatories to this Agreement (Xcel and the NRG Entities are collectively referred to herein as the “Parties”).

     WHEREAS, NRG and certain of the NRG Subsidiaries have commenced voluntary chapter 11 bankruptcy cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

     WHEREAS, Xcel and NRG are parties to that certain Support and Capital Subscription Agreement dated May 29, 2002 (the “Capital Support Agreement”);

     WHEREAS, certain disputes exist between Xcel and NRG and/or NRG’s creditors with respect to Xcel’s funding obligations, if any, under the Capital Support Agreement;

     WHEREAS, certain other disputes exist between Xcel and NRG and/or the NRG Entities’ creditors, including various disputes relating to tax matters, service agreements, and claims allegedly held by some of the NRG Entities’ creditors against Xcel;

     WHEREAS, Xcel vigorously denies (i) that it has any liability to NRG or its creditors under the Capital Support Agreement, (ii) that it has any liability to NRG relating to tax matters and services agreements, and (iii) that it has any liability to any creditor of NRG or of any NRG Subsidiary in such creditor’s capacity as such;

     WHEREAS, the Parties wish to settle and compromise the disputes and issues between and among them on the terms set forth herein to avoid the expense, delay, uncertainty, and risks of litigation and so that NRG can emerge successfully from chapter 11;

     WHEREAS, as a result, the Parties acknowledge that the Released-Based Amount (as defined below) is being paid by Xcel pursuant to this Agreement solely to facilitate the NRG Plan (as defined below) and the benefits to Xcel thereunder and is expressly not being paid as any concession as to the validity of any claims, whether or not being released, against the Released Parties (as defined below) pursuant to this Agreement; and

     WHEREAS, this Agreement is essential and integral to the NRG Plan.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby consent and agree as follows:

1.	Definitions. As used herein, the following terms shall have the respective meanings specified below:

“4/1/03 Ratings” shall mean the credit ratings of BBB- by Standard & Poor’s Rating Service and Baa3 by Moody’s Investor Services on the Xcel Debt on April 1, 2003.

“9019 Motion” shall mean a motion for approval of this Agreement and the provisions of sections 9.2, 9.3.B., 9.3.D., and 9.3.G. of the Plan under Bankruptcy Rule 9019 with respect to NRG Entities that are part of the Chapter 11 Cases but are not part of the NRG Plan, in the form attached hereto as Exhibit A, which shall be approved by the Confirmation Order.

“Affiliate” shall have the meaning set forth in section 2(a)(11) of the Public Utility Holding Company Act of 1935 (other than the NRG Entities when the term “Affiliate” is used in connection with Xcel).

“Assumed Agreements” shall mean those agreements between the Debtors and Xcel (or an Xcel Affiliate) described on Schedule 8(m) hereto to be assumed by the Debtors.

“Authorized Party” shall mean, collectively, the Creditors’ Committee and the Global Steering Committee. The Creditors’ Committee or the Global Steering Committee acting without the other shall not be an Authorized Party.

“Ballots” shall mean the ballots for the Unsecured Creditor Class under the NRG Plan, in the forms attached hereto as Exhibit B.

“Bank Group” shall mean the legal or beneficial holders of all of the Claims under the Lender Facilities.

“Bankruptcy Code” shall mean title 11 of the United States Code.

“Bankruptcy Court” shall have the meaning set forth in the recitals to this Agreement.

“Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and any Local Rules of the Bankruptcy Court, as amended from time to time.

“Bar Date Order” shall mean the Final Order of the Bankruptcy Court, attached hereto as Exhibit C, setting a bar date for claims against NRG in the Chapter 11 Cases.

“Business Day” shall mean any day other than a Saturday, Sunday, or any other day on which commercial banks in the State of New York are required or authorized to close by law or executive order.

“Capital Support Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Cash Refund” shall mean the amount of any cash refund of taxes (including any interest paid thereon) to be generated by the carryback of the Worthless Stock Deduction in whole or in part to any taxable year prior to the Loss Year.

“Cause of Action” shall mean all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party Claims, indemnity Claims, contribution Claims or any other Claims whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

“Chapter 11 Cases” shall have the meaning set forth in the recitals to this Agreement.

“Claims” shall have the meaning set forth in section 101(5) of Bankruptcy Code and shall be deemed to include any “Claim” arising on or after the Petition Date through the Effective Date.

“Confirmation Date” shall mean the date on which there occurs the entry of the Confirmation Order on the docket of the Bankruptcy Court.

“Confirmation Order” shall mean the order of the Bankruptcy Court, in the form attached hereto as Exhibit E, confirming the NRG Plan and approving this Agreement, and the compromises and transactions contemplated by this Agreement; provided that the Confirmation Order may be modified or supplemented from the form attached hereto as Exhibit E in a manner which does not adversely affect Xcel in its sole opinion.

“Creditors’ Committee” shall mean the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

“Cross-Over Lenders” shall have the meaning set forth in section 8(i) of this Agreement.

“Cure Obligations” shall mean the cure obligations of the Debtors pursuant to section 365(b) of the Bankruptcy Code in connection with the Assumed Agreements.

“D&O Expiration Date” shall mean August 18, 2003.

“D&O Policies” shall mean insurance policies covering director and officer liabilities, including without limitation: (i) Directors and Officers Liability Insurance Policy No. D0969A1A00, issued by Associated Electric & Gas Insurance Services Limited (AEGIS), policy period beginning August 18, 2000; (ii) Following Form Combined Liability Indemnity Policy No. 800005-00CL, issued by Energy Insurance Mutual (EIM), policy period beginning August 18, 2000; (iii) Excess Policy No. 8179-96-58 DAL, issued by Federal Insurance Company (FIC), policy period beginning August 18, 2000; (iv) Directors and Officers Liability Insurance Policy No. D0217A1A99, issued by AEGIS, policy period beginning November 15, 1999 (including specifically, but not limited to, runoff endorsement effective as of August 18, 2000); (v) Following Form Combined Liability Indemnity Policy No. 800002-97CL, issued by EIM, policy period beginning November 15, 1997 (including specifically, but not limited to, runoff endorsement effective as of August 18, 2000); (vi) Excess Policy No. 8151-42-64B , issued by FIC, policy period beginning November 15, 1999 (including specifically, but not limited to, runoff endorsement effective as of August 16, 2000); and (vii) Fiduciary and Employee Benefit Liability Insurance Policy No. F0969A1A00, issued by AEGIS, policy period beginning August 18, 2000.

“Debtors” shall mean NRG and any of the NRG Subsidiaries which are part of the Chapter 11 Cases.

“Disclosure Statement” shall mean the disclosure statement in connection with the NRG Plan, in the form attached hereto as Exhibit E.

“Disclosure Statement Order” shall mean the Final Order of the Bankruptcy Court, in the form attached hereto as Exhibit F, approving various procedures in connection with solicitation of votes with respect to the NRG Plan.

“Downgrade Date” shall mean the first date on which the Xcel Debt has not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days.

“Effective Date” shall mean the date on which the NRG Plan becomes effective in accordance with its terms.

“Employee Matters Agreement” shall mean that agreement, in the form attached hereto as Exhibit G, pursuant to which various obligations with respect to employees and benefit plans shall be allocated between Xcel and NRG as of the Effective Date on the terms set forth therein.

“Excluded Claims” shall mean any claims against Xcel under (i) this Agreement; (ii) the Employee Matters Agreement; (iii) the Tax Matters Agreement; (iv) the Assumed Agreements; and (v) any Separate Bank Claims and any claims reserved pursuant to section C. of the Separate Bank Release Agreement.

“Final Order” shall mean an order or judgment of the relevant court of competent jurisdiction as entered on the docket in the relevant cases that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been resolved by the highest court to which the order or judgment was appealed from or from which certiorari was sought.

“Global Steering Committee” shall mean the persons identified on Schedule A, being legal or beneficial holders of various Claims under the Lender Facilities and certain other credit facilities with respect to certain NRG Subsidiaries.

“Guarantees” shall mean all Xcel guarantees, equity contribution obligations, indemnification obligations, arrangements whereby Xcel or any Affiliate has posted cash collateral, and all other credit support obligations with respect to NRG or any NRG Subsidiary, in each case set forth on Schedule 5(a)(i) hereto.

“Initial Contribution” shall mean $238 million of the Xcel Contribution.

“Lender Facilities” shall mean, collectively, the NRG FinCo Secured Revolver Agreement, the NRG Letter of Credit Facility, and the NRG Unsecured Revolver Agreement.

“Liabilities” shall mean all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto. For purposes of any indemnification hereunder, “Liabilities” shall be deemed also to include any and all damages, claims, suits, judgments, fines, penalties, costs and expenses of any kind or character, including attorney’s fees.

“Loss Year” shall mean the year in which the Effective Date occurs.

“Non-Plan Debtors” shall mean those NRG Subsidiaries having commenced Chapter 11 Cases that are not subject to the NRG Plan.

“Notes” shall mean those public notes of NRG listed on Schedule B to this Agreement.

“NRG” shall have the meaning set forth in the preamble to this Agreement.

“NRG Entities” shall have the meaning set forth in the preamble to this Agreement.

“NRG FinCo” shall mean NRG Finance Company I LLC, a Delaware corporation.

“NRG FinCo Secured Revolver Agreement” shall mean the revolving credit agreement entered into by and among NRG FinCo, Credit Suisse First Boston and certain other lenders party thereto and NRG Audrain Generation LLC, LSP-Nelson Energy, LLC, LSP-Pike Energy, LLC and NRG Turbine LLC, as sub-borrowers, as of May 8, 2001 with the purpose of financing certain domestic construction projects of the Debtors, together with all amendments, modifications, renewals, restatements, substitutions and replacements thereof and all documents, agreements or instruments related thereto, including, but not limited to, the NRG Equity Undertaking (as defined in Exhibit F of the NRG Plan).

“NRG Letter of Credit Facility” shall mean the $125,000,000 Standby Letter of Credit Facility, dated as of November 30, 1999, among NRG, the financial institutions party thereto and the Australia and New Zealand Banking Group Limited, as administrative agent, as amended, supplemented, restated or modified from time to time, together with all documents, agreements or instruments related thereto.

“NRG Payment Request” shall mean a written notice pursuant to which the Authorized Party may request that Xcel not exercise the Xcel Downgrade Election as set forth in section 2(f)(ii) of this Agreement.

“NRG Payment Revocation” shall mean a written notice pursuant to which the Authorized Party may revoke the NRG Payment Request as set forth in section 2(f)(ii) of this Agreement.

“NRG Plan” shall mean the chapter 11 plan of reorganization for NRG, in the form attached hereto as Exhibit H; provided that the NRG Plan may be modified or supplemented from the form attached hereto as Exhibit H, as set forth therein, in a manner which does not adversely affect Xcel in its sole opinion.

“NRG Released Causes of Action” shall mean, collectively, all Claims or Causes of Action of any kind or nature (whether known or unknown) which NRG, any of the NRG Subsidiaries, or any creditor of any of the Debtors, directly or indirectly, has or may have as of the Effective Date against any of the Released Parties in respect of any matter relating to NRG or any of the NRG Subsidiaries, including, without limitation, the Specified Claims, but the NRG Released Causes of Action shall not include any Excluded Claims.

“NRG Unsecured Revolver Agreement” shall mean that certain 364-Day Revolving Credit Agreement dated as of March 8, 2002 among NRG, the financial institutions party thereto, ABN Amro Bank N.V., as administrative agent, Salomon Smith Barney, Inc., as syndication agent, Barclays Bank PLC, as co-syndication agent, and The Royal Bank of Scotland PLC, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as co-documentation agents, as amended, supplemented, restated or modified from time to time, together with all documents, agreements or instruments related thereto.

“NRG Subsidiaries” shall have the meaning set forth in the preamble to this Agreement.

“Parties” shall have the meaning set forth in the preamble to this Agreement.

“Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

“Petition Date” shall mean May 14, 2003.

“Plan Support Agreement” shall mean that Plan Support Agreement dated May 13, 2003 among NRG, Xcel, and the Supporting Creditors.

“Reimbursable Claims” shall mean amounts billed under the Services Agreement related to corporate insurance obtained for the benefit of NRG and other services requested by NRG.

“Release-Based Amount” shall mean up to $390 million of the Xcel Contribution payable as follows: (i) $38 million out of the Second Installment, and (ii) the entire Third Installment.

“Released-Based Amount Agreement” shall mean that agreement among NRG and Xcel, in the form attached hereto as Exhibit I, which specifies how to calculate the Released-Based Amount payable by Xcel to NRG at any time.

“Released Parties” shall mean, in respect of any NRG Released Causes of Action: (i) the Xcel Released Parties, and (ii) any other person or entity to the extent that such person or entity is entitled to a claim for indemnification, reimbursement, contribution, subrogation or otherwise against any of the persons or entities listed in clause (i) in respect of the NRG Released Causes of Action.

“Reorganized NRG” shall mean NRG on and after the Effective Date pursuant to the NRG Plan.

“Second Installment” shall mean $50 million of the Xcel Contribution.

“Separate Bank Claims” shall mean those Claims against the Released Parties being released as part of the Separate Bank Release Agreement.

“Separate Bank Release Agreement” shall mean that certain release agreement between Xcel and the Bank Group in the form attached hereto as Exhibit J.

“Services Agreement” shall mean the Service Agreement between Xcel Energy Services Inc. and NRG dated June, 2002.

“Settled Claims” shall mean all Claims of Xcel or any Affiliate against any NRG Entity arising or accruing on or prior to January 31, 2003 for the provision of intercompany goods or services under the Services Agreement and all Claims for amounts paid by Xcel or any Affiliate on or prior to January 31, 2003 under any Guaranty.

“Specified Claims” shall mean (i) any Claim that is property of any Debtor’s estate pursuant to section 541 of the Bankruptcy Code or otherwise; (ii) any preference, fraudulent conveyance and other actions under sections 510, 544, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code or any state law equivalents; (iii) any Claim arising out of illegal dividends or similar theories of liability; (iv) any Claim asserting veil piercing, alter ego liability or any similar theory; (v) any Claim based upon unjust enrichment; (vi) any Claim for breach of fiduciary duty; (vii) any Claim for fraud, misrepresentation or any state or federal securities law violations; and (viii) any Claim that NRG or any NRG Subsidiary may have as a result of having been a member of the Xcel affiliated tax group or a signatory to an Xcel tax sharing agreement.

“Support Agreement Amount” shall mean $250 million of the Xcel Contribution payable out of the entire Initial Contribution and $12 million of the Second Installment.

“Support Agreement Claims” shall mean all Claims against Xcel arising under or related to the Capital Support Agreement.

“Supporting Creditors” shall mean, collectively, the Supporting Lenders and Supporting Noteholders.

“Supporting Lenders” shall mean the Bank Group members that are signatories to the Plan Support Agreement.

“Supporting Noteholders” shall mean the Noteholders that are signatories to the Plan Support Agreement.

“Tax Matters Agreement” shall mean that tax matters agreement between NRG and Xcel, in the form attached hereto as Exhibit K.

“Third Installment” shall mean up to $352 million of the Xcel Contribution.

“Transfer” shall mean (a) the sale, transfer, assignment, pledge, or other disposal, directly or indirectly, of any right, title or interest in respect of any and all Claims and Causes of Action against the Released Parties, in whole or in part, or any interest therein, and/or (b) the grant of any proxies, deposit of any Claims or Causes of Action against the Released Parties into a voting trust, or the entry into a voting agreement with respect to any of such Claims or Causes of Action.

“Transferee” means any party who obtains, at any time, a Transfer from a NRG Entity.

“Unsecured Creditor Class” shall mean Class 5 under the NRG Plan, together with Class 6 under the NRG Plan in the event Debtor NRG Power Marketing, Inc. is substantively consolidated with NRG under the NRG Plan.

“Voting Deadline” shall mean the initial voting deadline for accepting or rejecting the NRG Plan as established by the Debtors pursuant to the Disclosure Statement Order.

“Voting Record Date” shall be the voting record date established by the Disclosure Statement Order.

“Worthless Stock Deduction” shall mean the deduction that Xcel or its Affiliates will claim under Section 165(g)(3) of the Internal Revenue Code and any comparable provision of state or local law with respect to the loss of its investment in NRG.

“Xcel” shall have the meaning set forth in the preamble to this Agreement.

“Xcel Contribution” shall mean, collectively, (1) up to $640 million, subject to the provisions of this Agreement; and (2) the Xcel Released Causes of Action.

“Xcel Credit Waiver” shall have the meaning set forth in section 8(i) of this Agreement.

“Xcel Debt” shall mean Xcel’s senior unsecured public notes.

“Xcel Downgrade Election” shall mean Xcel’s right to pay up to $150 million of the Initial Contribution in XEL Stock no later than 10 Business Days after the Xcel Payment Date pursuant to the terms of section 2(f)(i) of this Agreement.

“Xcel Payment Date” shall mean the later of (i) 90 days after the Confirmation Date, and (ii) one Business Day after the Effective Date.

“Xcel Plan Note” shall mean that certain unsecured, 2.5 year non-amortizing promissory note issued by Reorganized NRG in favor of Xcel with a principal amount of $10 million bearing interest at the per annum rate of 3% in the form attached hereto as Exhibit L.

“Xcel Released Causes of Action” shall mean collectively, all Claims or Causes of Action of any kind or nature (whether known or unknown) which Xcel has or may have against any of the NRG Entities or any officer, director, employee, Affiliate or agent of any of the NRG Entities, in each case in their capacity as such, but the Xcel Released Causes of Action shall not include: (1) the obligations of any of the NRG Entities to Xcel or any Affiliate of Xcel under this Agreement, the Separate Bank Release Agreement, the NRG Plan, the Confirmation Order, the Employee Matters Agreement, the Release-Based Amount Agreement, the Tax Matters Agreement, the Xcel Plan Note or any document or agreement executed in connection with this Agreement, the Separate Bank Release Agreement, the NRG Plan, or the Confirmation Order, or (2) any rights of subrogation which Xcel may have against any of the NRG Entities as a result of Xcel’s payment of all or any part of the Claim of any creditor of such NRG Entity.

“Xcel Released Parties” shall mean Xcel or any officer, director, employee, subsidiary, Affiliate (other than NRG and the NRG Subsidiaries), agent, or other party acting on behalf of Xcel or a subsidiary or an Affiliate of Xcel (other than NRG or the NRG Subsidiaries), in each case in their capacity as such.

“Xcel Shares Option” shall mean the option of Xcel to make any or all of the Second Installment in XEL Stock as described in Section 2(d) hereof.

“Xcel Tax Benefit” shall mean the reduction in federal income tax liability of Xcel, any Affiliate, and the Xcel consolidated group, as the case may be, attributable to the Worthless Stock Deduction, including without limitation, the Cash Refund and the reduction of any estimated payments of federal income tax liability in the Loss Year or any subsequent year, which reduction may be made (or not made) by Xcel in its sole discretion.

“XEL Stock” shall mean common stock of Xcel that has been registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement.

2.	Xcel Consideration. Subject to the terms and conditions of this Agreement, the NRG Plan, the Confirmation Order, and all other agreements or documents contemplated by this Agreement, the NRG Plan and the Confirmation Order, Xcel shall contribute the Xcel Contribution to NRG. The Xcel Contribution shall be paid or provided as follows:

(a)	Initial Contribution. The Initial Contribution shall be paid in cash to NRG on the Xcel Payment Date, except to the extent that payment of up to $150 million of the Initial Contribution is payable by Xcel in XEL Stock pursuant to the exercise by Xcel of the Xcel Downgrade Election under Section 2(f)(i) hereof or Section 2(f)(iii) hereof and except to the extent that payment of up to $150 million of the Initial Contribution is delayed pursuant to the delivery by the Authorized Party of the NRG Payment Request to Xcel under Section 2(f)(i) hereof or Section 2(f)(iii) hereof.

(b)	Second Installment. The Second Installment shall be paid to NRG on the later of January 1, 2004 or the Xcel Payment Date in cash, except to the extent that all or any part of the Second Installment is payable by Xcel in XEL Stock pursuant to the exercise by Xcel of the Xcel Shares Option under Section 2(d) hereof.

(c)	Third Installment.

(i)	The amount of the Third Installment that is payable on the later of April 30, 2004 or the Xcel Payment Date pursuant, subject to paragraph 3(d) below, to the Release-Based Amount Agreement shall be paid to NRG in cash on the later of April 30, 2004 or the Xcel Payment Date, except to the extent that payment of such amount is delayed pursuant to Section 2(f)(iv) hereof to the later of June 30, 2004 or 60 days after the Xcel Payment Date and except that the portion of the amount payable on the later of April 30, 2004 or the Xcel Payment Date (or, if Section 2(f)(iv) hereof is applicable, the later of June 30, 2004 or 60 days after the Xcel Payment Date) in excess of the Cash Refund received by Xcel as of such date shall not be due and payable until 30 days after the later of April 30, 2004 or the Xcel Payment Date (or if Section 2(f)(iv) is applicable, until 30 days after the later of June 30, 2004 or 60 days after the Xcel Payment Date). Additional portions of the Third Installment payable by Xcel to NRG as a result of the allowance or other liquidation of contingent, unliquidated, or disputed claims against NRG shall be paid by Xcel to NRG in cash on such dates as are required by the Release-Based Amount Agreement, subject to paragraph 3(d) below.

(ii)	The payment of the Third Installment will be required regardless of whether any Cash Refund is ever received or whether any Xcel Tax Benefit is later reduced or eliminated on audit by a taxing authority. The Third Installment shall be payable without interest; provided, if Xcel defaults in the timely payment of the Third Installment, as required, subject to paragraph 3(d) below, by the Release-Based Amount Agreement (taking into account the 30 day grace period set forth in section 2(c)(i) above and the provisions of section 2(f)(iv) below), the unpaid amount shall accrue simple interest at 10% per annum from the date of non-payment until the date of payment (in addition to any other remedies such as collection actions, the reasonable cost of which shall also be payable by Xcel).

(d)	Xcel Shares Option. No later than five Business Days after the Confirmation Date, Xcel can exercise the Xcel Shares Option by issuing a press release stating that it has elected to exercise the Xcel Shares Option and the amount (which can be 100%) of the Second Installment to be paid in XEL Stock. If Xcel exercises the Xcel Shares Option, Xcel shall pay in XEL Stock the amount of the Second Installment designated by Xcel in such press release to be paid in XEL Stock. The number of shares that Xcel shall be required to deliver shall be the nearest whole number of shares equal to (x) the amount of the Second Installment to be made in XEL Stock divided by (y) the average closing price for XEL Stock on the New York Stock Exchange for the last ten full trading days through and including the Business Day prior to the date the Second Installment is due.

(e)	Xcel Released Causes of Action. The component of the Xcel Contribution comprised of the Xcel Released Causes of Action shall be deemed delivered to NRG and effective as of the Effective Date.

(f)	Xcel Downgrade Election.

(i)	In the event that on the Confirmation Date the Xcel Debt has not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days through and including the Confirmation Date, then Xcel, in its sole discretion, may, subject to an NRG Payment Request described below, exercise the Xcel Downgrade Election by, no later than five Business Days after the Confirmation Date, issuing a press release stating that it has exercised the Xcel Downgrade Election and the amount (which can be up to $150 million) of the Initial Contribution that will be paid in XEL Stock. The number of shares of XEL Stock that Xcel shall be required to deliver shall be the nearest whole number of shares equal to (x) the amount of the Initial Contribution to be made in XEL Stock divided by (y) the average closing price on the New York Stock Exchange for Xcel common stock for the last ten full trading days through and including the Business Day prior to the date when the portion of the Initial Contribution to be paid in XEL Stock is made.

(ii)	Notwithstanding the foregoing, the Authorized Party may request that Xcel not exercise the Xcel Downgrade Election by delivering to Xcel an NRG Payment Request within five Business Days after Xcel’s issuance of the press release set forth in clause (i) above of this Section 2(f). After timely receipt by Xcel of an NRG Payment Request, Xcel shall be required to pay NRG in cash, and not in XEL Stock, the portion of the $150 million of the Initial Contribution subject to the Xcel Downgrade Election on the Business Day after the Xcel Debt has achieved at least the 4/1/03 Ratings for a period of at least 120 consecutive days. In addition, through the Effective Date and prior to payment in full by Xcel of the Initial Contribution, the Authorized Party may revoke the NRG Payment Request by delivering to Xcel an NRG Payment Revocation. Once given, an NRG Payment Revocation shall be irrevocable. In addition, on the 180th day after receipt by Xcel of an NRG Payment Request, if Xcel shall not have been required to pay NRG in cash prior to such date the portion of the $150 million of the Initial Contribution subject to the Xcel Downgrade Election, then the NRG Payment Revocation shall be deemed to have been given to Xcel. Upon receipt or deemed receipt by Xcel of an NRG Payment Revocation, Xcel shall pay the portion of the Initial Contribution subject to the Xcel Downgrade Election in XEL Stock within 10 Business Days after the later of (1) receipt or deemed receipt of the NRG Payment Revocation and (2) the Xcel Payment Date. The number of shares of XEL Stock that Xcel shall be required to deliver shall be the nearest whole number of shares equal to (x) the amount of the Initial Contribution to be made in XEL Stock divided by (y) the average closing price on the New York Stock Exchange for Xcel common stock for the last ten full trading days through and including the Business Day prior to the date when the portion of the Initial Contribution to be paid in XEL Stock is made.

(iii)	If (1) on the Confirmation Date the Xcel Debt has retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days but (2) at any time after the Confirmation Date and prior to the Xcel Payment Date the Xcel Debt has not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days, then the provisions of subsections (i) and (ii) above shall apply, but Xcel, in its sole discretion, may, subject to an NRG Payment Request, exercise the Xcel Downgrade Election and pay the requisite XEL Stock no later than the later of (1) 10 Business Days after the Xcel Payment Date and (2) 105 days after the Downgrade Date. In such event, Xcel shall issue a press release stating the specifics of its Xcel Downgrade Election no later than five Business Days after the Downgrade Date. In addition, if Xcel has exercised an Xcel Downgrade Election pursuant to this subsection (iii) and has subsequently received an NRG Payment Revocation, then Xcel shall pay the portion of the Initial Contribution subject to the Xcel Downgrade Election in XEL Stock within the later of (i) 10 Business Days after receipt of the NRG Payment Revocation and (ii) 105 days after the Downgrade Date.

(iv)	In addition to the foregoing, in the event that on the Xcel Payment Date the Xcel Debt has not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days through and including the date that the initial portion of the Third Installment is due, then the due date for the initial portion of the Third Installment shall be extended to the later of June 30, 2004 and sixty days after the Xcel Payment Date.

(g)	Tax Treatment of Xcel Contribution. The Parties shall treat the Xcel Contribution as a contribution to the capital of NRG for federal, state, and local income tax purposes.

3.	Allocation of Xcel Contribution and NRG Releases.

(a)	Support Agreement Amount. The Support Agreement Amount shall be made in exchange for the release of the NRG Released Causes of Action comprised of the Support Agreement Claims.

(b)	Released-Based Amount. The Release-Based Amount together with the Xcel Released Causes of Action shall be made in exchange for the releases described in Sections 3(c) and (d) hereof and such other releases and injunctions for the benefit of the Released Parties set forth in the Confirmation Order.

(c)	Check the Box Releases. Subject to the terms of the Release-Based Amount Agreement, the Released-Based Amount shall be distributed pro rata to each allowed Claim in the Unsecured Creditor Class that checks the appropriate box on a Ballot indicating that the holder of such Claim is releasing the Released Parties from all NRG Released Causes of Action and causes the relevant balloting agent to receive such Ballot by the Voting Deadline. Subject to paragraph 3(d) of this Agreement, creditors not checking the box on their Ballots and so causing the relevant balloting agent to receive such Ballots by the Voting Deadline shall not receive any portion of the Release-Based Amount; instead, the aggregate share of the Release-Based Amount of those creditors who did not check the box on their Ballots which otherwise would have been payable to such creditors (if they had checked the box) will be credited against and deducted from the Xcel Contribution as set forth in the Release-Based Amount Agreement.

(d)	Third Party Releases. Notwithstanding anything to the contrary in this Agreement, if the third party releases and injunctions for the benefit of the Released Parties set forth in sections 9.2 and 9.3 of the NRG Plan are approved in their entirety pursuant to a Final Order of the Bankruptcy Court in form acceptable to Xcel, then Xcel shall be obligated to pay to NRG for distribution to creditors in the Unsecured Creditor Class the entire $390 million of the Released-Based Amount; provided, however, (a) the timing of the payment of the Third Installment shall not be altered by an obligation to pay the entire $390 million of Released-Based Amount, and (b) until there is such a Final Order of the Bankruptcy Court, Xcel’s obligation to pay the Released-Based Amount shall be as otherwise set forth in this Agreement and the Released-Based Amount Agreement. In addition, if the third party releases and injunctions for the benefit of the Released Parties set forth in sections 9.2 and 9.3 of the NRG Plan are approved in their entirety pursuant to a Final Order of the Bankruptcy Court in form acceptable to Xcel, the Released-Based Amount Agreement shall not be effective except for the indemnity provisions set forth in section 9 thereof and any other portion of that agreement applicable to section 9.

4.	Xcel Tax Benefit. The Parties agree that:

(a)	Worthless Stock Deduction. For federal income tax purposes, after the Effective Date Xcel or its Affiliates shall claim the Worthless Stock Deduction for the Loss Year. Neither Xcel nor any of its Affiliates shall claim the Worthless Stock Deduction for any year before the Loss Year.

(b)	Tax Related Plan Provisions.

(i)	The Xcel Tax Benefit shall be the sole and exclusive property of Xcel, and the NRG Entities and any party claiming by or through them hereby release as of the Effective Date any right or interest that they might otherwise have in the Xcel Tax Benefit.

(ii)	NRG and its direct and indirect subsidiaries shall not be (a) reconsolidated with Xcel or any of its other Affiliates for tax purposes at any time after their March, 2001 deconsolidation unless otherwise required by state or local tax law, or (b) treated as a party to or otherwise entitled to the benefits of any tax sharing agreement with Xcel, other than the Tax Matters Agreement.

5.	Xcel Guaranties, Insurance, and Intercompany Claims.

(a)	Xcel Guaranties and Insurance. The Parties agree that:

(i)	On the Effective Date, all Guarantees shall either be terminated or Xcel and NRG shall enter into other arrangements satisfactory to Xcel and NRG with respect to such obligations (with Xcel and any Affiliates thereof having no further liability for such obligations or arrangements) and all cash collateral posted by Xcel or any Affiliate shall be returned as soon as practicable to Xcel, including, if not previously returned, the $11.5 million of cash collateral posted by Xcel for the Mid-Atlantic project. With respect to the $11.5 million of cash collateral posted by Xcel for the Mid-Atlantic project, NRG shall cooperate with Xcel in seeking the return at the earliest practical date after the current expiration of the relevant Mid-Atlantic agreement in July of 2003.

(ii)	NRG and the NRG Subsidiaries shall be solely responsible for renewing, administering, and paying for their own insurance policies starting with insurance policies relating to property and other coverages expiring as of June 2003, and D&O Policies expiring on the D&O Expiration Date; provided, however, that Xcel shall (1) not cancel any D&O Policy before the D&O Expiration Date, (2) reasonably cooperate with NRG’s past or current officers and directors who may be entitled to coverage under any D&O Policy to allow them to administer their claims, and (3) if available and at the sole cost of NRG, and after receiving sufficient funds from NRG, at NRG’s request purchase customary tail coverage, commencing on the D&O Expiration Date, for NRG’s officers and non-Xcel directors in office on the day prior to the Petition Date and who are eligible for coverage under any D&O Policy.

(iii)	The Parties acknowledge and agree that the rights and obligations of Xcel, NRG, and all other persons or entities insured under any D&O Policy have been and shall remain unaffected by the Chapter 11 Cases or any subsequent bankruptcy cases or proceedings commenced by any of the NRG Subsidiaries and that upon the Effective Date, Xcel, NRG, and all other persons or entities insured under any D&O Policy shall have the same status with respect to, and rights under, any D&O Policy as immediately prior to the Petition Date, notwithstanding, among other things, the automatic stay in the Chapter 11 Case for NRG previously in effect or the automatic stay that may thereafter remain in effect in the chapter 11 case of any other NRG Subsidiary.

(b)	Intercompany Claims. The Parties agree that:

(i)	Any prepetition or postpetition Claims of Xcel or any Affiliate against any of the NRG Entities arising from the provision of intercompany goods or services of the type set forth on Schedule 5(b)(i) hereto to any of the NRG Entities or from payment by Xcel or any Affiliate under any Guaranty shall be paid in full in cash by NRG in the ordinary course (including payment during the Chapter 11 Cases) in the appropriate amount based on the underlying contracts or agreements between the parties (including all agreements listed on Schedule 8(m) to this Agreement), without any subordination or recharacterization of such Claims, except that the Claims which are to be paid in full in the ordinary course during the Chapter 11 Cases shall not include Claims of Xcel or any Affiliate arising under the Guarantees listed in Schedule 5(b)(i) hereto (such Claims, subject to the next sentence, to be paid in full in cash by NRG on the Effective Date as provided in clause (ii) below) but shall include any Claims of Xcel or any Affiliate related to Northern States Power Company, NRG Energy Center-Rock Tenn LLC, NRG Thermal f/k/a Norenco Corporation, NRG Resource Recovery, Inc., Minnesota Waste Processing Company LLC, and NRG Energy, Inc. Notwithstanding the foregoing, (A) Settled Claims shall not be paid until the Effective Date, at which time Xcel shall receive, on account of and in full and final settlement of such Claims, the Xcel Plan Note; and (B) after January 31, 2003 NRG shall only be responsible under the Services Agreement for Reimbursable Claims. NRG agrees that it shall not order services from Xcel or any Affiliate under the Services Agreement or otherwise inconsistent with any provisions of this Agreement.

(ii)	To the extent, if any, that intercompany Claims of Xcel or any Affiliate (other than Settled Claims and other than Claims under the Services Agreement which are not Reimbursable Claims, but including Claims for reimbursement of payments made by Xcel or any Affiliate under Guarantees) are unpaid as of the Petition Date, such amounts shall be paid in full in cash on the Effective Date by the relevant NRG Entity or NRG under the NRG Plan without any subordination or recharacterization of such Claims.

(iii)	The provisions of clauses (i) and (ii) of this Section 5(b) shall not apply to any tax sharing agreement. All tax sharing agreements or understandings to the extent otherwise binding on Xcel and NRG, shall terminate (without any residual or ongoing liability of either party to the other) as of the Effective Date for all taxable periods, past, present and future. On and after the Effective Date, tax matters between NRG, Xcel, and any Affiliates thereof shall be governed exclusively by the Tax Matters Agreement.

6.	Representations and Warranties.

(a)	Each Party represents and warrants to the other Party that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)	Each Party represents and warrants to the other Party that its execution, delivery and performance of this Agreement are within the power and authority of such party and have been duly authorized by such party.

(c)	Each Party represents and warrants to the other Party that this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with the terms hereof, except to the extent that any Party requires regulatory or other approvals set forth in section 8(f) of this Agreement and such approvals have not been obtained; provided, that each Party’s acknowledgement that the Effective Date of this Agreement has occurred shall constitute a representation that it has obtained all such approvals.

(d)	Each Party represents and warrants to the other Party that neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof will violate, conflict with or result in a breach of, its certificate of incorporation or bylaws or other constitutive document, any applicable law or regulation, any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it is a party or by which it is bound or to which it is subject, except to the extent that any Party requires regulatory or other approvals set forth in section 8(f) of this Agreement and such approvals have not been obtained; provided, that each Party’s acknowledgement that the Effective Date of this Agreement has occurred shall constitute a representation that it has obtained all such approvals.

(e)	NRG represents and warrants to Xcel that from the Petition Date through the Confirmation Date, (A) no NRG Entity has caused or permitted to be made any distribution from an NRG Subsidiary to the extent that (1) the distribution would be treated as a dividend to NRG for federal income tax purposes and (2) the distribution or portion thereof treated as a dividend to NRG, alone or in combination with any other distribution treated as a dividend to NRG and any taxable gain described in clause (B) of this paragraph during that period would exceed $ , and (B) NRG has not engaged in any transaction that is treated as a sale by NRG of stock or securities for federal income tax purposes and that resulted in a taxable gain, to the extent that the amount of such taxable gain, alone or in combination with any other taxable gain described in this clause (B) and any distribution described in clause (A) of this paragraph would exceed $ .

(f)	NRG represents and warrants to Xcel that from the Petition Date through the Effective Date, no NRG Entity has taken any action that would increase, or failed to take any action that would minimize, the likelihood that Xcel or any

Affiliate will be required to make any payment on any Guaranty during the Chapter 11 Cases.

(g)	NRG represents that all NRG Subsidiaries have been included on the signature pages to this Agreement.

7.	Covenants.

(a)	Neither Party shall take any action that would delay or frustrate the occurrence of the Effective Date, the transactions contemplated by this Agreement, or the transactions contemplated by any other agreements or documents referenced in this Agreement, or the consummation of the NRG Plan.

(b)	Each Party shall take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

(c)	During the period beginning on the date of this Agreement and ending on the Effective Date, NRG shall not (A) cause or permit to be made any distribution from an NRG Subsidiary to the extent that (1) the distribution would be treated as a dividend to NRG for federal income tax purposes and (2) the distribution or portion thereof treated as a dividend to NRG, alone or in combination with any other distribution treated as a dividend to NRG and any taxable gain described in clause (B) of this paragraph during that period would exceed $ , and (B) engage in any transaction that is treated as a sale by NRG of stock or securities for federal income tax purposes and that results in a taxable gain, to the extent that the amount of such taxable gain, alone or in combination with any other taxable gain described in this clause (B) and any distribution described in clause (A) of this paragraph would exceed $ ; provided, however, that this covenant shall not apply to any sales or distributions made during any period in which persons effectively nominated or designated by Xcel hold a majority of the seats on NRG’s board of directors or on the managing board of the applicable NRG Subsidiary.

(d)	No NRG Entity shall take any action that would increase, or fail to take any action that would minimize, the likelihood that Xcel or any Affiliate will be required to make any payment on any Guaranty during the Chapter 11 Cases.

(e)	Except to the extent otherwise provided in the NRG Plan, NRG shall use its reasonable best efforts to cause all NRG Subsidiaries which become part of the Chapter 11 Cases or other bankruptcy cases or proceedings instituted as part of the reorganization of the NRG Entities to seek a Final Order in a form acceptable to Xcel from the Bankruptcy Court making the provisions of sections 9.2, 9.3.C., and 9.3.G. of the NRG Plan applicable to such NRG Subsidiaries.

8.	Condition to Xcel’s Obligations Hereunder. All obligations of Xcel under this Agreement, including the obligation of Xcel to make all or any part of the Xcel Contribution, are expressly subject to the satisfaction or waiver by Xcel of each of the following conditions as of the Effective Date:

(a)	NRG shall have received the requisite votes in favor of confirmation of the NRG Plan under section 1129(a) of the Bankruptcy Code from the Unsecured Creditor Class by the Voting Deadline for the NRG Plan.

(b)	NRG shall have received votes in favor of confirmation of the NRG Plan from each of the Supporting Creditors by the Voting Deadline for the NRG Plan, and no such vote shall have been revoked or withdrawn.

(c)	Unless the third party releases and injunctions for the benefit of the Released Parties set forth in sections 9.2 and 9.3 of the NRG Plan are approved in their entirety pursuant to a Final Order of the Bankruptcy Court in form acceptable to Xcel, the following persons shall have released the Released Parties from all NRG Released Causes of Action by “checking the box” (as described in Section 3(c) hereof) on their Ballots and causing the relevant balloting agent to receive such Ballots no later than the Voting Deadline for the NRG Plan and such releases shall be in full force and effect and shall not be stayed or modified:

(i)	holders of a majority in number representing 85% in principal amount outstanding of the Claims in respect of the Notes, including 100% of the Supporting Noteholders;

(ii)	holders of 100% in principal amount outstanding of the Claims in respect of each of the NRG Unsecured Revolver Agreement, the NRG Letter of Credit Facility, and the NRG FinCo Secured Revolver Agreement; and

(iii)	holders of 85% in amount of all Claims in the Unsecured Creditor Class as determined by the Release-Based Amount Agreement.

(d)	The Confirmation Order shall have been entered on the docket of the Bankruptcy Court for 11 days (except to the extent such delay shall cause the Effective Date of the NRG Plan to occur after December 15, 2003), and the Confirmation Order shall (i) fully incorporate all of the relevant provisions of this Agreement (including the releases and injunctions described herein) and any other matters agreed to in writing by Xcel, (ii) not contain any provisions inconsistent with this Agreement or such other matters (other than a provision to which Xcel has previously consented to in writing), (iii) confirm the NRG Plan under section 1129(a) of the Bankruptcy Code and approve this Agreement, and all other agreements and documents contemplated or referenced in this Agreement, or the NRG Plan, (iv) not approve any amendments or supplements to the NRG Plan (other than amendments or supplements to which Xcel has previously consented to in writing) which Xcel determines to be adverse to it in its sole reasonable discretion, and (v) be in full force and effect and not be stayed or modified.

(e)	The filing by the relevant NRG Entities of the 9019 Motion, and the entry on the docket of the Bankruptcy Court of the Confirmation Order which shall approve the 9019 Motion.

(f)	The receipt by Xcel and any required Affiliate, and, to the extent applicable, NRG of all regulatory and other approvals (including any approvals from the Federal Energy Regulatory Commission and the Securities and Exchange Commission) necessary for Xcel or any such Affiliate and, to the extent applicable, NRG to perform such obligations set forth in this Agreement, the other agreements and documents contemplated or referenced herein, and in the NRG Plan and Confirmation Order.

(g)	Each NRG Entity shall comply in all respects with every covenant, agreement, or other obligation under this Agreement applicable to it.

(h)	All representations and warranties made by any NRG Entity under this Agreement shall be true and correct in all material respects when made and as of the Effective Date.

(i)	Each of the members of the Bank Group that has a Claim against Xcel under any Xcel credit facility (the “Cross-Over Lenders”) shall have approved, without payment of any special fee or expense, any waiver or amendment that Xcel and the administrative agent under such credit facility believe is necessary under such credit facility to implement this Agreement, the NRG Plan, and any of the transactions contemplated thereby or by agreements referenced herein (an “Xcel Credit Waiver”), except that if other lenders to Xcel under any credit facility shall receive a special fee or expense for their waiver or amendment, the Cross-Over Lenders shall be entitled to the same pro rata fee or expense, and, in any case, all Xcel Credit Waivers having been fully obtained by Xcel and being in full force and effect.

(j)	Xcel (or to the extent applicable, any Affiliate of Xcel) shall have received full payment or satisfaction of all intercompany Claims in accordance with the provisions of Section 5(b) of this Agreement.

(k)	(1) the Bank Group shall have executed and delivered to Xcel the Separate Bank Release Agreement, (2) NRG shall have executed and delivered to Xcel the Release-Based Amount Agreement, the Employee Matters Agreement, the Tax Matters Agreement, the Xcel Plan Note, and all other agreements and documents contemplated by this Agreement and the Separate Bank Release Agreement simultaneously with the execution and delivery of this Agreement, and (3) this Agreement, the Separate Bank Release Agreement, the Release-Based Amount Agreement, the Employee Matters Agreement, the Tax Matters Agreement, the Xcel Plan Note, all such other agreements and documents, the NRG Plan, the

Confirmation Order, and any other orders contemplated by any of the foregoing agreements or documents shall be in full force and effect and shall not have been stayed or modified.

(l)	Such procedures as are acceptable to Xcel shall have been approved by the Disclosure Statement Order and shall have been fully instituted and followed so as to permit Xcel to determine (i) all parties holding or who have held Notes as of the Voting Record Date and who have released Xcel from all NRG Released Causes of Action by checking the appropriate box on the relevant Ballot, and (ii) all parties holding or who have held Notes and to whom NRG should pay the requisite Released-Based Amount at any time.

(m)	The Confirmation Order shall approve the assumption by the Debtors of the Assumed Agreements, and the Debtors shall have satisfied for the benefit of Xcel (or any applicable Affiliate) all Cure Obligations with respect thereto. To the extent the Assumed Agreements are between Xcel or its Affiliates and an NRG Entity which is not a Debtor, NRG will cause such NRG Entity (i) to pay any and all amounts due to Xcel or its Affiliates under such Assumed Agreements and will ensure that such NRG Entity’s obligations under such Assumed Agreements remains current, and (ii) to seek an order in a form acceptable to Xcel from the Bankruptcy Court authorizing the assumption of such Assumed Agreements in the event that such NRG Entity subsequently commences a case under the Bankruptcy Code.

(n)	There shall have been no amendments or supplements to the Confirmation Order, the NRG Plan, the Bar Date Order, Disclosure Statement, or the Disclosure Statement Order, other than those amendments or supplements approved by Xcel in writing.

(o)	The Effective Date for the NRG Plan, and the satisfaction of all of the other conditions set forth in this Section 8, shall have occurred by no later than December 15, 2003.

Should the “Effective Date” of this Agreement not occur, all obligations of the Parties set forth in this Agreement shall be null and void ab initio and all Xcel Released Causes of Action, NRG Released Causes of Action, and any other Claims, Causes of Action, remedies, defenses, setoffs, rights or other benefits of the Parties or any of their respective Affiliates shall be fully preserved without any estoppel, evidentiary or other effect of any kind or nature whatsoever. Upon Xcel’s determination, which may not be unreasonably delayed, that each of the foregoing conditions has been satisfied in accordance with the terms of this Agreement, Xcel shall deliver a written notice to NRG stating as such and that the effective date of this Agreement has occurred. For purposes of any agreement or document contemplated by this Agreement, including the NRG Plan, the “Effective Date” of this Agreement shall be the date on which Xcel delivers to NRG such written notice. The “Effective Date” of this Agreement shall not occur unless and until such written notice has been delivered to NRG by Xcel.

9.	Condition to NRG’s Obligations Hereunder. All obligations of NRG under this Agreement are expressly subject to the execution by Xcel of the Tax Matters Agreement in the form agreed to by the Parties.

10.	Termination. If all of the conditions set forth in section 8 of this Agreement shall not have occurred by December 15, 2003, this Agreement shall terminate on December 31, 2003 unless Xcel on or prior to such date shall have waived any such conditions or shall have extended such termination date, in each case by written notice delivered by Xcel to NRG. Upon the termination of this Agreement, all obligations of the Parties under this Agreement shall terminate and shall be of no further force and effect; provided, however, that any claim of any Party for breach of this Agreement shall survive termination and all rights and remedies with respect to such claims shall not be prejudiced in any way.

11.	Indemnification by NRG. NRG shall, for itself and on behalf of each of the NRG Subsidiaries, and as agent for each NRG Subsidiary, indemnify, defend (or, where applicable, pay the reasonable defense costs for) and hold harmless the Released Parties from and against any and all Liabilities that any entity seeks to impose upon the Released Parties, or which are imposed upon the Released Parties, if and to the extent such Liabilities relate to, arise out of or result from the failure of any NRG Subsidiary to pay its creditors in full except to the extent provided for in the NRG Plan and except with respect to (i) LSP-Pike Energy, LLC, (ii) LSP-Nelson Energy, LLC, (iii) NRG Nelson Turbines, LLC, (iv) NRG Gila Bend Holdings, and (v) NRG Audrain Generating LLC, or the failure to have the provisions of sections 9.2, 9.3.B., 9.3.C., and 9.3.G. of the NRG Plan be fully applicable pursuant to a Final Order of the Bankruptcy Court to any Non-Plan Debtor or any NRG Subsidiary which subsequently becomes part of the Chapter 11 Cases or other bankruptcy cases or proceedings.

12.	Release and Covenant Not to Sue.

(a)	Release. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the NRG Entities, in their individual capacities and, to the extent applicable, as debtors in possession for and on behalf of their estates and any entity that may assert a Claim or Cause of Action derivatively or otherwise, hereby release and discharge, absolutely, unconditionally, irrevocably and forever, the Released Parties from any and all NRG Released Causes of Action.

(b)	Applicability of Release to Transferees. The releases set forth in Section 12(a) above shall be binding upon all Transferees of the releasing party.

(c)	Binding Effect of Releases. Each party to which the releases set forth in Section 12(a) above applies shall be deemed to have granted such release notwithstanding that it may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such party expressly waives any and all rights that it may have under any statute or common law principle, including section 1542 of the California Civil Code, which would limit the effect of such releases to those Claims or Causes of Action actually known or suspected to exist at the time of execution of the release. Section 1542 of the California Civil Code generally provides as follows: “a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him may have materially affected his settlement with the debtor.”

(d)	NRG Entity Covenant Not to Sue. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the NRG Entities, in their individual capacities and, to the extent applicable, as debtors in possession for and on behalf of their estates and any entity that may assert a claim or cause of action derivatively or otherwise, hereby covenant and agree not to commence or prosecute any lawsuit or other legal action, proceeding, or arbitration against any of the Released Parties in respect of any and all NRG Released Causes of Action.

(e)	Xcel Covenant Not to Sue. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, Xcel and, to the extent applicable, any entity that may assert a claim or cause of action derivatively or otherwise, hereby covenants and agrees not to commence or prosecute any lawsuit or other legal action, proceeding, or arbitration against any of the NRG Entities in respect of any and all Xcel Released Causes of Action.

13.	Miscellaneous Provisions.

(a)	Specific Performance. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for such breach.

(b)	Successors and Assigns. This Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective successors, assigns, heirs, executors, administrators, and representatives.

(c)	Governing Law; Jurisdiction. This Agreement will be governed by the laws of the State of New York, without regard to its conflicts of laws principles that would require the law of another jurisdiction to be applied. Through the first anniversary of the Effective Date, each of the Parties irrevocably (a) submits and consents in advance to the exclusive jurisdiction of the Bankruptcy Court for the purpose of any action or proceeding in which any NRG Entity is a party arising out of or relating to this Agreement; (b) agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in such court; and (c) waives any objection that such Party may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens.

(d)	Entire Agreement. This Agreement, the exhibits and schedules hereto, and the applicable provisions in the NRG Plan constitute the complete and entire agreement between the Parties with respect to the matters contained in this Agreement, and supersede all prior agreements, negotiations, and discussions between the Parties with respect thereto.

(e)	Non-Reliance. Each of the Parties acknowledges that, in entering into this Agreement, it is not relying upon any representations or warranties made by anyone other than those representations, warranties, terms and provisions expressly set forth in this Agreement, the exhibits and schedules hereto, and the applicable provisions in the NRG Plan.

(f)	Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, as follows:

(i)	if to any of the NRG Entities, to Matthew A. Cantor, Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York 10022-4611, fax: 212-446-4900;

(ii)	if to Xcel, to Brad B. Erens, Jones Day, 77 West Wacker, Chicago, Illinois, 60601-1692, fax: 312-782-8585, with a copy to Scott J. Friedman and Brian E. Greer, Jones Day, 222 East 41st Street, New York, New York 10017, fax: 212-755-7306; and

(iii)	if to the Creditors’ Committee (through its dissolution), to Evan D. Flaschen, Bingham McCutchen LLP, One State Street, Hartford, Connecticut 06103-3178.

(g)	Amendment; Waiver. It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of each of the Parties, and the Parties further acknowledge and agree that they will make no claim at any time or place that this Agreement has been orally supplemented, modified, or altered in any respect whatsoever. In addition, no failure on the part of any party to this Agreement to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

(h)	No Admissions. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of the Parties of any Claim or any fault or liability or damages whatsoever. Each of them denies any and all wrongdoing or liability of any kind, and does not concede any infirmity in the Claims or defenses which it has asserted or would assert.

(i)	Headings. The headings of this Agreement are for reference only and shall not limit or otherwise affect the meaning hereof.

(j)	Representation by Counsel. Each Party acknowledges that it has been represented by counsel with this Agreement and the transactions contemplated herein. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(k)	Interpretation. This Agreement is the product of negotiations of the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

(l)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed signature page of this Agreement.

NRG ENERGY INC. on its behalf and on behalf of the NRG Subsidiaries	XCEL ENERGY, INC.

/s/	/s/

By:	By:

Its:	Its:

ARTHUR KILL POWER LLC	ASTORIA GAS TURBINE POWER LLC

/s/	/s/

By:	By:

Its:	Its:

BAYOU COVE PEAKING POWER, LLC	BERRIANS I GAS TURBINE POWER LLC

/s/	/s/

By:	By:

Its:	Its:

BIG CAJUN I PEAKING POWER LLC	BIG CAJUN II UNIT 4 LLC

/s/	/s/

By:	By:

Its:	Its:

BRAZOS VALLEY ENERGY LP	BRAZOS VALLEY TECHNOLOGY LP

/s/	/s/

By:	By:

Its:	Its:

CABRILLO POWER II LLC	CABRILLO POWER LLC

/s/	/s/

By:	By:

Its:	Its:

CADILLAC RENEWABLE ENERGY LLC	CAMAS POWER BOILER INC.

/s/	/s/

By:	By:

Its:	Its:

CAMAS POWER BOILER LP	CAPISTRANO COGENERATION COMPANY

/s/	/s/

By:	By:

Its:	Its:

CHICKAHOMINY RIVER ENERGY CORP.	CLARK POWER LLC

/s/	/s/

By:	By:

Its:	Its:

COBEE ENERGY DEVELOPMENT LLC	COBEE HOLDINGS INC.

/s/	/s/

By:	By:

Its:	Its:

COBEE HOLDINGS INC.	COMMONWEALTH ATLANTIC LIMITED PARTNERSHIP

/s/	/s/

By:	By:

Its:	Its:

COMMONWEALTH ATLANTIC POWER LLC	CONEMAUGH POWER LLC

/s/	/s/

By:	By:

Its:	Its:

CONNECTICUT JET POWER LLC	DENVER CITY ENERGY ASSOCIATES L.P.

/s/	/s/

By:	By:

Its:	Its:

DEVON POWER LLC	DUNKIRK POWER LLC

/s/	/s/

By:	By:

Its:	Its:

EASTERN SIERRA ENERGY COMPANY	EL SEGUNDO POWER II LLC

/s/	/s/

By:	By:

Its:	Its:

EL SEGUNDO POWER II LLC	EL SEGUNDO POWER LLC

/s/	/s/

By:	By:

Its:	Its:

ELK RIVER RESOURCE RECOVERY, INC.	ENFIELD OPERATIONS, LLC

/s/	/s/

By:	By:

Its:	Its:

ENI CROCKETT LIMITED PARTNERSHIP	ENIFUND, INC.

/s/	/s/

By:	By:

Its:	Its:

ENIGEN INC.	ESOCO MOLOKAI, INC.

/s/	/s/

By:	By:

Its:	Its:

ESOCO ORRINGTON, INC.	ESOCO SOLEDAD, INC.

/s/	/s/

By:	By:

Its:	Its:

ESOCO, INC.	GPP INVESTORS I, LLC

/s/	/s/

By:	By:

Its:	Its:

GRANITE II HOLDING, LLC	GRANITE POWER PARTNERS II, L.P.

/s/	/s/

By:	By:

Its:	Its:

HANOVER ENERGY COMPANY	HUNTLEY POWER LLC

/s/	/s/

By:	By:

Its:	Its:

INDIAN RIVER OPERATIONS INC.	INDIAN RIVER POWER LLC

/s/	/s/

By:	By:

Its:	Its:

JACKSON VALLEY ENERGY PARTNERS, L.P.	JAMES RIVER COGENERATION COMPANY

/s/	/s/

By:	By:

Its:	Its:

JAMES RIVER POWER LLC	KAUFMAN COGEN LP

/s/	/s/

By:	By:

Its:	Its:

KEYSTONE POWER LLC	KISSIMMEE POWER PARTNERS, LIMITED PARTNERSHIP

/s/	/s/

By:	By:

Its:	Its:

LAKEFIELD JUNCTION LLC	LONG BEACH GENERATION LLC

/s/	/s/

By:	By:

Its:	Its:

LOUISIANA GENERATING LLC	LS POWER MANAGEMENT, LLC

/s/	/s/

By:	By:

Its:	Its:

LSP BATESVILLE FUNDING CORPORATION	LSP BATESVILLE HOLDING LLC

/s/	/s/

By:	By:

Its:	Its:

LSP ENERGY INC.	LSP ENERGY LP

/s/	/s/

By:	By:

Its:	Its:

LSP EQUIPMENT, LLC	LSP-DENVER CITY, INC.

/s/	/s/

By:	By:

Its:	Its:

LSP-HARDEE ENERGY, LLC	LSP-KENDALL ENERGY, LLC

/s/	/s/

By:	By:

Its:	Its:

LSP-NELSON ENERGY, LLC	LSP-PIKE ENERGY, LLC

/s/	/s/

By:	By:

Its:	Its:

MERIDEN GAS TURBINES LLC	MIDATLANTIC GENERATION HOLDING LLC

/s/	/s/

By:	By:

Its:	Its:

MID-CONTINENT POWER COMPANY, LLC	MIDDLETOWN POWER LLC

/s/	/s/

By:	By:

Its:	Its:

MINNESOTA WASTE PROCESSING COMPANY, LLC	MM FT. SMITH ENERGY, LLC

/s/	/s/

By:	By:

Its:	Its:

MONTVILLE POWER LLC	NEO ALBANY, LLC

/s/	/s/

By:	By:

Its:	Its:

NEO BURNSVILLE, LLC	NEO CALIFORNIA POWER LLC

/s/	/s/

By:	By:

Its:	Its:

NEO CHESTER-GEN LLC	NEO CORONA LLC

/s/	/s/

By:	By:

Its:	Its:

NEO CORPORATION	NEO CUYAHOGA, LLC

/s/	/s/

By:	By:

Its:	Its:

NEO EDGEBORO, LLC	NEO ERIE LLC

/s/	/s/

By:	By:

Its:	Its:

NEO FITCHBURG LLC	NEO FREEHOLD-GEN LLC

/s/	/s/

By:	By:

Its:	Its:

NEO FT. SMITH LLC	NEO HACKENSACK, LLC

/s/	/s/

By:	By:

Its:	Its:

NEO HARTFORD, LLC	NEO LANDFILL GAS HOLDINGS INC.

/s/	/s/

By:	By:

Its:	Its:

NEO LANDFILL GAS INC.	NEO LOPEZ CANYON LLC

/s/	/s/

By:	By:

Its:	Its:

NEO LOWELL LLC	NEO NASHVILLE LLC

/s/	/s/

By:	By:

Its:	Its:

NEO PHOENIX LLC	NEO POWER SERVICES INC.

/s/	/s/

By:	By:

Its:	Its:

NEO PRIMA DESHECHA LLC	NEO PRINCE WILLIAM, LLC

/s/	/s/

By:	By:

Its:	Its:

NEO RIVERSIDE LLC	NEO SAN DIEGO LLC

/s/	/s/

By:	By:

Its:	Its:

NEO SKB LLC	NEO SPOKANE LLC

/s/	/s/

By:	By:

Its:	Its:

NEO TACOMA, LLC	NEO TAJIGUAS LLC

/s/	/s/

By:	By:

Its:	Its:

NEO TAUNTON LLC	NEO TOLEDO-GEN LLC

/s/	/s/

By:	By:

Its:	Its:

NEO TOMOKA FARMS LLC	NEO TULARE LLC

/s/	/s/

By:	By:

Its:	Its:

NEO WEST COVINA LLC	NEO WOODVILLE LLC

/s/	/s/

By:	By:

Its:	Its:

NEO YOLO LLC	NEO-MONTAUK GENCO MANAGEMENT LLC

/s/	/s/

By:	By:

Its:	Its:

NORTHEAST GENERATION HOLDING LLC	NORWALK POWER LLC

/s/	/s/

By:	By:

Its:	Its:

NRG AFFILIATE SERVICES INC.	NRG ARTHUR KILL OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG ASHTABULA GENERATING LLC	NRG ASHTABULA OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG ASIA-PACIFIC LTD.	NRG ASTORIA GAS TURBINE OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG AUDRAIN GENERATING LLC	NRG AUDRAIN HOLDING LLC

/s/	/s/

By:	By:

Its:	Its:

NRG BATESVILLE LLC	NRG BAY SHORE OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG BAYOU COVE LLC	NRG BOURBONNAIS EQUIPMENT LLC

/s/	/s/

By:	By:

Its:	Its:

NRG BOURBONNAIS LLC	NRG BRAZOS VALLEY GP LLC

/s/	/s/

By:	By:

Its:	Its:

NRG BRAZOS VALLEY LP LLC	NRG BRAZOS VALLEY TECHNOLOGY LP LLC

/s/	/s/

By:	By:

Its:	Its:

NRG CADILLAC INC.	NRG CAPITAL II LLC

/s/	/s/

By:	By:

Its:	Its:

NRG CAPITAL LLC	NRG CENTRAL U.S. LLC

/s/	/s/

By:	By:

Its:	Its:

NRG COMLEASE LLC	NRG CONNECTICUT AFFILIATE SERVICES INC.

/s/	/s/

By:	By:

Its:	Its:

NRG CONNECTICUT EQUIPMENT LLC	NRG CONNECTICUT EQUIPMENT LLC

/s/	/s/

By:	By:

Its:	Its:

NRG CONNECTICUT GENERATING LLC	NRG DEVELOPMENT COMPANY INC.

/s/	/s/

By:	By:

Its:	Its:

NRG DEVON OPERATIONS INC.	NRG DUNKIRK OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG EASTERN LLC	NRG EASTLAKE OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG ENERGY CENTER HARRISBURG, INC.	NRG ENERGY CENTER DOVER LLC

/s/	/s/

By:	By:

Its:	Its:

NRG ENERGY CENTER MINNEAPOLIS LLC	NRG ENERGY CENTER PAXTON, INC.

/s/	/s/

By:	By:

Its:	Its:

NRG ENERGY CENTER PITTSBURGH LLC	NRG ENERGY CENTER ROCK TENN LLC

/s/	/s/

By:	By:

Its:	Its:

NRG ENERGY CENTER SAN DIEGO LLC	NRG ENERGY CENTER SAN FRANCISCO LLC

/s/	/s/

By:	By:

Its:	Its:

NRG ENERGY CENTER SMYRNA LLC	NRG ENERGY CENTER WASHCO LLC

/s/	/s/

By:	By:

Its:	Its:

NRG ENERGY JACKSON VALLEY I, INC.	NRG ENERGY JACKSON VALLEY II, INC.

/s/	/s/

By:	By:

Its:	Its:

NRG ENERGY JACKSON VALLEY II, INC.	NRG ENERGY JACKSON VALLEY, INC.

/s/	/s/

By:	By:

Its:	Its:

NRG EQUIPMENT COMPANY LLC	NRG FINANCE COMPANY I LLC

/s/	/s/

By:	By:

Its:	Its:

NRG GILA BEND HOLDINGS INC.	NRG GILA BEND HOLDINGS, INC.

/s/	/s/

By:	By:

Its:	Its:

NRG GRANITE ACQUISITION LLC	NRG HUNTLEY OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG ILION LIMITED PARTNERSHIP	NRG ILION LP LLC

/s/	/s/

By:	By:

Its:	Its:

NRG INTERNATIONAL DEVELOPMENT INC.	NRG INTERNATIONAL II INC.

/s/	/s/

By:	By:

Its:	Its:

NRG INTERNATIONAL III INC.	NRG INTERNATIONAL INC.

/s/	/s/

By:	By:

Its:	Its:

NRG INTERNATIONAL SERVICES COMPANY	NRG INTERNATIONAL SERVICES COMPANY.

/s/	/s/

By:	By:

Its:	Its:

NRG KAUFMAN LLC	NRG LAKEFIELD INC.

/s/	/s/

By:	By:

Its:	Its:

NRG LAKEFIELD JUNCTION LLC	NRG LAKESHORE GENERATING LLC

/s/	/s/

By:	By:

Its:	Its:

NRG LAKESHORE OPERATIONS INC.	NRG LATIN AMERICA INC.

/s/	/s/

By:	By:

Its:	Its:

NRG LATIN AMERICA, INC.	NRG LOUISIANA LLC

/s/	/s/

By:	By:

Its:	Its:

NRG MCCLAIN LLC	NRG MESQUITE LLC

/s/	/s/

By:	By:

Its:	Its:

NRG MEXTRANS INC.	NRG MIDATLANTIC AFFILIATE SERVICES INC.

/s/	/s/

By:	By:

Its:	Its:

NRG MIDATLANTIC GENERATING LLC	NRG MIDATLANTIC LLC

/s/	/s/

By:	By:

Its:	Its:

NRG MIDDLETOWN OPERATIONS INC.	NRG MONTVILLE OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG NELSON TURBINES LLC	NRG NEW JERSEY ENERGY SALES LLC

/s/	/s/

By:	By:

Its:	Its:

NRG NEW ROADS GENERATING LLC	NRG NEW ROADS HOLDINGS LLC

/s/	/s/

By:	By:

Its:	Its:

NRG NEWBERRY GENERATION LLC	NRG NORTH CENTRAL OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG NORTHEAST AFFILIATE SERVICES INC.	NRG NORTHEAST GENERATING LLC

/s/	/s/

By:	By:

Its:	Its:

NRG NORTHERN OHIO GENERATING LLC	NRG NORWALK HARBOR OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG OHIO ASH DISPOSAL LLC	NRG OPERATING SERVICES, INC.

/s/	/s/

By:	By:

Its:	Its:

NRG OSWEGO HARBOR POWER OPERATIONS INC.	NRG PACGEN INC.

/s/	/s/

By:	By:

Its:	Its:

NRG PEAKER FINANCE COMPANY LLC	NRG POWER MARKETING INC.

/s/	/s/

By:	By:

Its:	Its:

NRG POWER OPTIONS INC.	NRG PROCESSING SOLUTIONS LLC

/s/	/s/

By:	By:

Its:	Its:

NRG ROCKFORD ACQUISITION LLC	NRG ROCKFORD EQUIPMENT II LLC

/s/	/s/

By:	By:

Its:	Its:

NRG ROCKFORD EQUIPMENT LLC	NRG ROCKFORD II LLC

/s/	/s/

By:	By:

Its:	Its:

NRG ROCKFORD LLC	NRG ROCKY ROAD LLC

/s/	/s/

By:	By:

Its:	Its:

NRG SABINE RIVER WORKS GP LLC	NRG SABINE RIVER WORKS LP LLC

/s/	/s/

By:	By:

Its:	Its:

NRG SERVICES CORPORATION	NRG SOUTH CENTRAL AFFILIATE SERVICES INC.

/s/	/s/

By:	By:

Its:	Its:

NRG SOUTH CENTRAL GENERATING LLC	NRG SOUTH CENTRAL OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

NRG STERLINGTON POWER LLC	NRG SUNNYSIDE OPERATIONS GP INC.

/s/	/s/

By:	By:

Its:	Its:

NRG SUNNYSIDE OPERATIONS LP INC.	NRG TELOGIA POWER LLC

/s/	/s/

By:	By:

Its:	Its:

NRG TELOGIA POWER LLC	NRG THERMAL CORPORATION

/s/	/s/

By:	By:

Its:	Its:

NRG THERMAL OPERATING SERVICES LLC	NRG THERMAL SERVICES, INC.

/s/	/s/

By:	By:

Its:	Its:

NRG TURBINES LLC	NRG VALMY POWER HOLDINGS LLC

/s/	/s/

By:	By:

Its:	Its:

NRG VALMY POWER LLC	NRG WEST COAST INC.

/s/	/s/

By:	By:

Its:	Its:

NRG WESTERN AFFILIATE SERVICES INC.	NRG WOODLAND OPERATIONS LLC

/s/	/s/

By:	By:

Its:	Its:

O BRIEN COGENERATION, INC. II	OKEECHOBEE POWER I, INC.

/s/	/s/

By:	By:

Its:	Its:

OKEECHOBEE POWER II, INC.	OKEECHOBEE POWER III, INC.

/s/	/s/

By:	By:

Its:	Its:

ONSITE ENERGY, INC.	ONSITE MARIANAS CORPORATION

/s/	/s/

By:	By:

Its:	Its:

ORRINGTON WASTE, LTD. LIMITED PARTNERSHIP	OSWEGO HARBOR POWER LLC

/s/	/s/

By:	By:

Its:	Its:

PACIFIC CROCKETT ENERGY INC.	PACIFIC CROCKETT HOLDINGS, INC.

/s/	/s/

By:	By:

Its:	Its:

PACIFIC GENERATION COMPANY	PACIFIC GENERATION DEVELOPMENT COMPANY

/s/	/s/

By:	By:

Its:	Its:

PACIFIC GENERATION HOLDINGS COMPANY	PACIFIC GENERATION RESOURCES COMPANY

/s/	/s/

By:	By:

Its:	Its:

PACIFIC KINGSTON ENERGY, INC.	PACIFIC ORRINGTON ENERGY, INC.

/s/	/s/

By:	By:

Its:	Its:

PACIFIC-MT. POSO CORPORATION	PACIFIC-MT. POSO CORPORATION

/s/	/s/

By:	By:

Its:	Its:

PENOBSCOT ENERGY RECOVERY COMPANY LIMITED PARTNERSHIP	REID GARDNER POWER LLC

/s/	/s/

By:	By:

Its:	Its:

ROCKY ROAD POWER, LLC	SAGUARO POWER COMPANY, L.P.

/s/	/s/

By:	By:

Its:	Its:

SAGUARO POWER LLC	SAN BERNARDINO LANDFILL GAS LIMITED PARTNERSHIP

/s/	/s/

By:	By:

Its:	Its:

SAN JOAQUIN VALLEY ENERGY I, INC.	SAN JOAQUIN VALLEY ENERGY I, INC.

/s/	/s/

By:	By:

Its:	Its:

SAN JOAQUIN VALLEY ENERGY IV, INC.	SOMERSET OPERATIONS INC.

/s/	/s/

By:	By:

Its:	Its:

SOMERSET POWER LLC	SOUTH CENTRAL GENERATION HOLDING LLC

/s/	/s/

By:	By:

Its:	Its:

SOUTHWEST GENERATION LLC	SOUTHWEST POWER HOLDINGS LLC

/s/	/s/

By:	By:

Its:	Its:

STATOIL ENERGY POWER/PENNSYLVANIA, INC.	TACOMA ENERGY RECOVERY COMPANY

/s/	/s/

By:	By:

Its:	Its:

TELOGIA POWER INC.	TERMO SANTANDER HOLDING (ALPHA) LLC

/s/	/s/

By:	By:

Its:	Its:

TIMBER ENERGY RESOURCES, INC.	VALMY POWER LLC

/s/	/s/

By:	By:

Its:	Its:

VIENNA OPERATIONS INC.	VIENNA POWER LLC

/s/	/s/

By:	By:

Its:	Its:

WCP (GENERATION) HOLDINGS LLC	WEST COAST POWER LLC

/s/	/s/

By:	By:

Its:	Its:

Schedule A

(Global Steering Committee)

Credit Suisse First Boston
ABN AMRO Bank N.V.
Abbey National Treasury Services plc
Australia & New Zealand Banking Group Limited
Bank of America N.A.
Barclays Bank plc
Citibank
Crédit Lyonnais
Deutsche Bank AG
Bayerische Hypo-Und Vereinsbank AG
ING Capital LLC
JP Morgan Chase
The Royal Bank of Scotland plc
Société Générale
TD Securities
Westdeutsche Landesbank Girozentrale, New York Branch

Schedule B

(Notes)

Issuance	Issue Amount	Indenture Date	Maturity

6.750% Senior Notes	$340 million	March 13, 2001; July 16, 2001	July 15, 2006
7.500% Senior Notes	$250 million	June 1, 1997	June 15, 2007
7.500% Senior Notes	$300 million	May 25, 1999	June 1, 2009
7.625% Senior Notes	$125 million	January 21, 1996	February 1, 2006
7.750% Senior Notes	$350 million	March 13, 2001; April 5, 2001	April 1, 2011
7.970% Senior Notes (ROARS)	$233 million	March 20, 2000	March 15, 2020
8.000% Senior Notes (ROARS)	$240 million	November 8, 1999	November 1, 2013
8.250% Senior Notes	$350 million	September 11, 2000.	September 15, 2010
8.625% Senior Notes	$500 million	March 13, 2001; April 5, 2001; July 16, 2001	April 1, 2031
6.500% Equity Unit Bond	$287.5 million	March 13, 2001	May 16, 2006
8.700% Senior Notes (issued in connection with a certain debt and derivative transaction to synthetically issue £160 million debt )	$250 million	March 20, 2000	March 15, 2005

Schedule 5(a)(i)

(Certain Obligations and Arrangements Between Xcel and NRG)

Guarantees

	Physical/			Date Guaranty Expires or
Counterparty	Financial	Commodity	Amount of Guaranty	Expired (NOTE “A”)

AEP Energy Services, Inc.	FINANCIAL	ALL
American Electric Power Service Corp	FINANCIAL	ALL	$7,000,000	12/31/2002
American Electric Power Service Corp	PHYSICAL	ELECTRIC
Aquila Merchant Services, Inc.	FINANCIAL	ALL
Aquila Merchant Services, Inc.	PHYSICAL	ELECTRIC	$10,000,000	10/12/2002
Aquila Merchant Services, Inc.	PHYSICAL	NAT GAS
Bank of America, N.A.	FINANCIAL	ALL	$10,000,000	8/31/2003
Consolidated Edison Energy, Inc.	PHYSICAL	ELECTRIC	$10,000,000	12/31/2003
Constellation Power Source, Inc.	FINANCIAL	ALL
Constellation Power Source, Inc.	PHYSICAL	ELECTRIC	$15,000,000	7/31/2003
Duke Energy Trading & Marketing LLC	FINANCIAL	ALL
Duke Energy Trading & Marketing LLC	PHYSICAL	ELECTRIC	$15,000,000	5/24/2003
Duke Energy Trading & Marketing LLC	PHYSICAL	NAT GAS
El Paso Merchant Energy, L.P.	FINANCIAL	ALL
El Paso Merchant Energy, L.P.	PHYSICAL	ELECTRIC	$12,000,000	2/28/2002
El Paso Merchant Energy, L.P.	PHYSICAL	NAT GAS
Entergy-Koch Trading, LP	FINANCIAL	ALL
Entergy-Koch Trading, LP	PHYSICAL	ELECTRIC	$8,500,000	3/31/2003
Entergy-Koch Trading, LP	PHYSICAL	NAT GAS
Exelon Generation Company, LLC	FINANCIAL	ALL
Exelon Generation Company, LLC	PHYSICAL	ELECTRIC	$7,000,000	3/31/2003
HQ Energy Services (U.S.) Inc.	(tolling	(tolling	Terminated, Effective
	agmt)	agmt)	11/30/02	(n/a	)
J. Aron & Company	FINANCIAL	ALL	$10,000,000	1/31/2004
Morgan Stanley Capital Group Inc.	FINANCIAL	ALL
Morgan Stanley Capital Group Inc.	PHYSICAL	ELECTRIC	$15,000,000	9/30/2003
PG&E Energy Trading - Gas Corporation	FINANCIAL	ALL
PG&E Energy Trading - Gas Corporation	PHYSICAL	NAT GAS	$2,000,000	12/31/2002
PG&E Energy Trading - Power, L.P.	FINANCIAL	ALL
PG&E Energy Trading - Power, L.P.	PHYSICAL	ELECTRIC	$9,000,000	12/31/2002
PJM Interconnection, LLC	FINANCIAL	ALL		$12M 4/30/03,
PJM Interconnection, LLC	PHYSICAL	ELECTRIC	$17,000,000	$5M 7/31/03
Select Energy, Inc.	FINANCIAL	ALL
Select Energy, Inc.	PHYSICAL	ELECTRIC	$3,000,000	8/31/2002
Sprague Energy Corp.	FINANCIAL	ALL
Sprague Energy Corp.	PHYSICAL	NAT GAS	$4,000,000	11/30/2003
Williams Energy Marketing & Trading	FINANCIAL	ALL	Terminated, Effective
Williams Energy Marketing & Trading	PHYSICAL	ELECTRIC	11/15/02	(n/a	)
Atlantic City Electric Company, dba Conectiv (BGS Auction)	FINANCIAL	ALL	$11,500,000	7/31/2003
NEPOOL	PHYSICAL	ELECTRIC	$60,000,000	12/31/2003
Obligation total, for the counterparties from above			$226,000,000
Obligation total above covered under Xcel guaranties or assignments			$226,000,000

NOTE “A”:

Any transactions that were entered into with a CP on or before the expiration date of the guaranty will be covered through the duration of the trade(s) on an “evergreen” basis. Thus, for Aquila, El Paso, and PGET Power, all trade obligations of NRG were entered into prior to the expiration dates of those guaranties, even though the periods ultimately covered under those trade obligations are relatively far out into the future (to 12/03 for Aquila and PGET Power, to 12/06 for El Paso). The inclusion of a guaranty or other item on this Schedule VI.D. which has expired shall not be deemed a statement that such guaranty or other item is otherwise effective or in force or effect.

Bonds

Bond
Number	Principal	Amount	Description	Obligee

INDEMNIFIED BY XCEL ENERGY:
ST. PAUL BONDS
400SD3190	NRG Processing Solutions LLC	$20,000.00	License Bond	Hennepin County
400SF4076	NRG Energy Center Pittsburgh	$75,000.00	Street Opening Bond	City of Pittsburgh
400SH7762	Meriden Gas Turbines, LLC	$876,800.00	Subdivision Bond	City of Meriden
400SH7763	Meridan Gas Turbines, LLC	$768,490.00	Subdivision Bond	City of Meriden
Sub-Total St. Paul		$1,740,290.00
SAFECO BONDS
6161831	Xcel Energy, Inc.	$20,000.00	Solid Waste Facility Bond	County of Hennepin
Sub-Total Safeco		$20,000.00
CNA BONDS
929214989	NRG Energy Center	$100,000.00	Highway Occupancy Permit Obligation Bond	PA Dept. of Trans.
929215308	NRG Power Marketing, Inc.	$250,000.00	License Bond	Pennsylvania Public Utility Commission
929215309	NRG Energy Center San Diego LLC	$5,000.00	Franchise Bond	City of San Diego
929222788	NRG Processing Solutions LLC	$100,000.00	Tree & Yard Waste Permit Bond	Scott County
929222789	NRG Processing Solutions LLC	$45,000.00	Yard Waste Composting & Processing Facility Permit Bond	Dakota County
929222790	NRG Processing Solutions LLC	$72,400.00	Solid Waste Facility Permit Bond	Dakota County
929222795	NRG Power Marketing, Inc.	$1,000,000.00	Bond of Distributor of Automotive Fuel	State of New York
929222796	NRG Power Marketing Inc.	$1,000,000.00	Motor Fuels Tax Bond	State of New Jersey
929224970	NRG Processing Solutions LLC	$100,000.00	Waste Facility License & Permit Bond	County of Anoka
929224971	NRG Processing Solutions LLC	$25,000.00	Waste Facility License/Permit Bond	County of Anoka
929224973	El Segundo Power LLC	$10,000.00	Lease Bond	State of California
929224975	MM SKB Energy LLC	$19,215.00	Processing Facility Bond	Commonwealth of PA
929224986	Dunkirk Power LLC	$25,000.00	Bond of Distributor of Automotive Fuel	State of New York
929224987	Huntley Power LLC	$35,000.00	Bond of Distributor of Automotive Fuel	State of New York
929225083	NRG Northeast Affiliate Services, Inc.	$29,000.00	Workers’ Compensation Bond	State of New York
929231861	NRG llion LP LLC	$52,308.00	Utility Payment Bond	Niagra Mohawk Power Corp.
929239784	NRG Energy Center Pittsburgh LLC	$80,000.00	Highway Restoration & Maintenance Bond	Commonwealth of PA
929239794	Dunkirk Power, LLC	$53,000.00	Mined Land Reclamation Bond	State of New York
929239797	Cabrillo Power LLC	$100,000.00	Lease Bond	State of California
929239799	NRG Energy	$1,500,000.00	Permit Bond	City of St. Paul, MN
929242598	Arthur Kill Power LLC	$10,000.00	Performance Bond	Department of Energy Conservation

[Additional columns below]

[Continued from above table, first column(s) repeated]

Bond
Number	Eff Date	Exp Date	Premium	Surety	Div.	Indemnity

INDEMNIFIED BY XCEL ENERGY:
ST. PAUL BONDS
400SD3190	6/30/2002	6/30/2003	$200.00	St. Paul	NRG	Yes
400SF4076	5/15/2002	5/15/2003	$300.00	St. Paul	NRG	Yes
400SH7762	8/24/2001	8/24/2003	$1,754.00	St. Paul	NRG	Yes
400SH7763	8/24/2001	8/24/2003	$1,537.00	St. Paul	NRG	Yes
Sub-Total St. Paul			$3,791.00
SAFECO BONDS
6161831	8/9/2002	8/9/2003	$200.00	Safeco	NRG	Yes
Sub-Total Safeco			$200.00
CNA BONDS
929214989	9/21/2002	9/21/2003	$450.00	CNA	NRG	Yes
929215308	9/12/2002	9/12/2003	$2,250.00	CNA	NRG	Yes
929215309	9/2/2002	9/2/2003	$100.00	CNA	NRG	Yes
929222788	10/12/2002	10/12/2003	$560.00	CNA	NRG	Yes
929222789	10/10/2002	10/10/2003	$252.00	CNA	NRG	Yes
929222790	10/10/2002	10/10/2003	$405.00	CNA	NRG	Yes
929222795	10/12/2002	10/12/2003	$2,250.00	CNA	NRG	Yes
929222796	10/12/2002	10/12/2003	$2,250.00	CNA	NRG	Yes
929224970	11/17/2002	11/17/2003	$560.00	CNA	NRG	Yes
929224971	11/17/2002	11/17/2003	$140.00	CNA	NRG	Yes
929224973	11/9/2002	11/9/2003	$100.00	CNA	NRG	Yes
929224975	11/25/2002	11/25/2003	$108.00	CNA	NRG	Yes
929224986	1/1/2003	1/1/2004	$100.00	CNA	NRG	Yes
929224987	1/2/2003	1/3/2004	$100.00	CNA	NRG	Yes
929225083	12/31/2002	12/31/2003	$351.00	CNA	NRG	Yes
929231861	12/12/2002	12/12/2003	$471.00	CNA	NRG	Yes
929239784	6/18/2002	6/18/2003	$160.00	CNA	NRG	Yes
929239794	5/15/2002	5/15/2003	$106.00	CNA	NRG	Yes
929239797	5/21/2002	5/21/2003	$175.00	CNA	NRG	Yes
929239799	5/23/2002	5/23/2003	$2,625.00	CNA	NRG	Yes
929242598	3/18/2002	3/18/2003	$50.00	CNA	NRG	Yes

Bonds

Bond
Number	Principal	Amount	Description	Obligee

Sub-Total CAN		$4,610,923.00
TOTAL INDEMNIFIED BY XCEL ENERGY		$6,371,213.00
NON-INDEMNIFIED BONDS
U668424	NRG Energy, Inc.	$30,000.00	Solid Waste Management Bond	County of Washington
Total All NRG Bonds		$6,401,213.00

[Additional columns below]

[Continued from above table, first column(s) repeated]

Bond
Number	Eff Date	Exp Date	Premium	Surety	Div.	Indemnity

Sub-Total CAN			13,563.00
TOTAL INDEMNIFIED BY XCEL ENERGY			$17,554.00
NON-INDEMNIFIED BONDS
U668424	1/20/1999	1/20/2004	$400.00	Reliance	NRG	No
Total All NRG Bonds			$17,954.00

Other Indemnification Obligations

Agreement and Consent for Transfer to NRG between Northern States Power Company, NRG Energy, Inc., Anoka County, Hennepin County, Sherburne County, and Tri-County Solid Waste Management Committee dated on or about August 20, 2001.

Affirmation Agreement between Northern States Power Company and NRG Energy, Inc. dated August 8, 1993.

Other Guaranty and Credit Support Obligations

Guarantees of employment agreements for three NRG employees.

Deposit in the amount of $5,162,790 relating to security deposit posted by an Xcel subsidiary in connection with a certain purchase agreement between such subsidiary and General Electric International, Inc., dated October 3, 2000

Schedule 5(b)(i)

(Intercompany Claims Owing to Xcel)

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with various payments made by Xcel in connection with the Guarantees.

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with the Services Agreement.

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with various Northern States Power Company and other agreements listed on Schedule 8(m).

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with various engineering services.

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with e prime.

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with NSP-Wisconsin.

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with PSCo.

All amounts, if any, owed by NRG or any Affiliate to Xcel or any Affiliate for NRG’s own utility usage.

Schedule 8(m)

(Assumed Agreements)

Agreement for the Use and Operation of Certain Facilities Located at the High Bridge Plant between Northern States Power Company and NRG Energy Center - Rock Tenn LLC, dated Jan. 23, 2002.

Agreement for the Sale of Thermal Energy and Wood Byproduct between Northern States Power Company and NRG Thermal f/k/a Norenco Corporation, dated November 16, 1989.

Refuse Derived Fuel Supply Agreement between Northern States Power Company and NRG Resource Recovery, Inc.” (not dated) (Term: 1-1-1992 to 12-31-2001, automatically renewing for five year terms thereafter, unless terminated by six month written notice.)

Lease and Agreement between Northern States Power Company and Minnesota Waste Processing Company, L.L.C. dated September 13, 1994.

Lease and Agreement between Northern States Power Company and NRG Energy Inc. dated July 21, 1997.

Short Term Coal Agreement for the Sale of Coal from Northern States Power Company (dba Xcel Energy, Seller) to NRG Energy Center-Rock Tenn LLC (Buyer) dated January 6, 2003.

Letter Agreement between e prime and NRG Energy, Inc. dated on or about February 25, 2003.

Agreement For Consulting Services Between NRG Energy, Inc. And Utility Engineering Corporation dated May 22, 2000.

Exhibit A

(9019 Motion)

Exhibit B

(Ballots)

CLASS 2 BALLOT

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re:		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:	Case No. 03-13024 (PCB)
:
	Debtors	:	(Jointly Administered)
:
x

BALLOT FOR ACCEPTING OR REJECTING THE
DEBTORS’ JOINT PLAN OF REORGANIZATION

CLASS 2: CONVENIENCE CLAIMS

THE VOTING DEADLINE TO ACCEPT OR REJECT THE
PLAN IS 5:00 P.M., EASTERN TIME, ON __________, 2003

This Ballot is submitted to you by NRG Energy, Inc. (“NRG”), NRG Power Marketing Inc., NRG Finance Company I LLC, NRGenerating Holdings (No. 23) B.V., and NRG Capital LLC, as debtors-in-possession (collectively, the “Debtors”) to solicit your vote to accept or reject the Debtors’ Second Amended Joint Plan of Reorganization (the “Plan”) described in the accompanying Third Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated July 2, 2003 (the “Disclosure Statement”). Capitalized terms used in this Ballot or the attached instructions that are not otherwise defined have the meanings given to them in the Definition Schedule annexed as Exhibit F to the Plan.

The Plan can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class who vote on the Plan and if the Plan otherwise satisfies the applicable requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court nonetheless may confirm the Plan if it finds that the Plan (a) provides fair and equitable treatment to, and does not unfairly discriminate against, the Class or Classes rejecting the Plan and (b) otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to NRG Balloting c/o Kurtzman Carson Consultants LLC, 5301 Beethoven Street, Suite 102, Los Angeles, California 90066-7066 so that it is received by the deadline indicated above.

IMPORTANT

          You should review the Disclosure Statement and the Plan before you vote. You may wish to seek legal advice concerning the Plan and the classification and treatment of your claim or claims under the Plan. Your Convenience Claims have been placed in Class 2 under the Plan. If you hold more than one claim against the Debtors, you will receive a Ballot for each claim you are entitled to vote.

VOTING DEADLINE 5:00 P.M. EASTERN TIME ON __________, 2003

          If your vote is not received by the Debtors’ Notice Claims Agent, Kurtzman Carson Consultants LLC (“KCC”), on or before the Voting Deadline and such deadline is not extended, your vote will not count as either an acceptance or rejection of the Plan.

          Ballots will not be accepted by facsimile transmission or electronic mail.

          If the Plan is confirmed by the Bankruptcy Court, it will be binding on you whether or not you vote.

PLEASE COMPLETE ITEMS 1 AND 2. IF NEITHER THE “ACCEPT” NOR “REJECT” BOX IS CHECKED IN ITEM 1, THIS BALLOT WILL NOT BE COUNTED.

Item 1. Vote
Item 2. Certifications and Acknowledgments
VOTING INFORMATION AND INSTRUCTIONS FOR COMPLETING THE BALLOT
EX-B-1 Plan (Revised)
EX-B-2 Disclosure Statement (Revised)
EX-B-4 Form of Tax Matters Agreement
EX-B-5 Form of Employee Matters Agreement
EX-B-6 Form of Settlement Agreement
EX-B-7 Form of Release-Based Amount Agreement
EX-B-8 Form of Separate Bank Settlement Agreement
EX-I-1 Estimate of Fees and Expenses of NRG
EX-I-2 Estimate of Expenses of Xcel Energy
EX-K Capitalization Table of Xcel Energy (Revised)
EX-L Credit Ratings of Xcel Energy and Utility Sub

HOW TO VOTE

1.	COMPLETE ITEM 1.

2.	REVIEW THE CERTIFICATIONS AND ACKNOWLEDGEMENTS IN ITEM 2.

3.	SIGN THE BALLOT.

4.	RETURN THE BALLOT BY MAIL (AN ENVELOPE ADDRESSED TO KCC IS ENCLOSED FOR YOUR CONVENIENCE), OVERNIGHT COURIER OR PERSONAL DELIVERY TO KURTZMAN CARSON CONSULTANTS LLC (SO THAT IT IS RECEIVED BY 5:00 P.M. EASTERN TIME ON __________, 2003) AT THE FOLLOWING ADDRESS:

NRG BALLOTING
C/O KURTZMAN CARSON CONSULTANTS LLC
5301 BEETHOVEN STREET, SUITE 102
LOS ANGELES, CA 90066-7066

5.	BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED.

6.	YOU MUST VOTE THE FULL AMOUNT OF YOUR CONVENIENCE CLAIM REPRESENTED BY THIS BALLOT EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE.

7.	ANY EXECUTED BALLOT RECEIVED THAT (A) DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN, OR (B) THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, WILL NOT BE COUNTED.

8.	ALL BALLOTS MUST BE FULLY EXECUTED TO BE COUNTED. IF A BALLOT IS TO BE EXECUTED BY AN AUTHORIZED PARTY OTHER THAN AN OFFICER OR EMPLOYEE OF THE CREDITOR, SUFFICIENT EVIDENCE OF THE AUTHORIZED PARTY’S AUTHORITY TO EXECUTE THE BALLOT MUST BE INCLUDED WITH THE BALLOT.

Item 1. Vote. The undersigned, a holder of a Class 2 Convenience Claim against the Debtors in the amount set forth below, votes to (check one box; if you fail to check one of the boxes below, but the ballot is otherwise properly completed and returned your ballot will not be counted):

☐ Accept the Plan.	☐ Reject the Plan.

     Voting Amount: $__________

Item 2. Certifications and Acknowledgments. By signing this Ballot, the undersigned acknowledges and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Plan on behalf of the claimant. The undersigned understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Disclosure Statement. The undersigned understands that, if this Ballot is validly executed but does not indicate either acceptance or rejection of the Plan, this Ballot will not be counted. The undersigned acknowledges that any election made on this Ballot will be binding on its successors, heirs and assigns including, without limitation, any Transferee.

Name of Creditor (Please Print)

Social Security or Federal Tax I.D. No.

Authorized Signature

Name of Signatory

If by Authorized Agent, Name and Title[1]

Street Address

City, State, Zip Code

Telephone Number

Date Completed

PLEASE RETURN YOUR BALLOT PROMPTLY.

THE NOTICE AND CLAIMS AGENT WILL NOT ACCEPT BALLOTS
BY FACSIMILE TRANSMISSION OR EMAIL.

IF YOU HAVE RECEIVED A DAMAGED BALLOT OR HAVE LOST
YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING
THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL
THE NOTICE AND CLAIMS AGENT, KURTZMAN CARSON CONSULTANTS LLC,
AT (866) 381-9100, ext. 609.

[1] As indicated in the Instructions, evidence of authority must be included with this Ballot unless the signatory is an officer or employee of the entity that is the creditor.

CLASS 3 BALLOT

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re:	: :	Chapter 11
NRG ENERGY, INC., et al.,	: :	Case No. 03-13024 (PCB)
Debtors	: :	(Jointly Administered)
x

BALLOT FOR ACCEPTING OR REJECTING THE
DEBTORS’ JOINT PLAN OF REORGANIZATION

CLASS 3: SECURED CLAIMS AGAINST NONCONTINUING DEBTOR SUBSIDIARIES

THE VOTING DEADLINE TO ACCEPT OR REJECT THE
PLAN IS 5:00 P.M., EASTERN TIME, ON __________, 2003

This Ballot is submitted to you by NRG Energy, Inc. (“NRG”), NRG Power Marketing Inc., NRG Finance Company I LLC, NRGenerating Holdings (No. 23) B.V., and NRG Capital LLC, as debtors-in-possession (collectively, the “Debtors”) to solicit your vote to accept or reject the Debtors’ Second Amended Joint Plan of Reorganization (the “Plan”) described in the accompanying Third Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated July 2, 2003 (the “Disclosure Statement”). Capitalized terms used in this Ballot or the attached instructions that are not otherwise defined have the meanings given to them in the Definition Schedule annexed as Exhibit F to the Plan.

The Plan can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class who vote on the Plan and if the Plan otherwise satisfies the applicable requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court nonetheless may confirm the Plan if it finds that the Plan (a) provides fair and equitable treatment to, and does not unfairly discriminate against, the Class or Classes rejecting the Plan and (b) otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to NRG Balloting c/o Kurtzman Carson Consultants LLC, 5301 Beethoven Street, Suite 102, Los Angeles, California 90066-7066 so that it is received by the deadline indicated above.

IMPORTANT

          You should review the Disclosure Statement and the Plan before you vote. You may wish to seek legal advice concerning the Plan and the classification and treatment of your claim or claims under the Plan. Your Secured Claims Against Noncontinuing Debtor Subsidiaries have been placed in Class 3 under the Plan. If you hold more than one claim against the Debtors, you will receive a Ballot for each claim you are entitled to vote.

VOTING DEADLINE 5:00 P.M. EASTERN TIME ON __________, 2003

          If your vote is not received by the Debtors’ Notice Claims Agent, Kurtzman Carson Consultants LLC (“KCC”), on or before the Voting Deadline and such deadline is not extended, your vote will not count as either an acceptance or rejection of the Plan.

          Ballots will not be accepted by facsimile transmission or electronic mail.

          If the Plan is confirmed by the Bankruptcy Court, it will be binding on you whether or not you vote.

PLEASE COMPLETE ITEMS 1 AND 2. IF NEITHER THE “ACCEPT” NOR “REJECT” BOX IS CHECKED IN ITEM 1, THIS BALLOT WILL NOT BE COUNTED.

HOW TO VOTE

1.	COMPLETE ITEM 1.

2.	REVIEW THE CERTIFICATIONS AND ACKNOWLEDGEMENTS IN ITEM 2.

3.	SIGN THE BALLOT.

4.	RETURN THE BALLOT BY MAIL (AN ENVELOPE ADDRESSED TO KCC IS ENCLOSED FOR YOUR CONVENIENCE), OVERNIGHT COURIER OR PERSONAL DELIVERY TO KURTZMAN CARSON CONSULTANTS LLC (SO THAT IT IS RECEIVED BY 5:00 P.M. EASTERN TIME ON __________, 2003) AT THE FOLLOWING ADDRESS:

NRG BALLOTING
C/O KURTZMAN CARSON CONSULTANTS LLC
5301 BEETHOVEN STREET, SUITE 102
LOS ANGELES, CA 90066-7066

5.	BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED.

6.	YOU MUST VOTE THE FULL AMOUNT OF YOUR CONVENIENCE CLAIM REPRESENTED BY THIS BALLOT EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE.

7.	ANY EXECUTED BALLOT RECEIVED THAT (A) DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN, OR (B) THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, WILL NOT BE COUNTED.

8.	ALL BALLOTS MUST BE FULLY EXECUTED TO BE COUNTED. IF A BALLOT IS TO BE EXECUTED BY AN AUTHORIZED PARTY OTHER THAN AN OFFICER OR EMPLOYEE OF THE CREDITOR, SUFFICIENT EVIDENCE OF THE AUTHORIZED PARTY’S AUTHORITY TO EXECUTE THE BALLOT MUST BE INCLUDED WITH THE BALLOT.

Item 1. Vote. The undersigned, a holder of a Class 3 Secured Claim Against Noncontinuing Debtor Subsidiaries in the amount set forth below, votes to (check one box; if you fail to check one of the boxes below, but the ballot is otherwise properly completed and returned your ballot will not be counted):

☐	Accept the Plan.	☐	Reject the Plan.

     Voting Amount: $ __________

Item 2. Certifications and Acknowledgments. By signing this Ballot, the undersigned acknowledges and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Plan on behalf of the claimant. The undersigned understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Disclosure Statement. The undersigned understands that, if this Ballot is validly executed but does not indicate either acceptance or rejection of the Plan, this Ballot will not be counted. The undersigned acknowledges that any election made on this Ballot will be binding on its successors, heirs and assigns including, without limitation, any Transferee.

Name of Creditor (Please Print)

Social Security or Federal Tax I.D. No

Authorized Signature

Name of Signatory

If by Authorized Agent, Name and Title[1]

Street Address

City, State, Zip Code

Telephone Number

Date Completed

PLEASE RETURN YOUR BALLOT PROMPTLY.

THE NOTICE AND CLAIMS AGENT WILL NOT ACCEPT BALLOTS
BY FACSIMILE TRANSMISSION OR EMAIL.

IF YOU HAVE RECEIVED A DAMAGED BALLOT OR HAVE LOST
YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING
THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL
THE NOTICE AND CLAIMS AGENT, KURTZMAN CARSON CONSULTANTS LLC, AT
(866)381-9100, ext. 609.

     1 As indicated in the Instructions, evidence of authority must be included with this Ballot unless the signatory is an officer or employee of the entity that is the creditor.

CLASS 4 BALLOT

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re:	:	Chapter 11
:
NRG ENERGY, INC., et al.,	:	Case No. 03-13024 (PCB)
:
Debtors	:	(Jointly Administered)
:
x

BALLOT FOR ACCEPTING OR REJECTING THE
DEBTORS’ JOINT PLAN OF REORGANIZATION

CLASS 4: MISCELLANEOUS SECURED CLAIMS

THE VOTING DEADLINE TO ACCEPT OR REJECT THE
PLAN IS 5:00 P.M., EASTERN TIME, ON __________, 2003

This Ballot is submitted to you by NRG Energy, Inc. (“NRG”), NRG Power Marketing Inc., NRG Finance Company I LLC, NRGenerating Holdings (No. 23) B.V., and NRG Capital LLC, as debtors-in-possession (collectively, the “Debtors”) to solicit your vote to accept or reject the Debtors’ Second Amended Joint Plan of Reorganization (the “Plan”) described in the accompanying Third Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated July 2, 2003 (the “Disclosure Statement”). Capitalized terms used in this Ballot or the attached instructions that are not otherwise defined have the meanings given to them in the Definition Schedule annexed as Exhibit F to the Plan.

The Plan can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class who vote on the Plan and if the Plan otherwise satisfies the applicable requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court nonetheless may confirm the Plan if it finds that the Plan (a) provides fair and equitable treatment to, and does not unfairly discriminate against, the Class or Classes rejecting the Plan and (b) otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to NRG Balloting c/o Kurtzman Carson Consultants LLC, 5301 Beethoven Street, Suite 102, Los Angeles, California 90066-7066 so that it is received by the deadline indicated above.

IMPORTANT

     You should review the Disclosure Statement and the Plan before you vote. You may wish to seek legal advice concerning the Plan and the classification and treatment of your claim or claims under the Plan. Your Miscellaneous Secured Claims have been placed in Class 4 under the Plan. If you hold more than one claim against the Debtors, you will receive a Ballot for each claim you are entitled to vote.

VOTING DEADLINE 5:00 P.M. EASTERN TIME ON ________, 2003

     If your vote is not received by the Debtors’ Notice Claims Agent, Kurtzman Carson Consultants LLC (“KCC”), on or before the Voting Deadline and such deadline is not extended, your vote will not count as either an acceptance or rejection of the Plan.

     Ballots will not be accepted by facsimile transmission or electronic mail.

     If the Plan is confirmed by the Bankruptcy Court, it will be binding on you whether or not you vote.

PLEASE COMPLETE ITEMS 1 AND 2. IF NEITHER THE “ACCEPT” NOR “REJECT” BOX IS CHECKED IN ITEM 1, THIS BALLOT WILL NOT BE COUNTED.

HOW TO VOTE

1.	COMPLETE ITEM 1.

2.	REVIEW THE CERTIFICATIONS AND ACKNOWLEDGEMENTS IN ITEM 2.

3.	SIGN THE BALLOT.

4.	RETURN THE BALLOT BY MAIL (AN ENVELOPE ADDRESSED TO KCC IS ENCLOSED FOR YOUR CONVENIENCE), OVERNIGHT COURIER OR PERSONAL DELIVERY TO KURTZMAN CARSON CONSULTANTS LLC (SO THAT IT IS RECEIVED BY 5:00 P.M. EASTERN TIME ON ________, 2003) AT THE FOLLOWING ADDRESS:

NRG BALLOTING C/O KURTZMAN CARSON CONSULTANTS LLC 5301 BEETHOVEN STREET, SUITE 102 LOS ANGELES, CA 90066-7066

5.	BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED.

6.	YOU MUST VOTE THE FULL AMOUNT OF YOUR CONVENIENCE CLAIM REPRESENTED BY THIS BALLOT EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT YOUR VOTE.

7.	ANY EXECUTED BALLOT RECEIVED THAT (A) DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN, OR (B) THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, WILL NOT BE COUNTED.

8.	ALL BALLOTS MUST BE FULLY EXECUTED TO BE COUNTED. IF A BALLOT IS TO BE EXECUTED BY AN AUTHORIZED PARTY OTHER THAN AN OFFICER OR EMPLOYEE OF THE CREDITOR, SUFFICIENT EVIDENCE OF THE AUTHORIZED PARTY’S AUTHORITY TO EXECUTE THE BALLOT MUST BE INCLUDED WITH THE BALLOT.

Item 1. Vote. The undersigned, a holder of a Class 4 Miscellaneous Secured Claim against the Debtors in the amount set forth below, votes to (check one box; if you fail to check one of the boxes below, but the ballot is otherwise properly completed and returned your ballot will not be counted):

☐ Accept the Plan.	☐ Reject the Plan.

     Voting Amount: $ ___________

Item 2. Certifications and Acknowledgments. By signing this Ballot, the undersigned acknowledges and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Plan on behalf of the claimant. The undersigned understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Disclosure Statement. The undersigned understands that, if this Ballot is validly executed but does not indicate either acceptance or rejection of the Plan, this Ballot will not be counted. The undersigned acknowledges that any election made on this Ballot will be binding on its successors, heirs and assigns including, without limitation, any Transferee.

Name of Creditor (Please Print)

Social Security or Federal Tax I.D. No.

Authorized Signature

Name of Signatory

If by Authorized Agent, Name and Title[1]

Street Address

City, State, Zip Code

Telephone Number

Date Completed

PLEASE RETURN YOUR BALLOT PROMPTLY.

THE NOTICE AND CLAIMS AGENT WILL NOT ACCEPT BALLOTS
BY FACSIMILE TRANSMISSION OR EMAIL.

IF YOU HAVE RECEIVED A DAMAGED BALLOT OR HAVE LOST
YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING
THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL
THE NOTICE AND CLAIMS AGENT, KURTZMAN CARSON CONSULTANTS LLC, AT
(866) 381-9100, ext. 609.

[1] As indicated in the Instructions, evidence of authority must be included with this Ballot unless the signatory is an officer or employee of the entity that is the creditor.

CLASS 5 BALLOT
(FORM B)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re:		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:	Case No. 03-13024 (PCB)
:
	Debtors	:	(Jointly Administered)
:
x

BALLOT FOR ACCEPTING OR REJECTING THE
DEBTORS’ JOINT PLAN OF REORGANIZATION

CLASS 5: NRG UNSECURED CLAIMS

(CREDIT FACILITY CLAIMS: FOR USE BY LENDERS UNDER A CREDIT FACILITY)

THE VOTING DEADLINE TO ACCEPT OR REJECT THE
PLAN IS 5:00 P.M., EASTERN TIME, ON __________, 2003

This Ballot is submitted to you by NRG Energy, Inc. (“NRG”), NRG Power Marketing Inc., NRG Finance Company I LLC, NRGenerating Holdings (No. 23) B.V., and NRG Capital LLC, as debtors-in-possession (collectively, the “Debtors”) to solicit your vote to accept or reject the Debtors’ Second Amended Joint Plan of Reorganization (the “Plan”) described in the accompanying Third Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated July 2, 2003 (the “Disclosure Statement”). Capitalized terms used in this Ballot or the attached instructions that are not otherwise defined have the meanings given to them in the Definition Schedule annexed as Exhibit F to the Plan.

The Plan can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class who vote on the Plan and if the Plan otherwise satisfies the applicable requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court nonetheless may confirm the Plan if it finds that the Plan (a) provides fair and equitable treatment to, and does not unfairly discriminate against, the Class or Classes rejecting the Plan and (b) otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to Innisfree M&A Incorporated (“Innisfree”) Attention: NRG Ballot Tabulation, 501 Madison Avenue, 20th floor, New York, NY 10022 so that it is received by the deadline indicated above.

PLEASE READ THE ATTACHED VOTING INFORMATION AND
INSTRUCTIONS BEFORE COMPLETING THIS BALLOT.

PLEASE COMPLETE ITEMS 1, 2 AND 4, AND ITEM 3, IF DESIRED. IF NEITHER THE “ACCEPT” NOR “REJECT” BOX IS CHECKED IN ITEM 1, THIS BALLOT WILL NOT BE COUNTED.

Ballot # ____________

Item 1. Class Vote. The undersigned, a holder of a Class 5 NRG Finco Secured Revolver Recourse Claim, an NRG Unsecured Revolver Claim and/or an NRG Letter of Credit Claim (each, a “Credit Facility Claim”) against NRG in the amount set forth below, votes to (check one box; if you fail to check one of the boxes below, but the ballot is otherwise properly completed and returned your ballot will not be counted):

☐ Accept the Plan	☐ Reject the Plan.

Credit Facility	Principal Amount of Claim

NRG Unsecured Revolver:	$

NRG Letter of Credit Facility:	$

NRG Finco Secured Revolver:	$

(Insert full amount of NRG FinCo Secured Revolver Claim for purposes of this ballot. Innisfree will determine in consultation with the relevant agent the amount of your NRG FinCo Secured Revolver Recourse Claim)

Item 2. Release Election. The undersigned, a holder of a Class 5 NRG Unsecured Claim against NRG in the amount set forth in Item 1, elects to (check one box):

☐ Release (and receive your	☐ Not Release (and not
Pro Rata Share of Release-	receive your Pro Rata Share
Based Amount)	of Release-Based Amount)

the Released Parties from all NRG Released Causes of Action.

If you do not elect to release the Released Parties, you will not be entitled to your Pro Rata Share of the Release Based Amount under the Plan unless you are bound to the releases set forth in Section 9.3 of the Plan by a Final Order of the Bankruptcy Court. See Disclosure Statement, pp. __________; and Plan, pp.__________.

If you vote to elect to release the Released Parties, you are specifically consenting to (i) certain releases contained in the Plan, including releases of certain nondebtor entities, including, without limitation, Xcel Energy Inc. (“Xcel”) and any officer, director, employee, affiliate, agent or other party acting on behalf of Xcel or on behalf of an affiliate of Xcel (See Disclosure Statement, pp. __________; and Plan, Section 9.3) and (ii) receive only your Pro Rata Share of the Release-Based Amount in exchange for such release.

If you elect in any manner to release the Released Parties from all NRG Released Causes of Action on any Ballot you submit in connection with the Plan, you will have released the Released Parties from all NRG Released Causes of Action in connection with the Plan regardless of any contrary election on any other Ballot.

Item 3. Reallocation Election. Pursuant to Article V of the Plan, the undersigned has the option to participate in the Reallocation Procedures described fully in Section 5.1 of the Plan. By checking the boxes below the undersigned elects to participate in the Reallocation Procedures pursuant to the Terms indicated below. Please review carefully paragraph 5 of the attached “Voting Information and Instructions” before completing this section. Your failure to complete this section accurately and completely could result in your being unable to participate in the Reallocation Procedures.

ONLY COMPLETE THIS SECTION IF YOU WISH TO ALTER THE COMPOSITION
OF THE CONSIDERATION YOU WOULD OTHERWISE RECEIVE UNDER THE PLAN

Ballot # __________

Item 3 (a)

To contribute shares of New Common Stock and receive more Cash and New Senior Notes

☐	3(a)(i) I want to contribute my shares of New Common Stock to the reallocation liquidity pool at the standard rate of $22.25 per share.
OR
☐	3(a)(ii) I want to contribute my New Common Stock to the reallocation liquidity pool at a price per share BELOW the standard rate as indicated below (YOU MUST CHECK ONE OF THE BOXES BELOW IF YOU CHOOSE THIS OPTION):

☐ $16.00	☐ $18.00	☐ $20.00
☐ $16.25	☐ $18.25	☐ $20.25
☐ $16.50	☐ $18.50	☐ $20.50
☐ $16.75	☐ $18.75	☐ $20.75
☐ $17.00	☐ $19.00	☐ $21.00
☐ $17.25	☐ $19.25	☐ $21.25
☐ $17.50	☐ $19.50	☐ $21.50
☐ $17.75	☐ $19.75	☐ $21.75
☐ $22.00

OR

Item 3 (b)

To contribute Cash and New Senior Notes and receive additional shares of New Common Stock

I wish to contribute the following percentage of my CASH to the reallocation pool and receive as many additional shares as possible starting at the lowest price specified below the standard rate and continuing on up to a price equal to the standard rate (Check one of the boxes below):	I wish to contribute the following percentage of my NEW SENIOR NOTES to the reallocation pool and receive as many additional shares as possible starting at the lowest price specified below the standard rate and continuing on up to a price equal to the standard rate (Check one of the boxes below):

☐ 0%	☐ 0%
☐ 25%	☐ 25%
☐ 50%	☐ 50%
☐ 75%	☐ 75%
☐ 100%	☐ 100%

Ballot # __________

Item 4. Acknowledgments. By signing this Ballot, the undersigned acknowledges and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Plan on behalf of the claimant. The undersigned understands that, if this Ballot is validly executed but does not indicate either acceptance or rejection of the Plan, this Ballot will not be counted. The undersigned further acknowledges that any election made on this Ballot will be binding on its successors, heirs and assigns, including, without limitation, any Transferee. If the undersigned elected to make the Release Election in Item 2 or to participate in the Reallocation Procedures in accordance with Item 3, the undersigned also acknowledges that such election(s) is an irrevocable and legally binding obligation of the undersigned, as of the Voting Deadline pending approval and upon the Effective Date of the Plan.

Name of Beneficial Holder (Please Print)

Social Security or Federal Tax I.D. No.

Authorized Signature

Name of Signatory

If by Authorized Agent, Name and Title[1]

Street Address

City, State, Zip Code

Telephone Number

Date Completed

     1 As indicated in the Instructions, evidence of authority must be included with this Ballot unless the signatory is an officer or employee of the entity that is the creditor.

Ballot # __________

VOTING INFORMATION AND INSTRUCTIONS
FOR COMPLETING THE BALLOT

1.	In the boxes provided in Items 1 through 3 of the Ballot, please indicate (a) acceptance or rejection of the Plan and the amount of your claim, (b) whether you have elected to release the Released Parties, and (c) whether you have elected to participate in the Reallocation Election. Complete the Ballot by providing all the information requested and sign, date and return the Ballot.

Ballots must be received by Innisfree M&A Incorporated by 5:00 p.m., Eastern Time, on __________, 2003 (the “Voting Deadline”). If a Ballot is received after the Voting Deadline, it will not be counted. An envelope addressed to Innisfree is enclosed for your convenience. Ballots submitted by facsimile or e-mail will not be accepted.

2.	If you hold Claims in more than one voting Class under the Plan (e.g., NRG Unsecured Claims and PMI Unsecured Claims) or hold more than one type of Claim in Class 5 under the Plan (e.g., both as a holder of a claim voting hereunder and as the holder of another NRG Unsecured Claim in Class 5), you should receive a separate Ballot for each such Claim, coded by Class number and description, and a set of solicitation materials. You also should receive more than one Ballot if you hold multiple Credit Facility Claims. Each Ballot you receive is for voting only your Claim described on the Ballot. The attached Ballot is designated only for the voting Credit Facility Claims in Class 5. Please complete and return each Ballot you receive. An otherwise properly executed Ballot that attempts to partially accept and partially reject the Plan will not be counted.

3.	Vote to accept or reject the Plan in Item 1. If no box is checked in Item 1, but the ballot is otherwise properly completed and returned, your ballot will not be counted.

4.	Indicate in Item 2 whether you wish to release or not release the Released Parties, as more fully described in Item 2.

5.	You should only complete Item 3 if you wish to have the opportunity to alter the composition of Cash, New Common Stock and New Senior Notes you would otherwise receive under the Plan on account of your Claim(s) against the Debtors. Only those creditors who complete Item 3 will be eligible to have the opportunity to alter the composition of Cash, New Common Stock and New Senior Notes they receive under the Plan; however, depending upon the elections made by you and others, your composition may not change even if you elect to participate in the reallocation.

•	Complete Item 3(a) only if you wish to contribute the shares of New Common Stock you are entitled to receive under the Plan in exchange for additional Cash and New Senior Notes. If you wish to contribute your shares of New Common Stock at the “standard rate” of $22.25 per share, then check the box marked 3(a)(i). By doing so you will be agreeing to contribute each share of New Common Stock you would otherwise be entitled to receive under the Plan for $22.25 of consideration in the form of Cash or New Senior Notes (or some combination thereof). See Article V of the Plan for a description of the reallocation mechanics. Alternatively, you can contribute your shares of New Common Stock at a price below the $22.25 per share “standard rate” by checking the box marked 3(a)(ii) and then selecting from among the prices shown there the specific price below the “standard rate” at which you would be willing to contribute your shares of New Common Stock. Pursuant to Article V of the Plan, Cash and New Senior Notes will be reallocated starting with the LOWEST specified price per share for New Common Stock.

•	Complete Item 3(b) only if you wish to receive additional shares of New Common Stock by contributing some or all of the Cash and/or New Senior Notes you would otherwise be entitled to receive under the Plan. You must indicate the amount of Cash and New Senior Notes you wish to contribute to the reallocation pool in exchange for additional shares of New Common Stock by selecting from among the five percentages on each of the left- and right-hand side of Item 3(b).

•	Please note that you may only complete either Item 3(a) (if you wish to receive additional Cash and New Senior Notes) or Item 3(b) (if you wish to receive additional shares of New Common Stock). DO NOT COMPLETE BOTH ITEMS 3(a) and 3(b).

•	Your election to complete Item 3(a) or 3(b) will be counted irrespective of whether you vote to accept or reject the Plan.

Ballot # __________

•	Questions regarding the Reallocation Election in Item 3 should be directed to Innisfree M&A Incorporation at (877) 750-2689.

6.	All Ballots must be fully executed to be counted. If a Ballot is to be executed by an authorized party other than an officer or employee of the creditor, sufficient evidence of the authorized party’s authority to execute the Ballot must be included with the Ballot.

7.	The Ballot does not constitute and shall not be deemed a proof of Claim or equity interest or an assertion of a Claim or equity interest.

8.	If you cast more than one Ballot voting the same Claim prior to the Voting Deadline, the last Ballot received by Innisfree M&A Incorporated before the Voting Deadline will supersede any prior Ballots.

PLEASE RETURN YOUR BALLOT PROMPTLY.

INNISFREE WILL NOT ACCEPT BALLOTS
BY FACSIMILE TRANSMISSION OR EMAIL.

IF YOU HAVE RECEIVED A DAMAGED BALLOT OR HAVE
LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING
THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE CREDIT
FACILITY BALLOTING AGENT, INNISFREE M&A INCORPORATED AT (877) 750-2681

Ballot # __________

CLASS 5 BALLOT
(FORM A)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re:		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:	Case No. 03-13024 (PCB)
:
	Debtors	:	(Jointly Administered)
:
x

BALLOT FOR ACCEPTING OR REJECTING THE
DEBTORS’ JOINT PLAN OF REORGANIZATION

CLASS 5: NRG UNSECURED CLAIMS

(OTHER THAN CLAIMS HELD BY NOTEHOLDERS OR LENDERS UNDER A CREDIT FACILITY)

THE VOTING DEADLINE TO ACCEPT OR REJECT THE
PLAN IS 5:00 P.M., EASTERN TIME, ON __________, 2003

This Ballot is submitted to you by NRG Energy, Inc. (“NRG”), NRG Power Marketing Inc., NRG Finance Company I LLC, NRGenerating Holdings (No. 23) B.V., and NRG Capital LLC, as debtors-in-possession (collectively, the “Debtors”) to solicit your vote to accept or reject the Debtors’ Second Amended Joint Plan of Reorganization (the “Plan”) described in the accompanying Third Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated July 2, 2003 (the “Disclosure Statement”). Capitalized terms used in this Ballot or the attached instructions that are not otherwise defined have the meanings given to them in the Definition Schedule annexed as Exhibit F to the Plan.

The Plan can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class who vote on the Plan and if the Plan otherwise satisfies the applicable requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court nonetheless may confirm the Plan if it finds that the Plan (a) provides fair and equitable treatment to, and does not unfairly discriminate against, the Class or Classes rejecting the Plan and (b) otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to NRG Balloting c/o Kurtzman Carson Consultants LLC, 5301 Beethoven Street, Suite 102, Los Angeles, California 90066-7066 so that it is received by the deadline indicated above.

PLEASE READ THE ATTACHED VOTING INFORMATION AND
INSTRUCTIONS BEFORE COMPLETING THIS BALLOT.

PLEASE COMPLETE ITEMS 1, 2 AND 5, AND ITEMS 3 AND 4, IF DESIRED. IF NEITHER THE “ACCEPT” NOR “REJECT” BOX IS CHECKED IN ITEM 1, THIS BALLOT WILL NOT BE COUNTED.

Ballot # __________

Item 1. Class Vote. The undersigned, a holder of a Class 5 NRG Unsecured Claim (other than in the capacity of a Noteholder or a holder of an NRG Unsecured Revolver Claim, an NRG Finco Secured Revolver Recourse Claim, and/or an NRG Letter of Credit Claim each a “Credit Facility Claim”) against NRG in the amount set forth below, votes to (check one box; if you fail to check one of the boxes below, but the ballot is otherwise properly completed and returned your ballot will not be counted:

☐ Accept the Plan.	☐ Reject the Plan.

     Voting Amount: $ __________

Item 2. Release Election. The undersigned, a holder of a Class 5 NRG Unsecured Claim against NRG in the amount set forth in Item 1, elects to (check one box):

☐ Release (and receive your	☐ Not Release (and not
Pro Rata Share of Release-Based	receive your Pro Rata Share
Amount)	of Release-Based Amount)

the Released Parties from all NRG Released Causes of Action.

If you do not elect to release the Released Parties, you will not be entitled to your Pro Rata Share of the Release-Based Amount under the Plan unless you are bound to the releases set forth in Section 9.3 of the Plan by a Final Order of the Bankruptcy Court. See Disclosure Statement, pp. __________; and Plan, pp. .

If you vote to elect to release the Released Parties, you are specifically consenting to (i) certain releases contained in the Plan, including releases of certain nondebtor entities, including, without limitation, Xcel Energy Inc. (“Xcel”) and any officer, director, employee, affiliate, agent or other party acting on behalf of Xcel or on behalf of an affiliate of Xcel (See Disclosure Statement, pp. __________; and Plan, Section 9.3) and (ii) receive only your Pro Rata Share of the Release-Based Amount in exchange for such release.

If you elect in any manner to release the Released Parties from all NRG Released Causes of Action on any Ballot you submit in connection with the Plan (or if you elect Convenience Class Treatment below), you have released the Released Parties from all NRG Released Causes of Action in connection with the Plan regardless of any contrary election on any other Ballot.

Item 3. Voluntary Election For Convenience Claim Treatment. By checking the box below, the undersigned holder of an NRG Unsecured Claim in Class 5 elects to have its Class 5 NRG Unsecured Claim reduced to $50,000 (to the extent such Allowed Claim exceeds $50,000) and treated as a Convenience Claim under the Plan and to receive the treatment specified in Section 4.6 of the Plan, as well be as be deemed to have voted to accept the Plan (notwithstanding any contrary vote in Item 1). If the box below is not checked, such holder’s NRG Unsecured Claim will receive the treatment specified in Section 4.9 of the Plan.

☐ Elect Convenience Class Treatment

If you make the Convenience Class Treatment election, you are specifically agreeing to release the Released Parties from all NRG Released Causes of Action, which involves releases of certain nondebtor entities, including, without limitation, Xcel Energy Inc. (“Xcel”) and any officer, director, employee, affiliate, agent or other party acting on behalf of Xcel or on behalf of an affiliate of Xcel. See Disclosure Statement, pp. __________; and Plan, Section 9.3.

If the validity or amount of your Class 5 NRG Unsecured Claim is in dispute, you have been provided this Ballot to preserve your ability to elect Convenience Class Treatment. Unsecured Claims equal to or less than $50,000 are automatically treated as Convenience Claims regardless of any election made on this Ballot and will have released the Released Parties. If you make the Convenience Class Treatment election, please proceed to Item 5, you will not receive Shares of New Common Stock or New Senior Notes, in addition you will not receive a share of the Release-Based Amount and are not eligible to make the Reallocation Election in Item 4.

Ballot # __________

Item 4. Reallocation Election. Pursuant to Article V of the Plan, the undersigned has the option to participate in the Reallocation Procedures described fully in Section 5.1 of the Plan. By checking the boxes below the undersigned elects to participate in the Reallocation Procedures pursuant to the terms indicated below. Please review carefully paragraph 6 of the attached “Voting Information and Instructions” before completing this section. Your failure to complete this section accurately and completely could result in your being unable to participate in the Reallocation Procedures.

ONLY COMPLETE THIS SECTION IF YOU WISH TO ALTER THE COMPOSITION
OF THE CONSIDERATION YOU WOULD OTHERWISE RECEIVE UNDER THE PLAN

Item 4 (a)

To contribute shares of New Common Stock and receive more Cash and New Senior Notes

☐	4(a)(i) I want to contribute my shares of New Common Stock to the reallocation liquidity pool at the standard rate of $22.25 per share.
                    OR
☐	4(a)(ii) I want to contribute my New Common Stock to the reallocation liquidity pool at a price per share BELOW the standard rate as indicated below (YOU MUST CHECK ONE OF THE BOXES BELOW IF YOU CHOOSE THIS OPTION):

☐	$16.00	☐	$18.00	☐	$20.00
☐	$16.25	☐	$18.25	☐	$20.25
☐	$16.50	☐	$18.50	☐	$20.50
☐	$16.75	☐	$18.75	☐	$20.75
☐	$17.00	☐	$19.00	☐	$21.00
☐	$17.25	☐	$19.25	☐	$21.25
☐	$17.50	☐	$19.50	☐	$21.50
☐	$17.75	☐	$19.75	☐	$21.75
				☐	$22.00

OR

Item 4 (b)

To contribute Cash and New Senior Notes and receive additional shares of New Common Stock

I wish to contribute the following percentage of my CASH to the reallocation pool and receive as many additional shares as possible starting at the lowest price specified below the standard rate and continuing on up to a price equal to the standard rate (Check one of the boxes below):	I wish to contribute the following percentage of my NEW SENIOR NOTES to the reallocation pool and receive as many additional shares as possible starting at the lowest price specified below the standard rate and continuing on up to a price equal to the standard rate (Check one of the boxes below):

☐ 0%	☐ 0%
☐ 25%	☐ 25%
☐ 50%	☐ 50%
☐ 75%	☐ 75%
☐ 100%	☐ 100%

Item 5. Acknowledgments. By signing this Ballot, the undersigned acknowledges and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Plan on behalf of the claimant. The undersigned understands that, if this Ballot is validly executed but does not indicate either acceptance or rejection of the Plan, this Ballot will be counted as having been cast as an acceptance of the Plan. The undersigned acknowledges that any election made on this Ballot will be binding on its successors, heirs and assigns including, without limitation, any Transferee. The undersigned further acknowledges that by electing Convenience Class Treatment in Item 3, the undersigned agrees, among other things, to release the NRG Released Causes of Action against the Released Parties, including, without limitation, the Xcel Released Parties. If the undersigned elected to (i) reduce its claim in accordance with Item 3, (ii) make the Release Election in Item 2 or (iii) participate in the Reallocation Procedures, the undersigned acknowledges that such election(s) is an irrevocable and

Ballot # __________

legally binding obligation of the undersigned, as of the Voting Deadline pending approval and upon the Effective Date of the Plan.

Name of Creditor (Please Print)

Social Security or Federal Tax I.D. No.

Authorized Signature

Name of Signatory

If by Authorized Agent, Name and Title[1]

Street Address

City, State, Zip Code

Telephone Number

Date Completed

     1 As indicated in the Instructions, evidence of authority must be included with this Ballot unless the signatory is an officer or employee of the entity that is the creditor.

Ballot # __________

VOTING INFORMATION AND INSTRUCTIONS
FOR COMPLETING THE BALLOT

1.	In the boxes provided in Items 1 - 4 of the Ballot, please indicate (a) acceptance or rejection of the Plan and the amount of your claim (b) whether you have elected to release the Released Parties, (c) whether you elect Convenience Class Treatment in accordance with Section 4.6 of the Plan (see Instruction 3 below) and (d) if you have not elected Convenience Class treatment, whether you have elected to participate in the Reallocation Election. Complete the Ballot by providing all the information requested and sign, date and return the Ballot by mail, overnight courier or personal delivery to Kurtzman Carson Consultants LLC (the “Notice and Claims Agent”) at the following address:

NRG Balloting
c/o Kurtzman Carson Consultants LLC
5301 Beethoven Street, Suite 102
Los Angeles, California 90066-7066

Ballots must be received by the Notice and Claims Agent by 5:00 p.m., Eastern Time, on , 2003 (the “Voting Deadline”). If a Ballot is received after the Voting Deadline, it will not be counted. An envelope addressed to the Notice and Claims Agent is enclosed for your convenience. Ballots submitted by facsimile or e-mail will not be accepted.

2.	If you hold Claims in more than one voting Class under the Plan (e.g., NRG Unsecured Claims and PMI Unsecured Claims) or hold more than one type of Claim in Class 5 under the Plan (e.g., both as a Noteholder as the holder of another NRG Unsecured Claim in Class 5), you should receive a separate Ballot for each such Claim, coded by Class number and description, and a set of solicitation materials. Each Ballot you receive is for voting only your Claim described on the Ballot. The attached Ballot is designated only for the voting NRG Unsecured Claims in Class 5 (other than Note Claims and NRG Credit Facility Claims). Please complete and return each Ballot you receive. An otherwise properly executed Ballot that attempts to partially accept and partially reject the Plan will not be counted.

3.	Vote to accept or reject the Plan in Item 1. If no box is checked in Item 1, but the ballot is otherwise properly completed and returned, your ballot will not be counted.

4.	Indicate in Item 2 whether you wish to release or not release the Released Parties, as more fully described in Item 2.

5.	If the Claim you are voting on the Ballot is greater than $50,000 and you wish to reduce your claim to $50,000 (to the extent such Allowed Claim exceeds $50,000) and receive treatment of that claim as a Convenience Claim, you must check the box to elect Convenience Class treatment in Item 3 of the Ballot. If the election in Item 3 is not made, the claim will be treated as an NRG Unsecured Claim in accordance with Section 4.9 of the Plan The election for Convenience Claim treatment operates as follows:

a.	Each general unsecured creditor holding an allowed NRG Unsecured Claim in excess of $50,000 that otherwise would be classified in Class 5 under the Plan (excluding any Note Claims and NRG Credit Facility Claims) may elect to reduce the amount of such Unsecured Claim to $50,000 and receive, in satisfaction of such Unsecured Claim, $50,000 in cash pursuant to Section 4.6 of the Plan.

b.	Note Claims and NRG Credit Facility Claims are not eligible for Convenience Class Treatment.

If you elect Convenience Class Treatment in Item 3 of the Ballot you are specifically agreeing to release the Released Parties from all NRG Released Causes of Action, which includes releases of certain nondebtor entities, including, without limitation, Xcel and any officer, director, employee, affiliate, agent or other party acting on behalf of Xcel or an affiliate of Xcel. See Disclosure Statement, pp. __________; Plan, Section 9.3

If the validity or amount of your Class 5 NRG Unsecured Claim is in dispute, you have been provided this Ballot to preserve your ability to elect Convenience Class Treatment. Unsecured Claims equal to or less than $50,000 are automatically treated as Convenience Claims regardless of any election made on this Ballot and will be deemed to have released the Released Parties.

6.	You should only complete Item 4 if you wish to have the opportunity to alter the composition of Cash, New Common Stock and New Senior Notes you would otherwise receive under the Plan on account of your Claim(s) against the Debtors. Only those creditors who complete Item 4 will be eligible to have the opportunity to alter

Ballot # __________

the composition of Cash, New Common Stock and New Senior Notes they receive under the Plan; however, depending upon the elections made by you and others, your composition may not change even if you elect to participate in the reallocation.

•	Complete Item 4(a) only if you wish to contribute the shares of New Common Stock you are entitled to receive under the Plan in exchange for additional Cash and New Senior Notes. If you wish to contribute your shares of New Common Stock at the “standard rate” of $22.25 per share, then check the box marked 4(a)(i). By doing so you will be agreeing to contribute each share of New Common Stock you would otherwise be entitled to receive under the Plan for $22.25 of consideration in the form of Cash or New Senior Notes (or some combination thereof). See Article V of the Plan for a description of the reallocation mechanics. Alternatively, you can contribute your shares of New Common Stock at a price below the $22.25 per share “standard rate” by checking the box marked 4(a)(ii) and then selecting from among the prices shown there the specific price below the “standard rate” at which you would be willing to contribute your shares of New Common Stock. Pursuant to Article V of the Plan, Cash and New Senior Notes will be reallocated starting with the LOWEST specified price per share for New Common Stock.

•	Complete Item 4(b) only if you wish to receive additional shares of New Common Stock by contributing some or all of the Cash and/or New Senior Notes you would otherwise be entitled to receive under the Plan. You must indicate the amount of Cash and New Senior Notes you wish to contribute to the reallocation pool in exchange for additional shares of New Common Stock by selecting from among the five percentages on each of the left- and right-hand side of Item 4(b).

•	Please note that you may only complete either Item 4(a) (if you wish to receive additional Cash and New Senior Notes) or item 4(b) (if you wish to receive additional shares of New Common Stock). DO NOT COMPLETE BOTH ITEMS 4(a) and 4(b).

•	If you check the box in both Items 4(a) and 4(b) you will be deemed to not have made the Reallocation Election. In addition if you are not eligible to participate in the Reallocation Election according to the Plan, you will be deemed to not have made the Reallocation Election.

•	Your election to complete Item 4(a) or 4(b) will be counted irrespective of whether you vote to accept or reject the Plan.

•	Questions regarding the Reallocation Election in Item 4 should be directed to Kurtzman Carson Consultants LLC at (866) 381-9100, ext. 609.

7.	All Ballots must be fully executed to be counted. If a Ballot is to be executed by an authorized party other than an officer or employee of the creditor, sufficient evidence of the authorized party’s authority to execute the Ballot must be included with the Ballot.

8.	The Ballot does not constitute and will not be deemed a proof of Claim or equity interest or an assertion of a Claim or equity interest.

9.	If you cast more than one Ballot voting the same Claim prior to the Voting Deadline, the last Ballot received by the Notice and Claims Agent before the Voting Deadline will supersede any prior Ballots.

PLEASE RETURN YOUR BALLOT PROMPTLY.

THE NOTICE AND CLAIMS AGENT WILL NOT ACCEPT BALLOTS
BY FACSIMILE TRANSMISSION OR EMAIL.

IF YOU HAVE RECEIVED A DAMAGED BALLOT OR HAVE LOST
YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING
THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL
THE NOTICE AND CLAIMS AGENT, KURTZMAN CARSON CONSULTANTS LLC, AT (866) 381-9100, ext. 609.

Ballot # __________

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re:		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:	Case No. 03-13024 (PCB)
:
	Debtors	:	(Jointly Administered)
:
x

BALLOT FOR ACCEPTING OR REJECTING THE
DEBTORS’ JOINT PLAN OF REORGANIZATION

CLASS 5: NRG UNSECURED CLAIMS

(NOTE CLAIMS: FOR USE BY BENEFICIAL OWNERS
OF NRG ENERGY, INC. %_____ NOTES DUE __________ 20__)

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M., EASTERN TIME, ON __________, 2003

PLEASE ALLOW SUFFICIENT TIME FOR YOUR INSTRUCTIONS TO REACH YOUR NOMINEE AND YOUR NOMINEE TO SUBMIT AND PROCESS THE MASTER BALLOT BEFORE THE VOTING DEADLINE

This Ballot is submitted to you by NRG Energy, Inc. (“NRG”), NRG Power Marketing Inc., NRG Finance Company I LLC, NRGenerating Holdings (No. 23) B.V., and NRG Capital LLC, as debtors-in-possession (collectively, the “Debtors”) to solicit your vote to accept or reject the Debtors’ Second Amended Joint Plan of Reorganization (the “Plan”) described in the accompanying Third Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated July 2, 2003 (the “Disclosure Statement”). If you are, as of the Voting Record Date, a beneficial owner of Notes issued by NRG listed below, please use this Ballot to cast your vote to accept or reject the Plan. You may receive more than one Ballot. You should complete and submit every Ballot you receive. Capitalized terms used in this Ballot or the attached instructions that are not otherwise defined have the meanings given to them in the Definition Schedule annexed as Exhibit F to the Plan.

The Plan can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class who vote on the Plan and if the Plan otherwise satisfies the applicable requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court nonetheless may confirm the Plan if it finds that the Plan (a) provides fair and equitable treatment to, and does not unfairly discriminate against, the Class or Classes rejecting the Plan and (b) otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. The Voting Deadline is __________, 2003. Your bank, brokerage firm, or other nominee (the “Nominee”) must cast your vote on your behalf on a Master Ballot prior to the Voting Deadline. Please allow sufficient time for your ballot to reach your Nominee.

THIS BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER
THAN TO VOTE TO ACCEPT OR REJECT THE PLAN AND TO MAKE THE OTHER ELECTIONS SET
FORTH HEREIN.

PLEASE READ THE ATTACHED VOTING INFORMATION AND
INSTRUCTIONS BEFORE COMPLETING THIS BALLOT.

PLEASE COMPLETE ITEMS 1, 2, 3, 5 AND 6, AND ITEM 4, IF DESIRED. IF NEITHER THE “ACCEPT” NOR “REJECT” BOX IS CHECKED IN ITEM 2, THIS BALLOT WILL NOT BE COUNTED.

Ballot # __________

Item 1. Voting Classification and Amount. The undersigned, holder(s) of a Note Claim(s) in Class 5 under the Plan, is (are) the beneficial owner(s) of the Notes listed below in an account maintained with the Nominee (i.e., the broker, bank, dealer or other agent or Nominee) from which the undersigned received this Ballot in the aggregate unpaid principal amount of:

$

Item 2. Class Vote. The undersigned, a holder of a Class 5 NRG Unsecured Claim against NRG in the amount set forth in Item 1, votes to (check one box; if you fail to check one of the boxes below, but the ballot is otherwise properly completed and returned your ballot will not be counted):

☐	Accept the Plan.	☐	Reject the Plan.

Item 3. Release Election. The undersigned, a holder of a Class 5 NRG Unsecured Claim against NRG in the amount set forth in Item 1, elects to (check one box):

☐ Release (and receive your	☐ Not Release (and not receive
Pro Rata Share of Release-	your Pro Rata Share of Release-
Based Amount)	Based Amount)

the Released Parties from all NRG Released Causes of Action.

If you do not elect to release the Released Parties, you will not be entitled to your Pro Rata Share of the Release-Based Amount under the Plan unless you are bound to the releases set forth in Section 9.3 of the Plan by a Final Order of the Bankruptcy Court. See Disclosure Statement, pp. __________; and Plan, pp. __________.

If you vote to elect to release the Released Parties, you are specifically consenting to (i) certain releases contained in the Plan, including releases of certain nondebtor entities, including, without limitation, Xcel Energy Inc. (“Xcel”) and any officer, director, employee, affiliate, agent or other party acting on behalf of Xcel or on behalf of an affiliate of Xcel (See Disclosure Statement, pp. __________; and Plan, Section 9.3) and (ii) receive only your Pro Rata Share of the Release-Based Amount in exchange for such release. In addition, if you elect to release the Released Parties, you are authorizing your bank, brokerage firm, or other Nominee to provide a copy of this Beneficial Owner Ballot to Innisfree M&A Incorporated (the Debtors’ balloting agent for the Notes), and Xcel and its agents. If you elect to release the Released Parties, such election will only be valid if your bank, brokerage firm, or other Nominee (1) casts a properly completed Master Ballot reflecting such release, (2) provides a copy of this Beneficial Owner Ballot with such Master Ballot, and (3) takes any other steps with respect to tendering the underlying Notes through The Depository Trust Company or otherwise, as may be required.

If you elect in any manner to release the Released Parties from all NRG Released Causes of Action on any Ballot you submit in connection with the Plan, you have released the Released Parties from all NRG Released Causes of Action in connection with the Plan regardless of any contrary election on any other Ballot.

Ballot # __________

Item 4. Reallocation Election. Pursuant to Article V of the Plan, the undersigned has the option to participate in the Reallocation Procedures described fully in Section 5.1 of the Plan. By checking the boxes below the undersigned elects to participate in the Reallocation Procedures pursuant to the terms indicated below. Please review carefully paragraph 5 of the attached “Voting Information and Instructions” before completing this section. Your failure to complete this section accurately and completely could result in your being unable to participate in the Reallocation Procedures.

ONLY COMPLETE THIS SECTION IF YOU WISH TO ALTER THE COMPOSITION OF THE CONSIDERATION YOU WOULD OTHERWISE RECEIVE UNDER THE PLAN

Item 4 (a)

To contribute shares of New Common Stock and receive more Cash and New Senior Notes

☐	4(a)(i) I want to contribute my shares of New Common Stock to the reallocation liquidity pool at the standard rate of $22.25 per share.
			OR
☐	4(a)(ii) I want to contribute my New Common Stock to the reallocation liquidity pool at a price per share BELOW the standard rate as indicated below (YOU MUST CHECK ONE OF THE BOXES BELOW IF YOU CHOOSE THIS OPTION):

	☐	$16.00		☐	$18.00	☐	$20.00
	☐	$16.25		☐	$18.25	☐	$20.25
	☐	$16.50		☐	$18.50	☐	$20.50
	☐	$16.75		☐	$18.75	☐	$20.75
	☐	$17.00		☐	$19.00	☐	$21.00
	☐	$17.25		☐	$19.25	☐	$21.25
	☐	$17.50		☐	$19.50	☐	$21.50
	☐	$17.75		☐	$19.75	☐	$21.75
						☐	$22.00

OR

Item 4 (b)

To contribute Cash and New Senior Notes and receive additional shares of New Common Stock

I wish to contribute the following percentage of my CASH to the reallocation pool and receive as many additional shares as possible starting at the lowest price specified below the standard rate and continuing on up to a price equal to the standard rate (Check one of the boxes below):		I wish to contribute the following percentage of my NEW SENIOR NOTES to the reallocation pool and receive as many additional shares as possible starting at the lowest price specified below the standard rate and continuing on up to a price equal to the standard rate (Check one of the boxes below):

☐	0%	☐	0%
☐	25%	☐	25%
☐	50%	☐	50%
☐	75%	☐	75%
☐	100%	☐	100%

Ballot # __________

Item 5. Certification Regarding Votes Cast on Other Ballots in Respect of Note Claims in Class 5 Under the Plan. If the beneficial owner(s) on behalf of which this Ballot is being cast has cast other Ballots on account of the beneficial ownership of any Notes in this series the undersigned certifies that those other Ballots have been voted in the same manner as this Ballot (i.e., either to accept or reject the Plan). The undersigned further certifies that the requisite information regarding any other Ballots cast by the Beneficial Owner has been included in the table below (or on additional sheets attached hereto). Do not include in the following tables information relating to Claims being voted on this Ballot. Only information relating to other Ballots cast by the Beneficial Owner should be identified in this Item 5. Please attach additional sheets if necessary.

FILL IN TABLE BELOW ONLY IF YOU HAVE VOTED OR ARE VOTING
CLASS 5 BALLOTS OTHER THAN THIS BALLOT

Other Ballots Cast With Respect to Note Claims

Notes Issue
		Bank, Broker or Other Nominee	Principal	(Maturity and
	Customer Account Number(s)	Through Which	Amount of Notes	Coupon or CUSIP
	(if applicable)	the Notes Are Held	Voted	Number)[1]

1.
2.
3.

Item 6. Acknowledgments. By signing this Ballot, the undersigned acknowledge(s) and certifies (certify) that the undersigned is (are) the Beneficial Owner(s) of the Notes voted on this Ballot or otherwise has (have) full power and authority to vote to accept or reject the Plan as indicated on this Ballot on behalf of the Beneficial Owner(s). The undersigned understand(s) that, if this Ballot is validly executed but does not indicate either acceptance or rejection of the Plan, this Ballot will not be counted; all other Ballot elections will be counted as they appear on the Ballot. The undersigned further acknowledges that any election made on this Ballot will be binding on successors, heirs and assigns, including, without limitation, any Transferee. If the undersigned elected to make the Release Election in Item 3 or to participate in the Reallocation Procedures in accordance with Item 4, the undersigned also acknowledges that such election(s) is an irrevocable and legally binding obligation of the undersigned as of the Voting Deadline pending approval and upon the effective date of the Plan and that a copy of this Ballot will be transmitted with the Nominees’s Master Ballot for review by the Notes Balloting Agent, the Debtors and Xcel and its agents. If the undersigned elected in any manner to make the Release Election in Item 3 or to participate in the Reallocation Procedures in accordance with Item 4 the undersigned is authorizing its Nominee to tender its Notes. Only your Nominee can vote and make the other elections indicated herein on your behalf. As indicated above, the Reallocation Election and Release Election will not be effective unless the Nominee timely and properly submits the applicable Master Ballot and, in the case of the Release Election, this Ballot.

If the Note Claims voted herein are held by more than one Beneficial Owner, all such Beneficial Owners must sign below. Please attach additional signature sheets if more than one Beneficial Owner is voting by means of this Ballot.

Name of Beneficial Holder (Please Print)

Social Security or Federal Tax I.D. No.

Authorized Signature

[1] For your convenience a list of Notes is attached as Exhibit A hereto.

Ballot # __________

Name of Signatory

If by Authorized Agent, Name and Title[2]

Name of Institution

Street Address

City, State, Zip Code

Telephone Number

Date Completed

[2] As indicated in the Instructions, evidence of authority must be included with this Ballot unless the signatory is an officer or employee of the entity that is the creditor.

Ballot # __________

Exhibit A

Issuance	Issue Amount	Indenture Date	Maturity	CUSIP No.

6.750% Senior Notes	$340 million	March 13, 2001; July 16, 2001	July 15, 2006
7.500% Senior Notes	$250 million	June 1, 1997	June 15, 2007
7.500% Senior Notes	$300 million	May 25, 1999	June 1, 2009
7.625% Senior Notes	$125 million	January 21, 1996	February 1, 2006
7.750% Senior Notes	$350 million	March 13, 2001; April 5, 2001	April 1, 2011
7.970% Senior Notes (ROARS)	$233 million	March 20, 2000	March 15, 2020
8.000% Senior Notes (ROARS)	$240 million	November 8, 1999	November 1, 2013
8.250% Senior Notes	$350 million	September 11, 2000.	September 15, 2010
8.625% Senior Notes	$500 million	March 13, 2001; April 5, 2001; July 16, 2001	April 1, 2031
6.500% Equity Unit Bond	$287.5 million	March 13, 2001	May 16, 2006
8.700% Senior Notes (issued in connection with a certain debt and derivative transaction to synthetically issue £160 million debt)	$250 million	March 20, 2000	March 15, 2005

Ballot # __________

VOTING INFORMATION AND INSTRUCTIONS
FOR COMPLETING THE BALLOT

1.	In the boxes provided in Items 1,2 and 3 of the Ballot, please indicate (a) the amount of your notes and the other information referenced in Item 1 (if applicable), (b) acceptance or rejection of the Plan and (c) whether you have elected to release the Released Parties. If you wish to make a Reallocation Election, please do so in Item 4. Complete the Ballot by providing all the information requested and sign, date and return the Ballot in the envelope enclosed.

The Master Ballot cast on your behalf by your bank, brokerage firm, or Nominee must be received by Innisfree M&A Incorporated (the “Notes Balloting Agent”) by 5:00 p.m., Eastern Time, on __________, 2003 (the “Voting Deadline”). Please be sure your Nominee receives your Ballot in sufficient time to prepare a Master Ballot. If the Master Ballot is received after the Voting Deadline, it will not be counted.

Please allow sufficient time for your Nominee to prepare and submit the Master Ballot to Innisfree before the Voting Deadline.

2.	If you hold Claims in more than one voting Class under the Plan (e.g., NRG Unsecured Claims and PMI Unsecured Claims) or hold more than one type of Claim in Class 5 under the Plan (e.g., both as a Noteholder and as the holder of another NRG Unsecured Claim in Class 5), you should receive a separate Ballot for each such Claim, coded by Class number and description, and a set of solicitation materials. You also should receive more than one Ballot if you are a Noteholder and beneficially own the relevant Notes in street name through more than one Nominee (i.e., a broker, bank, dealer or other agent or Nominee) or if you are a Noteholder and beneficially own some Notes in street name and some Notes in your own name. Each Ballot you receive is for voting only your Claim described on that Ballot. The attached Ballot is designated only for the voting of Note Claims by beneficial owners of Notes held in street name through a Nominee. Please complete and return each Ballot you receive. An otherwise properly executed Ballot that attempts to partially accept and partially reject the Plan or that does not indicate accept or reject will not be counted.

3.	Vote to accept or reject the Plan in Item 2. If no box is checked in Item 2, but the ballot is otherwise properly completed and returned, your ballot will not be counted.

4.	Indicate in Item 3 whether you wish to release or not release the released parties, as more fully described in Item 3. If you check the box to release the released parties you are authorizing your Nominee bank, brokerage firm, or other Nominee to provide a copy of your Beneficial Owner Ballot to Innisfree M&A Incorporated, the Debtors, Xcel and its agents.

5.	You should only complete item 4 if you wish to have the opportunity to alter the composition of Cash, New Common Stock and New Senior Notes you would otherwise receive under the Plan on account of your Claim(s) against the Debtors. Only those creditors who complete Item 4 will be eligible to have the opportunity to alter the composition of Cash, New Common Stock and New Senior Notes they receive under the Plan; however, depending upon the elections made by you and others, your composition may not change even if you elect to participate in the reallocation.

•	Complete Item 4(a) only if you wish to contribute the shares of New Common Stock you are entitled to receive under the Plan in exchange for additional Cash and New Senior Notes. If you wish to contribute your shares of New Common Stock at the “standard rate” of $22.25 per share, then check the box marked 4(a)(i). By doing so you will be agreeing to contribute each share of New Common Stock you would otherwise be entitled to receive under the Plan for $22.25 of consideration in the form of Cash or New Senior Notes (or some combination thereof). See Article V of the Plan for a description of the reallocation mechanics. Alternatively, you can contribute your shares of New Common Stock at a price below the $22.25 per share “standard rate” by checking the box marked 4(a)(ii) and then selecting from among the prices shown there the specific price below the “standard rate” at which you would be willing to contribute your shares of New Common Stock. Pursuant to Article V of the Plan, Cash and New Senior Notes will be reallocated starting with the LOWEST specified price per share for New Common Stock.

•	Complete Item 4(b) only if you wish to receive additional shares of New Common Stock by contributing some or all of the Cash and/or New Senior Notes you would otherwise be entitled to receive under the Plan. You must indicate the amount of Cash and/or New Senior Notes you wish to contribute to the reallocation pool in exchange for additional shares of New Common Stock by selecting from among the five percentages on each of the left- and right-hand side of Item 4(b).

Ballot # __________

•	Please note that you may only complete either Item 4(a) (if you wish to receive additional Cash and New Senior Notes) or Item 4(b) (if you wish to receive additional shares of New Common Stock). DO NOT COMPLETE BOTH ITEMS 4(a) and 4(b).

•	Your election to complete Item 4(a) or 4(b) will be counted irrespective of whether you vote to accept or reject the Plan.

•	Questions regarding the Reallocation Election in Item 4 should be directed to Innisfree M&A Incorporated at (877) 750-2689.

6.	If you have cast additional Ballots for Class 5 Claims, you must complete Item 5. With respect to any additional Ballots voted, please provide the following with respect to other Note Claims: (i) your account number under which such Notes are held; (ii) the name of the broker, bank, dealer or other agent or Nominee holding the account, if applicable; and (iii) the aggregate principal amount of Notes by account and (iv) the relevant Note issue; one line should be used to identify each such separate account or Claim. Do not include in Item 5 information relating to the Claims being voted on this Ballot in Item 2. Only information relating to other Notes voted in Class 5 should be included in Item 5.

7.	All Ballots must be fully executed to be counted. If a Ballot is to be executed by an authorized party other than an officer or employee of the Beneficial Owner, sufficient evidence of the authorized party’s authority to execute the Ballot must be included with the Ballot. Such authorization must evidence authority to execute the Ballot on behalf of the Beneficial Owner, and, in any case, the name of the Beneficial Owner must be listed in Item 5 and on the first line of the signature page of the Ballot.

8.	The attached Ballot may only be used to vote to accept or reject the Plan, make the Release Election and participate in the Reallocation Procedures.

9.	The Ballot does not constitute and shall not be deemed a proof of Claim or equity interest or an assertion of a Claim or equity interest.

10.	If multiple Ballots are received from or on behalf of an individual holder of a claim with respect to the same claim prior to the Voting Deadline, the last Ballot timely received will supercede any prior Ballots.

THE VOTING DEADLINE IS __________, 2003. YOUR BANK, BROKERAGE FIRM, OR OTHER NOMINEE MUST CAST YOUR VOTE ON YOUR BEHALF ON A MASTER BALLOT PRIOR TO THE VOTING DEADLINE. PLEASE ALLOW SUFFICIENT TIME FOR YOUR BALLOT TO REACH AND BE PROCESSED BY YOUR NOMINEE.

PLEASE RETURN YOUR BALLOT PROMPTLY TO THE NOMINEE AS SPECIFIED.

PLEASE DO NOT RETURN THE BALLOT TO THE NOTES BALLOTING AGENT.

IF YOU HAVE RECEIVED A DAMAGED BALLOT OR HAVE LOST YOUR BALLOT,
OR IF YOU HAVE ANY QUESTIONS CONCERNING THIS BALLOT OR
THE VOTING PROCEDURES, PLEASE CALL THE NOTES BALLOTING AGENT, INNISFREE M&A
INCORPORATED, AT (877) 750-2689.

Ballot # __________

CLASS 6 BALLOT

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
NRG ENERGY, INC., et al.,	:	Case No. 03-13024 (PCB)
:
Debtors	:	(Jointly Administered)
:
x

BALLOT FOR ACCEPTING OR REJECTING THE
DEBTORS’ JOINT PLAN OF REORGANIZATION

CLASS 6: PMI UNSECURED CLAIMS

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M., EASTERN TIME, ON __________, 2003

This Ballot is submitted to you by NRG Energy, Inc. (“NRG”), NRG Power Marketing Inc., NRG Finance Company I LLC, NRGenerating Holdings (No. 23) B.V., and NRG Capital LLC, as debtors-in-possession (collectively, the “Debtors”) to solicit your vote to accept or reject the Debtors’ Second Amended Joint Plan of Reorganization (the “Plan”) described in the accompanying Third Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated July 2, 2003 (the “Disclosure Statement”). Capitalized terms used in this Ballot or the attached instructions that are not otherwise defined have the meanings given to them in the Definition Schedule annexed as Exhibit F to the Plan.

The Plan can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of the Claims in each impaired Class who vote on the Plan and if the Plan otherwise satisfies the applicable requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court nonetheless may confirm the Plan if it finds that the Plan (a) provides fair and equitable treatment to, and does not unfairly discriminate against, the Class or Classes rejecting the Plan and (b) otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code. To have your vote counted, you must complete, sign and return this Ballot to NRG Balloting c/o Kurtzman Carson Consultants LLC, 5301 Beethoven Street, Suite 102, Los Angeles, California 90066-7066 so that it is received by the deadline indicated above.

PLEASE READ THE ATTACHED VOTING INFORMATION AND
INSTRUCTIONS BEFORE COMPLETING THIS BALLOT.

PLEASE COMPLETE ITEMS 1 AND 4, AND ITEMS 2 AND 3, IF DESIRED. IF NEITHER THE “ACCEPT” NOR
“REJECT” BOX IS CHECKED IN ITEM 1, THIS BALLOT WILL NOT BE COUNTED.

Ballot # __________

Item 1. Class Vote. The undersigned, a holder of a Class 6 PMI Unsecured Claim against NRG in the amount set forth below, votes to (check one box; if you fail to check one of the boxes below, but the ballot is otherwise properly completed and returned your ballot will not be counted):

☐ Accept the Plan.	☐ Reject the Plan.

Voting Amount: $ __________

Item 2. Voluntary Election For Convenience Claim Treatment. By checking the box below, the undersigned holder of a Class 6 PMI Unsecured Claim elects to have its Class 6 PMI Secured Claim reduced to $50,000 (to the extent such Allowed Claim exceeds $50,000) and treated as a Convenience Claim under the Plan and to receive the treatment specified in Section 4.6 of the Plan, as well be as be deemed to have voted to accept the Plan (notwithstanding any contrary vote in Item 1). If the box below is not checked, such holder’s Class 6 PMI Unsecured Claim will receive the treatment specified in Section 4.9 of the Plan.

☐ Elect Convenience Class Treatment

If the validity or amount of your Class 6 PMI Unsecured Claim is in dispute, you have been provided this Ballot to preserve your ability to elect Convenience Class Treatment. Unsecured Claims equal to or less than $50,000 are automatically treated as Convenience Claims regardless of any election made on this Ballot. If you make the Convenience Class Treatment election, please proceed to Item 4, you will not receive Shares of New Common Stock or New Senior Notes and are not eligible to make the Reallocation Election in Item 3.

Ballot # __________

Item 3. Reallocation Election. Pursuant to Article V of the Plan, the undersigned has the option to participate in the Reallocation Procedures described fully in Section 5.1 of the Plan. By checking the boxes below the undersigned elects to participate in the Reallocation Procedures pursuant to the terms indicated below. Please review carefully paragraph 6 of the attached “Voting Information and Instructions” before completing this section. Your failure to complete this section accurately and completely could result in your being unable to participate in the Reallocation Procedures.

ONLY COMPLETE THIS SECTION IF YOU WISH TO ALTER THE COMPOSITION
OF THE CONSIDERATION YOU WOULD OTHERWISE RECEIVE UNDER THE PLAN

Item 3 (a)

To contribute shares of New Common Stock and receive Cash and New Senior Notes

☐	3(a)(i) I want to contribute my shares of New Common Stock to the reallocation liquidity pool at the standard rate of $22.25 per share.
OR
☐	3(a)(ii) I want to contribute my New Common Stock to the reallocation liquidity pool at a price per share BELOW the standard rate as indicated below (YOU MUST CHECK ONE OF THE BOXES BELOW IF YOU CHOOSE THIS OPTION):

☐ $16.00	☐ $18.00	☐ $20.00
☐ $16.25	☐ $18.25	☐ $20.25
☐ $16.50	☐ $18.50	☐ $20.50
☐ $16.75	☐ $18.75	☐ $20.75
☐ $17.00	☐ $19.00	☐ $21.00
☐ $17.25	☐ $19.25	☐ $21.25
☐ $17.50	☐ $19.50	☐ $21.50
☐ $17.75	☐ $19.75	☐ $21.75
☐ $22.00

OR

Item 3 (b)

To contribute New Senior Notes and receive additional shares of New Common Stock

I wish to contribute the following percentage of my NEW SENIOR NOTES to the reallocation pool and receive as many additional shares as possible starting at the lowest price specified below the standard rate and continuing on up to a price equal to the standard rate (Check one of the boxes below):

☐ 0%
☐ 25%
☐ 50%
☐ 75%
☐ 100%

Item 4. Acknowledgments. By signing this Ballot, the undersigned acknowledges and certifies that the undersigned is the claimant or has the power and authority to vote to accept or reject the Plan on behalf of the claimant. The undersigned understands that, if this Ballot is validly executed but does not indicate either acceptance or rejection of the Plan, this Ballot will not be counted. The undersigned acknowledges that any election made on this Ballot will be binding on its successors, heirs and assigns including, without limitation, any Transferee. The undersigned further acknowledges that by electing Convenience Class Treatment in Item 2, the undersigned agrees, among other things, to release the NRG Released Causes of Action against the Released Parties, including, without limitation, the Xcel Released Parties. If the undersigned elected to (i) reduce its claim in accordance with Item 2, or (ii) participate in the Reallocation Procedures, the undersigned acknowledges that such election(s) is an irrevocable and legally binding obligation of the undersigned, as of the Voting Deadline pending approval and upon the Effective Date of the Plan.

Ballot # __________

Name of Creditor (Please Print)

Social Security or Federal Tax I.D. No.

Authorized Signature

Name of Signatory

If by Authorized Agent, Name and Title[1]

Street Address

City, State, Zip Code

Telephone Number

Date Completed

[1] As indicated in the Instructions, evidence of authority must be included with this Ballot unless the signatory is an officer or employee of the entity that is the creditor.

Ballot # __________

VOTING INFORMATION AND INSTRUCTIONS
FOR COMPLETING THE BALLOT

1.	In the boxes provided in Items 1 - 3 of the Ballot, please indicate (a) acceptance or rejection of the Plan and the amount of your claim (b) whether you elect Convenience Class Treatment in accordance with Section 4.6 of the Plan (see Instruction 3 below) and (c) if you have not elected Convenience Class treatment, whether you have elected to participate in the Reallocation Election. Complete the Ballot by providing all the information requested and sign, date and return the Ballot by mail, overnight courier or personal delivery to Kurtzman Carson Consultants LLC (the “Notice and Claims Agent”) at the following address:

NRG Balloting
c/o Kurtzman Carson Consultants LLC
5301 Beethoven Street, Suite 102
Los Angeles, California 90066-7066

Ballots must be received by the Notice and Claims Agent by 5:00 p.m., Eastern Time, on __________, 2003 (the “Voting Deadline”). If a Ballot is received after the Voting Deadline, it will not be counted. An envelope addressed to the Notice and Claims Agent is enclosed for your convenience. Ballots submitted by facsimile or e-mail will not be accepted.

2.	If you hold Claims in more than one voting Class under the Plan (e.g., NRG Unsecured Claims and PMI Unsecured Claims) you should receive a separate Ballot for each such Claim, coded by Class number and description, and a set of solicitation materials. Each Ballot you receive is for voting only your Claim described on the Ballot. The attached Ballot is designated only for the voting PMI Unsecured Claims in Class 6. Please complete and return each Ballot you receive. An otherwise properly executed Ballot that attempts to partially accept and partially reject the Plan will not be counted.

3.	Vote to accept or reject the Plan in Item 1. If no box is checked in Item 1, but the ballot is otherwise properly completed and returned, your ballot will not be counted.

4.	If the Claim you are voting on the Ballot is greater than $50,000 and you wish to reduce your claim to $50,000 (to the extent such Allowed Claim exceeds $50,000) and receive treatment of that claim as a Convenience Claim, you must check the box to elect Convenience Class treatment in Item 2 of the Ballot. If the election in Item 2 is not made, the claim will be treated as an NRG Unsecured Claim in accordance with Section 4.9 of the Plan The election for Convenience Claim treatment operates as follows:

a.	Each general unsecured creditor holding an allowed PMI Unsecured Claim in excess of $50,000 that otherwise would be classified in Class 6 under the Plan may elect to reduce the amount of such Unsecured Claim to $50,000 and receive, in satisfaction of such Unsecured Claim, $50,000 in cash pursuant to Section 4.6 of the Plan.

If the validity or amount of your Class 6 PMI Unsecured Claim is in dispute, you have been provided this Ballot to preserve your ability to elect Convenience Class Treatment. Unsecured Claims equal to or less than $50,000 are automatically treated as Convenience Claims regardless of any election made on this Ballot.

5.	You should only complete item 3 if you wish to have the opportunity to alter the composition of New Common Stock and New Senior Notes you would otherwise receive under the Plan on account of your Claim(s) against the Debtors. Only those creditors who complete item 3 will be eligible to have the opportunity to alter the composition of New Common Stock and New Senior Notes they receive under the Plan; however, depending upon the elections made by you and others, your composition may not change even if you elect to participate in the reallocation.

•	Complete item 3(a) only if you wish to contribute the shares of New Common Stock you are entitled to receive under the Plan in exchange for additional Cash and New Senior Notes. If you wish to contribute your shares of New Common Stock at the “standard rate” of $22.25 per share, then check the box marked 3(a)(i). By doing so you will be agreeing to contribute each share of New Common Stock you would otherwise be entitled to receive under the Plan for $22.25 of consideration in the form of Cash or New Senior Notes (or some combination thereof). See Article V of the Plan for a description of the reallocation mechanics. Alternatively, you can contribute your shares of New Common Stock at a price below the $22.25 per share “standard rate” by checking the box marked 3(a)(ii)

Ballot # __________

and then selecting from among the prices shown there the specific price below the “standard rate” at which you would be willing to contribute your shares of New Common Stock. Pursuant to Article V of the Plan, Cash and New Senior Notes will be reallocated starting with the LOWEST specified price per share for New Common Stock.

•	Complete item 3(b) only if you wish to receive additional shares of New Common Stock by contributing some or all of the New Senior Notes you would otherwise be entitled to receive under the Plan. You must indicate the amount of New Senior Notes you wish to contribute to the reallocation pool in exchange for additional shares of New Common Stock by selecting from among the five percentages in item 3(b).

•	Please note that you may only complete either item 3(a) (if you wish to receive additional Cash and New Senior Notes) or item 3(b) (if you wish to receive additional shares of New Common Stock). DO NOT COMPLETE BOTH ITEMS 3(a) and 3(b).

•	If you check the box in both Items 3(a) and 3(b) you will be deemed to not have made the Reallocation Election. In addition if you are not eligible to participate in the Reallocation Election according to the Plan, you will be deemed to not have made the Reallocation Election.

•	Your election to complete item 3(a) or 3(b) will be counted irrespective of whether you vote to accept or reject the Plan.

•	Questions regarding the Reallocation Election in Item 3 should be directed to Kurtzman Carson Consultants LLC at (866) 381-9100, ext. 609.

6.	All Ballots must be fully executed to be counted. If a Ballot is to be executed by an authorized party other than an officer or employee of the creditor, sufficient evidence of the authorized party’s authority to execute the Ballot must be included with the Ballot.

7.	The Ballot does not constitute and will not be deemed a proof of Claim or equity interest or an assertion of a Claim or equity interest.

8.	If you cast more than one Ballot voting the same Claim prior to the Voting Deadline, the last Ballot received by the Notice and Claims Agent before the Voting Deadline will supersede any prior Ballots.

PLEASE RETURN YOUR BALLOT PROMPTLY.

THE NOTICE AND CLAIMS AGENT WILL NOT ACCEPT BALLOTS
BY FACSIMILE TRANSMISSION OR EMAIL.

IF YOU HAVE RECEIVED A DAMAGED BALLOT OR HAVE LOST
YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING
THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL
THE NOTICE AND CLAIMS AGENT, KURTZMAN CARSON CONSULTANTS LLC, AT (866) 381-9100, ext. 609.

Ballot # __________

Exhibit C

(Bar Date Order)

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

x
In re		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:
		:	Case No. 03-13024 (PCB)
	Debtors	:
		:	(Jointly Administered)
x

THIS ORDER APPLIES TO:

[X]	All Debtors	[ ]	NRG Power Marketing, Inc.
[ ]	NRG Energy, Inc.	[ ]	NRG Capital LLC
[ ]	Arthur Kill Power LLC	[ ]	NRG Finance Company I LLC
[ ]	Astoria Gas Turbine Power LLC	[ ]	NRG Central U.S. LLC
[ ]	Berrians I Gas Turbine Power LLC	[ ]	NRG Eastern LLC
[ ]	Big Cajun II Unit 4 LLC	[ ]	NRGenerating Holdings (No. 23) B.V.
[ ]	Connecticut Jet Power LLC	[ ]	NRG New Roads Holdings LLC
[ ]	Devon Power LLC	[ ]	NRG Northeast Generating LLC
[ ]	Dunkirk Power LLC	[ ]	NRG South Central Generating LLC
[ ]	Huntley Power LLC	[ ]	Oswego Harbor Power LLC
[ ]	Louisiana Generating LLC	[ ]	Somerset Power LLC
[ ]	Middletown Power LLC	[ ]	South Central Generation Holding LLC
[ ]	Montville Power LLC	[ ]	Norwalk Power LLC
[ ]	Northeast Generation Holding LLC

ORDER ESTABLISHING DEADLINES FOR FILING PROOFS OF CLAIM AND
APPROVING FORM AND MANNER OF NOTICE THEREOF

          Upon the application (the “Application”) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”), for an order, pursuant to Federal Rule of Bankruptcy Procedure (“Bankruptcy Rule”) 3003(c)(3), fixing deadlines (the “Bar Dates”) and establishing procedures for filing proofs of claim and approving the form and manner of service thereof, and it appearing that the relief requested is in the best interests of the Debtors, their estates, and creditors and that adequate notice has been given and that no further notice is necessary; and after due deliberation and good and sufficient cause appearing therefore; it is hereby

          ORDERED, that except as otherwise provided herein, all persons and entities, (including, without limitation, individuals, partnerships, corporations, limited liability companies, joint ventures, trusts and governmental units) that assert a claim, as defined in §

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101(5) of the Bankruptcy Code (“Claim”), against the Plan Debtors1 which arose on or prior to May 14, 2003 (the “Commencement Date”), shall file a proof of such claim in writing so that it is received on or before July 14, 2003, at 5:00 p.m. prevailing Pacific Time; and it is further

          ORDERED, that except as otherwise provided herein, all persons and entities, (including, without limitation, individuals, partnerships, corporations, limited liability companies, joint ventures, trusts and governmental units) that assert a Claim against the Remaining Debtors2 which arose on or prior to the Commencement Date shall file a proof of such Claim in writing so that it is received on or before August 7, 2003, at 5:00 p.m. prevailing Pacific Time; and it is further

          ORDERED, that notwithstanding any other provision hereof, proofs of claim filed by governmental units must be filed on or before November 10, 2003 (the date that is 180 days after the date of the order for relief); and it is further

          ORDERED, that the following procedures for the filing of proofs of claim shall apply:

(a)	Proofs of claim must conform substantially to Form No. 10 of the Official Bankruptcy Forms;

(b)	Proofs of claim must be filed by mailing the original, signed completed proof of claim, together with accompanying documentation, to: (i) if delivered by mail (including U.S. Express Mail), NRG Claims Administration, c/o Kurtzman Carson Consultants LLC, Bowling Green

[1] The Plan Debtors include NRG Energy, Inc., NRG Power Marketing, Inc., NRG Capital LLC and NRG Finance Company I LLC.

[2] The Remaining Debtors are as follows: NRGenerating Holdings No. 23 B.V.; NRG Northeast Generating LLC; Northeast Generation Holding LLC; Arthur Kill Power LLC; Astoria Gas Turbine Power LLC; Connecticut Jet Power LLC; Devon Power LLC; Dunkirk Power LLC; Huntley Power LLC; Middletown Power LLC; Montville Power LLC; Norwalk Power LLC; NRG Eastern LLC; Oswego Harbor Power LLC; Somerset Power LLC; Berrians I Gas Turbine Power LLC; NRG South Central Generating LLC; South Central Generation Holding LLC; Big Cajun II Unit 4 LLC; Louisiana Generating LLC; NRG New Roads Holdings LLC; and NRG Central US LLC.

2

Station, P.O. Box 5058, New York, New York 10274-5058; and (ii) if by hand delivery, courier or federal express delivery, to the Clerk of the Court, United States Bankruptcy Court, Attn: Mark Diamond, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408.

(c)	Proofs of claim will be deemed filed only when received by Kurtzman Carson Consultants LLC (the “Claims Agent”) or the Clerk’s Office, as applicable, on or before the applicable Bar Date;

(d)	Proofs of claim must (i) be signed; (ii) include supporting documentation (if voluminous, attach a summary) or an explanation as to why documentation is not available; (iii) be in the English language; and (iv) be denominated in United States currency;

(e)	Proof of claim(s) must specify by name and case number the Debtor against which the claim is filed; if the holder asserts a claim against more than one Debtor or has claims against different Debtors, a separate proof of claim form must be filed with respect to each Debtor; and it is further

          ORDERED, that the following persons or entities need not file a proof of claim on or prior to the applicable Bar Dates, including for any claims related to the rejection by the Debtors of any executory contract or unexpired lease or claims on account of any equity interest in the Debtors or a claim relating to an equity interest or the purchase or sale of such equity interest:

(a)	Any person or entity that has already filed a proof of claim against the Debtors with the Claims Agent in a form substantially similar to Official Bankruptcy Form No. 10;

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(b)	Any person or entity whose claim is listed on the Schedules filed by the Debtors, provided that (i) the claim is not scheduled as “disputed,” “contingent,” or “unliquidated”; (ii) the claimant does not disagree with the amount, nature and priority of the claim as set forth in the Schedules; and (iii) the claimant does not dispute that the claim is an obligation of the specific Debtor against which the claim is listed in the Schedules;

(c)	Any holder of a claim that heretofore has been allowed by order of this Court;

(d)	Any person or entity whose claim has been paid in full by any of the Debtors;

(e)	Any holder of a claim for which different specific deadlines have previously been fixed by this Court;

(f)	Any Debtor having a claim against another Debtor, or any of the non- debtor affiliates of NRG Energy, Inc. having a claim against any of the Debtors;

(g)	Any holder of a claim allowable under § 503(b) and § 507(a) of the Bankruptcy Code as an expense of administration;

(h)	Any person or entity that only has a claim against any of the Debtors’ non- debtor affiliates;

(i)	A holder of a claim for principal, interest and applicable fees and charges on a bond, note or debenture, provided that (i) any Indenture Trustee for such instrument must file a proof of claim on or prior to the applicable Bar Date pursuant to the procedures set forth in this Order, and (ii) each holder must file a proof of claim for damages in connection with respect to its ownership of, or purchase or sale of, the applicable instrument on or prior to the applicable Bar Date pursuant to the procedures set forth in this Order; and

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(j)	Xcel Energy Inc. (“Xcel”) and its direct and indirect affiliates only to the extent that the Xcel settlement agreement, the Term Sheet and the Plan Support Agreement executed in connection with the Debtors’ restructuring is consummated (and if not, the Debtors and Xcel shall agree upon a deadline for filing proofs of claim by Xcel subject to the Court’s approval); and it is further

          ORDERED, that any person or entity that holds a claim arising out of the rejection of an executory contract or unexpired lease as to which the order authorizing such rejection is dated on or before the date of service of the applicable Bar Date Notice, must file a proof of claim by the applicable Bar Date; and it is further

          ORDERED, that any person or entity that has a claim arising from the rejection of an executory contract or unexpired lease, as to which the order is dated after the date of service of the Bar Date Notice, must file a proof of claim on or before the later of: (i) 20 days after the entry of an order by the Court authorizing such rejection; and (ii) such other date as the Court may fix in the order authorizing such rejection, if any; and it is further

          ORDERED, that holders of equity security interests in the Debtors need not file proofs of interest with respect to their ownership of such equity interests, provided, however, that if any such holder asserts a claim against the Debtors (including a claim relating to an equity interest or the purchase or sale of such equity interest), a proof of such claim must be filed on or prior to the applicable Bar Date pursuant to the procedures set forth in this Order; and it is further

          ORDERED, that if the Debtors amend or supplement the Schedules subsequent to the date hereof, the Debtors shall give notice of any amendment or supplement to the holders of claims affected thereby, and such holders shall be afforded 30 days from the date of such notice to file proofs of claim in respect of their claims if such amendment or supplement is prejudicial

5

to such creditors or be barred from doing so, and shall be given notice of such deadline; and it is further

          ORDERED, that nothing in this Order shall prejudice the right of the Debtors or any other party in interest to dispute or assert offsets or defenses to any Claim reflected in the Schedules; and it is further

          ORDERED, that pursuant to Bankruptcy Rule 3003(c)(2), all holders of claims that fail to comply with this Order by timely filing a proof of claim in appropriate form: (i) shall not be treated as a creditor with respect to such claim for the purposes of voting and distribution, and (ii) shall not be allowed to assert any claim against the Debtors that such holder has that (a) is in an amount that exceeds the amount, if any, that is set forth in the Schedules, or (b) is of a different nature or in a different classification as set forth in the schedules; and it is further

          ORDERED, that a copy of the Bar Date Notices substantially in the form annexed to the Application as Exhibit A is approved and shall be deemed adequate and sufficient if served by first-class mail at least 25 days prior to the First Bar Date with respect to the Plan Debtors and at least 35 days prior to the Second Bar Date with respect to the Remaining Debtors, on:

(a)	the United States Trustee;

(b)	counsel to the administrative agents of the Debtors’ prepetition secured lenders;

(c)	counsel to each official committee;

(d)	the indenture trustees pursuant to the Debtors’ secured indentures;

(e)	all persons or entities that have requested notice of the proceedings in these chapter 11 cases;

(f)	all persons or entities that have filed claims;

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(g)	all creditors and other known holders of claims as of the date of this Order, including all persons or entities listed in the Schedules as holding Claims;

(h)	all parties to executory contracts and unexpired leases of the Debtors;

(i)	all parties to litigation with the Debtors;

(j)	the Internal Revenue Service for the Southern District of New York;

(k)	the Securities and Exchange Commission and any other required governmental units; and

(l)	such additional persons and entities as deemed appropriate by the Debtors; and it is further

          ORDERED, that with regard to those holders of claims listed on the Schedules, the Debtors shall mail one or more proof of claim forms (as appropriate) substantially similar to the Proof of Claim form annexed to the Application as Exhibit B, indicating on the form how the Debtors have scheduled such creditor’s claim in the Schedules (including the identity of the Debtor, the amount of the claim and whether the claim has been scheduled as contingent, Unliquidated or disputed); and it is further

          ORDERED, that pursuant to Bankruptcy Rule 2002(f), the Debtors shall publish notice of the Bar Date substantially in the form attached to the Application as Exhibit C in the USA Today, Wall Street Journal, New York Times, and Minneapolis Star, at least 25 days prior to the First Bar Date, which publication is hereby approved and shall be deemed good, adequate and sufficient publication notice of the Bar Dates; and it is further

7

          ORDERED, that the Debtors and their Claims Agent are authorized and empowered to take such steps and perform such acts as may be necessary to implement and effectuate the terms of this Order; and it is further

          ORDERED, that entry of this Order is without prejudice to the right of the Debtors to seek a further order of this Court fixing a date by which holders of claims or interests not subject to the Bar Date established herein must file proofs of claim or interest or be barred from doing so.

Dated:	New York, New York May 19, 2003
/s/ Prudence Carter Beatty

UNITED STATES BANKRUPTCY JUDGE

8

Exhibit D

(Confirmation Order)

Provisions which must be contained in the Confirmation Order:

The Support Agreement Claims belong solely and exclusively to NRG and not to any creditor of NRG or of any other NRG Entity, and the Support Agreement Claims are fully released as to all entities as of the Effective Date, subject to payment in full of the Support Agreement Amount.

The Xcel Tax Benefit shall be the sole and exclusive property of Xcel, and the NRG Entities and any party claiming by or through them hereby release any right or interest that they might otherwise have in the Xcel Tax Benefit.

NRG and its direct and indirect subsidiaries shall not be (a) reconsolidated with Xcel or any of its other Affiliates for tax purposes at any time after their March, 2001 deconsolidation unless otherwise required by state or local tax law, or (b) treated as a party to or otherwise entitled to the benefits of any tax sharing agreement with Xcel, other than the Tax Matters Agreement.

A provision approving and fully incorporating all provisions set forth in Sections 9.2 and 9.3 of the NRG Plan.

A provision mandating that the NRG Released Causes of Action are released.

A provision approving this Agreement, the Employee Matters Agreement, the Release-Based Amount Agreement, the Tax Matters Agreement, the Xcel Plan Note, and all other agreements and documents contemplated by this Agreement or the Separate Bank Release Agreement.

A finding and holding that the right and obligation of any holder of a NRZ equity unit to purchase common shares of Xcel was terminated as of the Petition Date.

A provision approving the assumption by the Debtors of the Assumed Agreements and requiring the prompt payment by the Debtors in cash of the Cure Obligations upon entry of the Confirmation Order.

A provision mandating that any agreement between the Debtors and Xcel (or any Affiliate) that is not an Assumed Agreement shall be rejected by the Debtors as of the Effective Date.

A finding that this Agreement, and the payments by Xcel and releases provided by Xcel hereunder, constitute a direct benefit to NRG and an indirect benefit to each of the other NRG Entities including the Non-Plan Debtors.

A finding that this Agreement is essential and integral to the NRG Plan.

A provision approving the 9019 Motion.

A provision providing that the automatic stay in the Non-Plan Debtors’ Chapter 11 Cases, to the extent applicable, be modified to the extent necessary to permit Xcel to exercise any and all rights it has with respect to the D&O Policies.

Exhibit E

(Disclosure Statement)

(see Exhibit B-2
to this Application)

Exhibit F

(Disclosure Statement Order)

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK	DRAFT

In re	x : :	Chapter 11
NRG ENERGY, INC., et al.,	:
	:	Case No. 03-13024 (PCB)
Debtors.	:
	:	(Jointly Administered)
x

THIS ORDER APPLIES TO:

[ ]	All Debtors	[X]	NRG Power Marketing Inc.
[X]	NRG Energy, Inc.	[X]	NRG Capital LLC
[ ]	Arthur Kill Power LLC	[X]	NRG Finance Company I LLC
[ ]	Astoria Gas Turbine Power LLC	[ ]	NRG Central U.S. LLC
[ ]	Berrians I Gas Turbine Power LLC	[ ]	NRG Eastern LLC
[ ]	Big Cajun II Unit 4 LLC	[X]	NRGenerating Holdings (No. 23) B.V.
[ ]	Connecticut Jet Power LLC	[ ]	NRG New Roads Holdings LLC
[ ]	Devon Power LLC	[ ]	NRG Northeast Generating LLC
[ ]	Dunkirk Power LLC	[ ]	NRG South Central Generating LLC
[ ]	Huntley Power LLC	[ ]	Oswego Harbor Power LLC
[ ]	Louisiana Generating LLC	[ ]	Somerset Power LLC
[ ]	Middletown Power LLC	[ ]	South Central Generation Holding LLC
[ ]	Montville Power LLC	[ ]	Norwalk Power LLC
[ ]	Northeast Generation Holding LLC

ORDER (I) APPROVING THE DISCLOSURE STATEMENT;
(II) ESTABLISHING PROCEDURES FOR SOLICITATION AND
TABULATION OF VOTES TO ACCEPT OR REJECT PROPOSED
JOINT PLAN OF REORGANIZATION; (III) APPROVING RELATED
NOTICE PROCEDURES; (IV) APPROVING SOLICITATION
PACKAGES; AND (V) SCHEDULING A HEARING ON CONFIRMATION
OF THE JOINT PLAN OF REORGANIZATION

           This matter coming before the Court on:

          (i)    the Third Amended Disclosure Statement For Reorganizing Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code, dated July 2, 2003 (as such may be amended, the “Disclosure Statement”) for NRG Energy, Inc., NRG Power Marketing, Inc., NRG Finance Company I LLC, NRGenerating Holdings (No. 23) B.V. and NRG Capital LLC (collectively, the “Debtors”);

          (ii)   the Motion of the Debtors for an Order (I) Scheduling Hearing on the Adequacy of the Disclosure Statement, (II) Approving Procedures and Materials Employed to

Provide Notice of the Disclosure Statement Hearing, (III) Approving Solicitation Procedures, and (IV) Scheduling the Hearing on Confirmation of the Joint Plan of Reorganization (the “Scheduling Motion”) filed on May 14, 2003, which motion was approved by the Order (I) Scheduling Hearing on the Adequacy of the Disclosure Statement, (II) Approving Procedures and Materials Employed to Provide Notice of the Disclosure Statement Hearing, (III) Approving Solicitation Procedures, and (IV) Scheduling the Hearing on Confirmation of the Joint Plan of Reorganization (the “Scheduling Order”) dated May 15, 2003;

          (iii)    the First Supplement to the Motion of the Debtors for an Order (I) Scheduling Hearing on the Adequacy of the Disclosure Statement, (II) Approving Procedures and Materials Employed to Provide Notice of the Disclosure Statement Hearing, (III) Approving Solicitation Procedures, and (IV) Scheduling the Hearing on Confirmation of the Joint Plan of Reorganization (the “First Supplemental Motion”) filed by the Debtors on June 4, 2003;

          (iv)     the Second Supplement to Motion of the Debtors for Order (I) Scheduling Hearing on the Adequacy of the Disclosure Statement, (II) Approving Procedures and Materials Employed to Provide Notice of the Disclosure Statement Hearing, (III) Approving Solicitation Procedures, and (IV) Scheduling Hearing on Confirmation of the Joint Plan of Reorganization, and Debtors’ Response to Various Objections to the Disclosure Statement (the “Second Supplemental Motion”) filed by the Debtors on June 26, 2003;

          (vi)     the Motion of the Debtors for an Order (I) Approving The Disclosure Statement; (II) Establishing Procedures For Solicitation and Tabulation of Votes to Accept or Reject Proposed Joint Plan of Reorganization; (III) Approving Related Notice Procedures; (IV) Approving Solicitation Packages; and (V) Scheduling a Hearing on Confirmation of the Joint Plan of Reorganization (the “The Disclosure Statement Motion”, collectively with the

2

Scheduling Motion, the First Supplemental Motion, the Second Supplemental Motion and the Third Supplemental Motion, the “Motions”) filed by the Debtors on August 25, 2003;

          (vii)     a hearing having been held on June 30, 2003 (the “Disclosure Statement Hearing”), to consider the Second Supplemental Motion and approval of the Disclosure Statement.

          (viii)    the Court having reviewed the Scheduling Order and the Motions and all pleadings related thereto and having heard the statements of counsel regarding the relief requested in the Motions at a hearing before the Court on September 10, 2003 (the “Hearing” together with the Disclosure Statement, the “Hearings”); and the Court having determined that the legal and factual bases set forth in the Motions and at the Hearing establish just cause for the relief granted herein;

          THE COURT HEREBY FINDS AS FOLLOWS:

          A. The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334.

          B. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).

          C. Notice of the Motions and the Hearing, made in the manner described in such Motions, was sufficient and appropriate under the circumstances and complied with the requirements of title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and the Local Rules for the United States Bankruptcy Court for the Southern District of New York (the “Local Rules”).

          D. The relief requested in the Motions granted herein is warranted under the circumstances and is in the best interests of the Debtors’ estates.

          E. The form of the ballots attached to this Order as Exhibit 1 (collectively, exclusive of the Class 5 Ballot Form D, the “Ballots” and the Class 5 Ballot Form D (the “Master

3

Ballot” as defined in paragraph H)) (1) are consistent with Official Form No. 14, (2) adequately address the particular needs of these chapter 11 cases, (3) are appropriate for each class of claims entitled to vote to accept or reject the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) and (4) comply with Bankruptcy Rule 3017(d).

          F. Ballots need not be provided to holders of claims and interests in Classes 1, 8B and 10 because these classes are unimpaired and are conclusively presumed to accept the Plan in accordance with section 1126(f) of the Bankruptcy Code.

          G. Ballots need not be provided to holders of claims and interests in Classes 7, 8A, 9, 11 and 12 because these classes will not receive a distribution under the Plan and are deemed not to have accepted the Plan in accordance with section 1126(g) of the Bankruptcy Code.

          H. The period during which the Debtors may solicit votes to accept or reject the Plan, as established by this Order, provides a sufficient time for (1) creditors to make informed decisions to accept or reject the Plan and submit timely Ballots to Kurtzman Carson Consultants LLC (the “Balloting Agent”) or to Innisfree M&A Incorporated (the “Noteholder and Credit Facility Balloting Agent”, and together with the Balloting Agent, the “Agents”) and (2) brokers, banks, dealers or other agents or nominees (collectively, the “Nominees”) for beneficial owners (the “Beneficial Owners”) of the public notes and bonds issued by NRG Energy, Inc. as identified on Exhibit C to the Plan (collectively, the “Notes,” and a holder thereof, a “Noteholder”) to distribute the Ballots for Beneficial Owners, for such Beneficial Owners to complete and submit timely such Ballots to the Nominees and for Nominees to complete and timely submit master ballots for tabulating the votes and elections on the Ballots of

4

the Beneficial Owners (the “Master Ballots”) to the Noteholder and Credit Facility Balloting Agent.

          I. The procedures for the solicitation and tabulation of votes to accept or reject the Plan, as approved herein, provide a fair and equitable voting process and are consistent with section 1126 of the Bankruptcy Code.

          J. The contents of the solicitation packages to be distributed to creditors and other parties in interest in connection with the solicitation of votes on the Plan (collectively, the “Solicitation Packages”) and the procedures for providing notice of the hearing on confirmation of the Plan (the “Confirmation Hearing”) and the other matters set forth in the Confirmation Hearing Notice, substantially in the form annexed hereto as Exhibit 2 (the “Confirmation Hearing Notice”), comply with Bankruptcy Rules 2002 and 3017 and constitute sufficient notice to all interested parties in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

          K. Notice of the Motions and the Hearings was served and published in accordance with the Scheduling Order and such notice constitutes good and sufficient notice to all interested parties and no other or further notice need be provided.

          L. The Third Amended Disclosure Statement contains “adequate information” within the meaning of section 1125 of the Bankruptcy Code.

          ACCORDINGLY, IT IS HEREBY ORDERED THAT:

          1. The relief requested in the Motions is GRANTED to the extent set forth herein.

          2. The Scheduling Order is superseded in its entirety by this Order.

          3. The Debtors and any other party are authorized to file a consolidated reply to the objections, if any, to the Plan.

5

          4. The Ballots and Master Ballots substantially in the forms attached to this Order as Exhibit 1, including the instructions attached to each Ballot, are APPROVED, including the election mechanisms contained therein. The appropriate Ballots and Master Ballots shall be distributed to holders of claims in the following classes entitled to vote to accept or reject the Plan.

Class 2 Ballot	Class 2:	Convenience Claims

Class 3 Ballot	Class 3:	Secured Claims Against Noncontinuing
Debtor Subsidiaries

Class 4 Ballot	Class 4:	Miscellaneous Secured Claims

Class 5 Ballot	Class 5:	NRG Unsecured Claims
(Form A)		(Other Than Note Claims Held By Noteholders or the Credit Facility Claims)

Class 5 Ballot	Class 5:	NRG Unsecured Claims
(Form B)		(Credit Facility Claims)

Class 5 Ballot	Class 5:	NRG Unsecured Claims
(Form C)		(Note Claims) [Beneficial Owner Ballot]

Class 5 Ballot	Class 5:	NRG Unsecured Claims
(Form D)		(Note Claims) [Master Ballot]

Class 6 Ballot	Class 6:	PMI Unsecured Claims

          5 . To be counted as votes to accept or reject the Plan, all Ballots and Master Ballots cast on behalf of Noteholders must be properly executed, completed and delivered to the appropriate Agent either (a) by mail in the return envelope provided with each Ballot, (b) by overnight courier or (c) by personal delivery so that, in each case, they are actually received by the Balloting Agent or with regard to Noteholder Ballots and Credit Facility Ballots, the Noteholder and Credit Facility Balloting Agent no later than 5:00 p.m., prevailing Eastern Time, on                             , 2003 (as may be extended by the Debtors pursuant to paragraph 5 herein the “Voting Deadline”), which date shall be included in the Disclosure Statement, each

6

Ballot, and any notice of the Confirmation Hearing contained in the Solicitation Packages or otherwise distributed or published by the Debtors. The Debtors may extend the Voting Deadline for all creditors from time to time without further order of the court by giving notice of such extension to all parties on the Debtors’ creditor matrix and the parties requesting notice pursuant to Bankruptcy Rule 2002 and filing such notice with the Court, as well as issuing a press release to the Dow Jones Newswire on or before 9:30 a.m. (Eastern Time) on the business day following the Voting Deadline and publishing such notice in The Wall Street Journal; provided, however, that such extension shall not place the Voting Deadline less than ten (10) days prior to the Confirmation Hearing and that any party who submits a Ballot after the initial Voting Deadline has waived its rights pursuant to Bankruptcy Rule 3018 or timely notification of an invalid election pursuant to Rule 3018-1(b) of the Local Rules for the United States Bankruptcy Court Southern District of New York (the “Local Rules”) with respect to the Release Election and Reallocation Election. In addition the Debtors may extend from time to time the Voting Deadline applicable to one or more specific creditors by providing notice to those parties in paragraph 11; provided, however, that such extension shall not place the Voting Deadline less than ten (10) days prior to the Confirmation Hearing and that any party who submits a Ballot after the initial Voting Deadline has waived its rights pursuant to Bankruptcy Rule 3018 or timely notification of an invalid election pursuant to Local Rule 3018-1(b) with respect to the Release Election and Reallocation Election.

          6.        In tabulating the Ballots and Master Ballots, the following procedures shall be utilized:

a.	Ballots and Master Ballots received after the Voting Deadline will not be accepted or counted by the Debtors;

b.	Noteholders must vote all of their claims with respect to a particular issue of Notes either to accept or reject the Plan and may not split their votes with respect to a particular issue of Notes;

7

c.	Any Ballot (or a group of Ballots with respect to a particular issue of Notes received from a single creditor) that partially rejects and partially accepts the Plan shall not be counted unless such Ballot has been modified consistent with this Order;

d.	The method of delivery of the Ballots and Master Ballots to be sent to the Agents is at the election and risk of each holder of a claim and (if applicable) Nominee, and will be deemed made only when the original executed Ballot or Master Ballot is actually received by the Agents;

e.	Delivery of a Ballot or Master Ballot by facsimile, e-mail or any other electronic means will not be accepted by the Agents;

f.	No Ballot or Master Ballot sent to the Debtors, any indenture trustee or the Debtors’ financial or legal advisors shall be accepted;

g.	If multiple Ballots are received from or on behalf of an individual holder of a claim with respect to the same claim prior to the Voting Deadline, the last Ballot timely received will be deemed to reflect the intent and to supercede and revoke any prior Ballot with respect to such claim;

h.	If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, such person shall be required to indicate such capacity when signing and must submit proper evidence satisfactory to the Debtors and Xcel Energy Inc. (“Xcel”) to act on behalf of a Beneficial Owner;

i.	The Debtors, in their sole discretion, subject to any contrary order of the Court, may waive any of the following defects in any Ballot or Master Ballot [failure to attach Beneficial Owner Ballot, failure to attach evidence of due authority, properly executed Ballot timely delivered by the Voting Deadline in the wrong manner or to the wrong party], before the Voting Deadline, and without notice, except to the extent that such waiver affects Xcel, in which case the written consent of Xcel shall be required;

j.	Any holder of impaired claims who has delivered a valid Ballot voting on the Plan may withdraw such vote solely in accordance with Bankruptcy Rule 3018(a);

k.	Subject to any contrary order of the Court, and paragraph 5 herein, the Debtors reserve the absolute right to reject any and all Ballots or Master Ballots not in proper form, the acceptance of which would in the opinion of the Debtors or their counsel not be in accordance with the provisions of this Order or the Bankruptcy Code, except that Xcel, subject to any contrary order of the Court, in its sole discretion shall have the right to reject the “Release Election” (as defined in the Plan) to release the “Released Parties” (as defined in the Plan) made on any and all Ballots not in proper form. With respect to Ballots received by the Agents prior to the Voting Deadline, the Debtors and Xcel will use reasonable efforts to

8

notify the Agents of any such rejection no later than six days prior to the Confirmation Hearing. Upon receipt by the Agents of such notice that a Release Election made by a holder has been rejected, such Agents shall use reasonable efforts to notify the holder of the rejection no later than five days prior to the Confirmation Hearing. Notwithstanding Bankruptcy Rule 3018(a) or Local Rule 3018-1(b) in the event that the Agents are not able to notify a holder that a Release Election or “Reallocation Election” (as defined in the Plan) made by such holder has been rejected at least five (5) days prior to the Confirmation Hearing, such holder shall have ten (10) days from the time notice is given to such holder to correct the rejected Release Election or Reallocation Election, and such extension of time shall constitute such holder’s sole remedy for purposes of Bankruptcy Rule 3018 or Local Rule 3018-1.

l.	If no votes to accept or reject the Plan are received with respect to a particular class, such class shall be deemed to have voted to accept the Plan;

m.	Unless waived by the Debtors, and if such waiver affects Xcel or the other Released Parties, Xcel, or as ordered by the Court, any defects or irregularities in connection with the deliveries of the Ballots or Master Ballots must be cured by the Voting Deadline, and unless otherwise ordered by the Court, delivery of such Ballots or Master Ballots will not be deemed to have been made until such irregularities have been cured or waived; and

n.	Except as may be provided by Local Rule 3018-1(b) with respect to a Ballot or Master Ballot received prior to the Voting Deadline and paragraph 6.k neither the Debtors, nor any other person or entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots or Master Ballots nor will any of them incur liabilities for failure to provide such notification. Xcel shall have no liability with respect to a failure to provide such notification to a creditor and Xcel’s obligation for purposes of Local Rule 3018-1(b), if any, shall be limited to providing such creditor with an opportunity to correct any defect or irregularity within ten (10) days of mailing of notice of such defect or irregularity, and if such defect or irregularity has been corrected, treating such creditor as having made a valid Release Election.

       7.      Solely for purposes of voting to accept or reject the Plan — and not for any other purpose, including the allowance of, or distribution on account of, a claim, and without prejudice to the rights of the Debtors or Xcel in any other context — each claim within a class of claims entitled to vote to accept or reject the Plan shall be temporarily allowed in accordance

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with the following rules (as supplemented with respect to Noteholder Ballots in paragraph 19, the “Tabulation Rules”):

a.	unless otherwise provided in the Tabulation Rules described below, a claim will be deemed temporarily allowed for voting purposes in an amount equal to the lesser of (i) the amount of such claim as set forth in the Debtors’ Schedules of Assets and Liabilities (collectively, the “Schedules”) as not contingent, unliquidated or disputed or (ii) the amount of such claim as set forth in a filed proof of claim;

b.	if a claim for which a proof of claim has been timely filed is not listed on the Schedules and no objection to such claim has been filed on or before the Voting Deadline, the claim shall be temporarily allowed for voting purposes in the amount set forth in the proof of claim;

c.	if a claim for which a proof of claim has been timely filed is, by its terms, contingent, unliquidated, or disputed, the claim shall be temporarily allowed for voting purposes in the amount of $1.00 unless the holder of such claim obtains an order of the Court temporarily allowing such claim in a different amount pursuant to paragraph 9;

d.	if a claim is listed as contingent, unliquidated or disputed, either in the Schedules or in a proof of claim, the claim shall be temporarily allowed for voting purposes only in an amount equal to $1.00 unless the holder of such claim obtains an order of the Court temporarily allowing such claim in a different amount pursuant to paragraph 9;

e.	notwithstanding any other Tabulation Rule, if a claim is deemed allowed in accordance with the Plan, such claim will be allowed for voting purposes in the deemed allowed amount set forth in the Plan;

f.	if the Debtors have served and filed an objection to a claim at least ten (10) days prior to the expiration of the period during which holders of claims may vote to accept or reject the Plan, such claim shall be temporarily allowed for voting purposes in amount equal to the greater of $1.00 or the undisputed amount of such claim;

g.	if a claim is listed in the Schedules as being a non-priority claim or is not listed in the Schedules and a proof of claim is filed as a priority claim (in whole or in part), such claim will be temporarily allowed for voting purposes as a nonpriority claim in an amount that such claim would have been so allowed in accordance with the other Tabulation Rules had such proof of claim been filed as a non-priority claim;

h.	if a claim is listed in the Schedules as being an unsecured claim or is not listed in the Schedules and a proof of claim is filed as a secured claim (in whole or in part), such claim will be temporarily allowed for voting purposes as an unsecured claim in an amount that such claim would have

10

been so allowed in accordance with the other Tabulation Rules had such proof of claim been filed as an unsecured claim;

i.	notwithstanding any other Tabulation Rule except for paragraph 7.e, if a claim has been estimated or otherwise allowed for voting purposes by order of the Court, such claim will be temporarily allowed for voting purposes in the amount so estimated or allowed by the Court (a stipulation as to voting amount may be filed by Notice of Presentment in accordance with Local Rule 9074-1(c) on five days’ notice);

j.	if a claim relates to rejection damages under an executory contract or unexpired lease that has not been rejected as of the Voting Record Deadline, to the extent such claim is for rejection damages, such claim shall be temporarily disallowed by the Court for voting purposes and, to the extent such claim is solely for rejection damages, such Ballot shall not be counted as having voted for or against the Plan; and

k.	if a claim holder identifies a claim amount on its Ballot that is less than the amount otherwise calculated in accordance with the Tabulation Rules, the claim will be temporarily allowed for voting purposes in the lesser amount identified on such Ballot.

       8.      Notwithstanding anything to the contrary contained in the Plan, the Disclosure Statement, this Order, or any other order of this Court entered prior to the date hereof, the following entities shall receive Class 5 or Class 6 Ballots as applicable:

a.	entities filing proofs of claim in an amount greater than $50,000, whether or not such claim is listed in the Schedules, or if so listed, is listed as contingent, unliquidated, or disputed;

b.	entities filing proofs of claim in an unliquidated amount and all claims listed in the Schedules as unliquidated;

c.	entities filing proofs of claim as priority claims, unless the Court allows for distribution purposes the claim as a priority claim in an amount to be determined;

d.	entities filing proofs of claim as secured claims, unless the Court allows for distribution purposes the claim as a secured claim in an amount to be determined and there is no deficiency claim;

e.	entities listed in the Schedules as having secured claims, unless the Court allows the entire claim as a secured claim and it is stipulated that the value of the collateral exceeds the amount of the claim;

f.	entities listed in the Schedules as having claims in excess of $50,000, whether or not such claims are so listed as contingent or disputed;

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g.	any party to an executory contract or unexpired lease that has not been assumed by an order of the Bankruptcy Court prior to the Voting Record Date;

h.	any other party known to NRG which could have a Class 5 Claim or Class 6 Claim (if Class 6 is entitled to make the Release Election); and

i.	any other entity requesting a Ballot that the Debtors reasonably determine could potentially have a Class 5 Claim or Class 6 Claim (if Class 6 is entitled to make the Release Election).

      9.       If any claimant seeks to challenge the allowance of its claim for voting purposes in accordance with the Tabulation Rules, such claimant must file a motion, pursuant to Bankruptcy Rule 3018(a), for an order temporarily allowing such claim in a different amount or classification for purposes of voting to accept or reject the Plan (a “Rule 3018 Motion”) and serve such motion on counsel to the Debtors (at the address set forth in paragraph 11) so that it is received no more than twenty days after the date of service of the Confirmation Hearing Notice. Any party in interest shall have until five (5) days prior to the commencement of the Confirmation Hearing to file and serve any replies to such objections. Any Ballot submitted by a creditor that files a Rule 3018 Motion shall be counted solely in accordance with the Tabulation Rules and the other applicable provisions of this Order unless and until the underlying claim is temporarily allowed by the Court for voting purposes in a different amount, after notice and a hearing. The Debtors shall coordinate with the Court to adjudicate and resolve all pending 3018 Motions and any responses thereto in a timely fashion and at a single court hearing.

       10.    The following additional rules apply to the Release Election:

a.	Notwithstanding anything in this Order to the contrary, and subject to a subsequent order of the Court in the event of a dispute, Xcel shall determine whether a holder of a claim making the Release Election has validly made such election and Xcel may, but shall not be obligated to, accept the Release Election made on Ballots that do not otherwise comply with the requirements hereof. Except as may be provided in Local Rule 3018-1(b) as provided in paragraph 6.k, subject to paragraph 6.n with respect to a Ballot received prior to the Voting Deadline, Xcel shall not have any duty to provide notification of defects or irregularities with

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respect to the Release Election or the Ballots associated therewith. Xcel shall not incur any liabilities for failure to provide such notification.

b.	Any holder of a claim that elects to release the Released Parties on any Ballot shall have released the Released Parties, whether or not such holder elects not to release the Released Parties or makes no such election on any other Ballots.

c.	Notwithstanding paragraph 6.j, any election on the Ballot to release Xcel, its affiliates, and certain other parties, may not be rescinded subsequent to the Voting Deadline without the written consent of Xcel.

      11.    Objections, if any, to confirmation of the Plan must: (a) be in writing; (b) state the name and address of the objecting party and the nature of the claim or interest of such party; (c) state with particularity the basis and nature of any objection to the confirmation of the Plan; and (d) be filed with the Court and served on:

a.	NRG ENERGY, INC. 901 Marquette Avenue Suite 2300 Minneapolis, MN 55402 Attn: Scott J. Davido, Esq.

b.	KIRKLAND & ELLIS LLP Citigroup Center 153 East 53rd Street New York, NY 10022-4675 Attn: Matthew A. Cantor, Esq. Michael A. Cohen, Esq. Attorneys for the Debtors

c.	BINGHAM McCUTCHEN One State Street Hartford, CT 06103-3178 Attn: Evan D. Flaschen, Esq.

Attorneys for The Official Committee of Unsecured Creditors

d.	JONES DAY 77 West Wacker Chicago, Illinois Attn: Brad. B. Erens, Esq. fax: (312) 782-8585

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- and -

222 East 41st Street New York, New York 10017 Attn: Scott J. Friedman, Esq. fax: (212) 755-7306

Attorneys for Xcel Energy Inc.

e.	SIMPSON THACHER & BARTLETT, LLP 425 Lexington Avenue New York, NY 10017 Attn: Peter V. Pantaleo, Esq. David J. Mack, Esq.

Attorneys for the Ad Hoc Committee of Bank Lenders

f.	OFFICE OF THE UNITED STATES TRUSTEE 33 Whitehall Street New York, New York, 10004 Attn: Pamela J. Lustrin, Esq.

so that they are received no later than                            , 2003 (the “Confirmation Objection Deadline”). Replies to any such objections must be filed and served on the objector and the above parties so as to be received no later than three (3) days prior to the Confirmation Hearing.

    12.       The Confirmation Hearing Notice in substantially the form attached to this Order as Exhibit 2 is APPROVED. The Debtors shall serve copies of the Confirmation Hearing Notice, along with the other materials comprising the Solicitation Package, in accordance with the procedures set forth below. In addition, the Debtors shall publish a notice substantially in the form of the Confirmation Hearing Notice not less than fifteen (15) days prior to the initial Voting Deadline in the national editions of The New York Times, The Wall Street Journal, St. Paul Pioneer Press, the Star Tribune (Minneapolis-St. Paul) and the Financial Times.

    13.       Pursuant to Bankruptcy Rule 3018(a), the record date for purposes of determining which creditors are entitled to receive Solicitation Packages and, where applicable, vote on the Plan shall be September 29, 2003 (the “Voting Record Date”). The Debtors shall

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specify the Voting Record Date in the Confirmation Hearing Notice. Only holders of claims as of the Voting Record Date shall be entitled to vote to accept or reject the Plan or make any election set forth on the Ballot.

          14. With respect to a transferred claim, the transferee shall be entitled to receive a Solicitation Package and cast a Ballot on account of such claim only if (a) all actions necessary to effect the transfer of the claim pursuant to Bankruptcy Rule 3001(e) have been completed by the Voting Record Date or (b) the transferee files by the Voting Record Date (i) the documentation required by Bankruptcy Rule 3001(e) to evidence the transfer and (ii) a sworn statement of the transferor supporting the validity of the transfer. Each transferee shall be treated as a single creditor for purposes of the numerosity requirements in section 1126(c) of the Bankruptcy Code and the other voting and solicitation procedures set forth in this Order.

          15. In the event a claim is transferred after the Voting Deadline, the transferee of such claim shall also be bound by any election, including the Release Election, made on the Ballot by the holder as of the Voting Record Date of such transferred claim.

          16. In the event a proof of claim is timely filed after the Voting Record Date and the claimant has not received a Ballot and a Solicitation Package, the Balloting Agent shall provide such claimant with a Ballot (if appropriate) and a Solicitation Package within two business days of the receipt of such proof of claim by the Balloting Agent. Such claimant shall be deemed a holder of a claim as of the Voting Record Date if such claimant provides a certification that it was the beneficial owner of the claim as of the Voting Record Date.

          17. The Debtors will file Exhibit A to the Plan Supplement (as defined in the Plan) setting forth the executory contracts being rejected on or before the date that is fifteen (15) days prior to the date of the initial Confirmation Hearing. In the event that such date is less than five (5) days prior to the Voting Deadline, the Debtors will agree to extend by five (5) days the

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Voting Deadline for any holder of a claim for rejection damages under a contract listed on Exhibit A to the Plan Supplement.

          18. The Debtors are directed to mail or cause to be mailed Solicitation Packages containing copies of: (a) the Confirmation Hearing Notice; (b) the Disclosure Statement (together with the exhibits thereto, including the Plan, that have been filed with the Court before the date of the mailing); (c) in the Debtors’ discretion, a letter from the Official Committee of Unsecured Creditors expressing its views with respect to the Plan; (d) any order of the Securities and Exchange Commission approving the Plan; (e) a copy of this Order; (f) for Solicitation Packages sent to holders of claims in classes entitled to vote to accept or reject the Plan, an appropriate form of Ballot and a Ballot return envelope; and (g) for Solicitation Packages sent to holders of claims and interests not entitled to vote to accept or reject the Plan pursuant to sections 1126(f) or 1126(g) of the Bankruptcy Code, an appropriate notice of non-voting status in the form annexed hereto as Exhibit 3.

          19. The Solicitation Packages shall be mailed not more than the later of three (3) business days after the Voting Record Date and five (5) business days after entry of this Order: (a) all persons or entities that have filed proofs of claim or equity interests on or before the Voting Record Date (or their transferees in accordance with the procedures set forth above); (b) all persons or entities listed in the Schedules (including unliquidated, disputed and contingent claims) (or their transferees in accordance with the procedures set forth above); (c) all other known holders of potential claims against or equity interests in the Debtors, if any, as of the Voting Record Date; (d) all parties in interest that have filed requests for notice in accordance with Bankruptcy Rule 2002 in the Debtors’ chapter 11 cases on or before the Voting Record Date; (e) the indenture trustees under the Debtors’ indentures (the “Indenture Trustees”); (f) the

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U.S. Trustee, and (g) in accordance with paragraph 16, entities filing a timely proof of claim after the Voting Record Date.

          20 . The following additional special procedures shall apply to the distribution of Solicitation Packages and the tabulation of votes with respect to the Note Claims:

a. The Debtors will cause a Solicitation Package or Packages to be mailed by first class mail, postage prepaid, to (i) each holder of record of Notes as of the Voting Record Date that holds such instruments in their own name (rather than in street name as a Nominee for Beneficial Owners) (collectively, the “Individual Record Holders”) and (ii) each Nominee for distribution to Beneficial Owners as of the Voting Record Date, in the manner described below.

b. Promptly after the Voting Record Date, the Debtors shall obtain: (i) a list containing the names, addresses and holdings of the respective Individual Record Holders as of the Voting Record Date (the “Record Holder Register”); and (ii) a list containing the names and addresses of the Nominees and, for each Nominee, the aggregate holdings of the Beneficial Owners for whom such Nominee provides services (the “Nominee Register”). Pursuant to Bankruptcy Rule 1007(i), any party with such lists of Noteholders is directed to provide such list to the Debtors and to Xcel.

c. The Debtors (or the Debtors’ agent) will send each Individual Record Holder a Solicitation Package. The Individual Record Holder Ballot must be completed and returned (a) by mail in the return envelope provided with each Ballot, (b) by overnight courier or (c) by personal delivery so that, in each case, it is actually received prior to the Voting Deadline by the Noteholder and Credit Facility Balloting Agent.

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d. Upon receipt of the Nominee Register, the Noteholder and Credit Facility Balloting Agent will (i) contact each Nominee to determine the number of Solicitation Packages needed by the Nominee for distribution to the applicable Beneficial Owners for whom the Nominee performs services and (ii) deliver to each Nominee the requisite number of Solicitation Packages with the appropriate Ballots.

e. The Nominees will be required to distribute the Solicitation Packages they receive promptly to the Beneficial Owners for whom they provide services. In particular, to obtain the votes of the Beneficial Owners, the Nominees will include as part of each Solicitation Package sent to a Beneficial Owner a Ballot and a return envelope provided by the Nominee and addressed to the Nominee. The Beneficial Owners then must return their Ballots to the Nominees in accordance with the instructions on the Ballot and the accompanying instructions from the Nominees, if any. The Nominees must then complete the Master Ballot and return the Master Ballots, together with the Ballots of the Beneficial Owners who make the Release Election, to the Noteholder and Credit Facility Balloting Agent in the manner in the instructions accompanying the Ballots and Master Ballots so that they are actually received no later than the Voting Deadline. Any Beneficial Owner making the Release Election shall be deemed to have consented to the submission of its Ballot to Xcel and its agents. The Noteholder and Credit Facility Balloting Agent will date stamp and consecutively number the copies of the Beneficial Owner Ballots attached to the Master Ballots as such Ballots are received.

f. Upon receipt of a Beneficial Owner Ballot making the Release Election, the Nominees shall, by the Voting Deadline, tender (by electronic means) the Notes of the Beneficial Owners making either the Release Election or the Reallocation

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Election pursuant to the “ATOP” system maintained by The Depository Trust Company (“DTC”) and obtain a “VOI” number for such tender. The Notes so tendered shall be placed in the appropriate “contra CUSIP.” The Depository Trust Company and the Nominees shall make reasonable efforts to comply with all requests of the Debtors with respect to procedures for tendering such Notes.

g. The Debtors shall serve a copy of this Order on (i) the Indenture Trustees; (ii) each known entity that is serving as a Nominee; (iii) ADP Proxy Services; and (iv) The Depository Trust Company. Upon written request, the Debtors shall reimburse such entities (or their agents) in accordance with customary procedures for their reasonable, actual and necessary out-of-pocket expenses incurred in performing the tasks described above. No other fees, commissions or other remuneration will be payable to any Nominee (or their agents or intermediaries) in connection with the distribution of Solicitation Packages to Beneficial Owners.

h. With respect to the tabulation of Ballots cast by Individual Record Holders and Beneficial Owners of Notes, the following procedures will apply:

•	The Debtors will compare (i) the votes cast and elections made (“Votes”) by Individual Record Holders and Nominees to (ii) the Record Holder Register and the Nominee Register, respectively. Votes submitted by an Individual Record Holder on an Individual Record Holder Ballot will not be counted in excess of the record position in the Notes, as applicable, for that particular Individual Record Holder, as identified on the Record Holder Register. Votes submitted by a Nominee on a Master Ballot will not be counted in excess of the aggregate position in the Notes, as applicable, of the Beneficial Owners for whom the Nominee provides services, as identified in the Nominee Register. The submission of an Individual Record Holder Ballot or a Master Ballot reflecting an aggregate amount of voting and non-voting claims that exceeds the record position as identified on the Record Holder Register or the aggregate position identified on the Nominee Register, respectively, is referred to herein as an “overvote.”

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•	To the extent that an Individual Record Holder Ballot submitted by an Individual Record Holder contains an overvote or otherwise conflicts with the Record Holder Register, the Debtors will tabulate the Individual Record Holder’s Vote to accept or reject the Plan based upon the information contained in the Record Holder Register.

•	To the extent that a Master Ballot (or set of Master Ballots) contains an overvote or Votes that otherwise conflict with the Nominee Register, the Debtors will attempt to resolve the overvote or conflicting Vote prior to the vote certification.

•	To the extent that an overvote or a conflicting Vote on a Master Ballot (or set of Master Ballots) is not reconciled prior to the vote certification, the Debtors (i) will calculate the respective percentage of the total stated amount of the Master Ballot(s) voted by each respective Beneficial Owner, (ii) will multiply such percentage for each Beneficial Owner by the amount of aggregate holdings for the applicable Nominee identified on the Nominee Register and (iii) will tabulate Votes to accept or reject the Plan based on the result of this calculation.

•	For purposes of the Release Election and any determinations to be made related thereto, and except to the extent otherwise agreed by Xcel in writing, the Release Election to release the Released Parties shall be valid only to the extent (i) the Notes of the Beneficial Owners making such election are actually tendered by such Beneficial Owners or the Nominees, as the case may be, in accordance with procedures set forth in this Order and such more detailed procedures consistent with this Order proposed by the Debtors, DTC or any exchange agent employed by the Debtors, provided that such further procedures are sufficient, in Xcel’s reasonable judgment, to enable Xcel to determine which Beneficial Owners have tendered the Notes, and (ii) Xcel has received copies of the Ballots of the Beneficial Owners making the Release Election to release the Released Parties. If a Ballot received pursuant to clause (ii) of this paragraph is not matched with Notes tendered pursuant to clause (i) of this paragraph (or vice-versa), the Release Election to release the Released Parties shall be invalid for any such Ballot or with respect to any such Note to the extent of the inconsistency as reasonably determined by Xcel.

•	A single Nominee may complete and deliver to the Noteholder and Credit Facility Balloting Agent multiple Master Ballots summarizing the votes of Beneficial Owners of the Notes. Votes reflected on multiple Master Ballots will be counted, except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest dated Master Ballot

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received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot.

          21. The Balloting Agent shall provide to Xcel or its agent (i) full access to the Balloting Agent’s claims database (including electronic copies of all proofs of claim, reports, etc.), (ii) full access to its Ballot database (including electronic copies of all Ballots, reports, etc.), (iii) electronic copies of the Debtors’ Schedules in electronic form no later than August      , 2003 if such information cannot be obtained in “soft copy” by Xcel or its agent via the database, (iv) copies of all Ballots promptly after receipt (but in no event later than 3 days after receipt), unless a Ballot is available in its entirety and can be reviewed and downloaded via the database, and (v) such other information as reasonably requested by Xcel or its agent promptly upon request. The Noteholder and Credit Facility Balloting Agent shall provide to Xcel or its agent (i) promptly after receipt (but in no event later than 5 days after receipt), copies of all Master Ballots and, with respect to Beneficial Owners and Individual Record Holders making the Release Election, such Beneficial Owner Ballots, and (ii) such other information as reasonably requested by Xcel or its agent promptly upon request.

          22. The Certification of Ballots shall be filed no later than five days prior to the Confirmation Hearing.

          23. The Third Amended Disclosure Statement is approved.

          24. Any objections to the Third Amended Disclosure Statement to the extent not otherwise specifically resolved are overruled.

          25. The Debtors are authorized to (a) make minor, non-substantive modifications to the Disclosure Statement prior to dissemination of the Disclosure Statement and to (b) make changes to the Disclosure Statement requested by the Securities Exchange Commission, in each case without further notice or hearing.

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          26. The Debtors are authorized to take or refrain from taking any action necessary or appropriate to implement the terms of, and the relief granted in, this Order without seeking further order of the Court.

          27. All time periods set forth herein shall be calculated in accordance with Bankruptcy Rule 9006(a).

          28. The Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Order.

          29. This Order shall be effective and enforceable upon its entry.

Dated:	New York, New York
	, 2003	UNITED STATES BANKRUPTCY JUDGE

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Exhibit G

(Employee Matters Agreement)

(see Exhibit B-5
to this Application)

Exhibit H

(NRG Plan)

(see Exhibit B-1
to this Application)

Exhibit I

(Release-Based Amount Agreement)

(see Exhibit B-7
to this Application)

Exhibit J

(Separate Bank Release Agreement)

(see Exhibit B-8
to this Application)

Exhibit K

(Tax Matters Agreement)

(see Exhibit B-4
to this Application)

Exhibit L

(Xcel Plan Note)

PROMISSORY NOTE

U.S. $10,000,000.00	, 2003 Minneapolis, Minnesota

     FOR VALUE RECEIVED, NRG ENERGY, INC., a Delaware corporation (“Borrower”), promises to pay to the order of XCEL ENERGY INC., a Minnesota corporation (“Holder”), at its offices at 800 Nicollet Mall, Minneapolis, Minnesota 55402, or at such other place or places as Holder may from time to time designate in writing, the principal amount of TEN MILLION and NO/100 U.S. DOLLARS (US$10,000,000.00), on [2 1/2 years from Effective Date], 2006 (the “Maturity Date”), together with accrued but unpaid interest thereon at the rate per annum as hereinafter set forth.

     Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and shall be at a rate per annum equal to three percent (3%). Upon and during the continuance of a Default of the nature set forth in paragraph A below, interest shall be at a varying rate per annum equal to the Prime Rate (as such term is hereinafter defined). Interest accrued at the rate set forth above shall be due and payable quarterly on the last day of each March, June, September and December, commencing on the last day of December, 2003. After the Maturity Date, interest shall be payable on demand.

     All payments hereunder shall be made in lawful currency of the United States and in immediately available funds. All payments shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Promissory Note, the proceeds hereof, Holder or Borrower by any governmental authority or political subdivision thereof. Borrower shall upon request of Holder pay all such taxes, duties or other charges in addition to principal and interest, including without limitation all documentary stamp and intangible taxes, but excluding income taxes based solely on Holder’s net income.

     Borrower may prepay all or a portion of this Promissory Note at any time without penalty or premium.

     Whenever any payment to be made under this Promissory Note shall be stated to be due on a day other than a Business Day (as such term is hereinafter defined), such payment may be made on the next succeeding Business Day.

     Borrower hereby represents and warrants to Holder that:

(i) Borrower is existing and in good standing under the laws of its state of incorporation, is duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower; the execution, delivery and performance of this Promissory Note are within Borrower’s powers and have been authorized by all necessary corporate action.

(ii) The execution, delivery and performance of this Promissory Note have received any and all necessary governmental approvals, and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of Borrower or any agreement affecting Borrower or its property.

(iii) Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no part of the proceeds of the loan represented by this Promissory Note has been or will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     The occurrence of any one or more of the following events shall constitute a “Default” hereunder:

     B.     Borrower fails to pay the principal hereof when due, or interest hereon or any other amount due hereunder within five days after the due date thereof; or

     C.     Borrower fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained in this Promissory Note, which is required to be performed, kept or observed by Borrower and the same is not cured within thirty (30) days after Holder gives Borrower written notice identifying such default; or

     D.     The Borrower shall apply for or consent to the appointment of any receiver, trustee or similar officer for it; the Borrower shall apply for or consent to the appointment of any receiver, trustee or similar officer for any assets of Borrower and/or its Subsidiaries which are material to the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole; or an application is made by a person other than Borrower for the appointment of a receiver, trustee, or custodian for the Borrower or such assets and the same is not dismissed within 60 days after the application therefor; or

     E.     Any assets of Borrower which are material to the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole are attached, seized, levied upon or subjected to a writ, warrant of attachment or execution or similar process; or a notice of lien, levy or assessment is filed of record with respect to assets of Borrower which are material to the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole by the United States, or any department, agency or instrumentality thereof or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon any such assets and such lien or encumbrance is not released within 60 days after its creation; or

     F.     Borrower becomes insolvent or fails to pay its debts as they become due; or Borrower makes an assignment for the benefit of its creditors; or Borrower ceases to conduct its business substantially as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

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     G.     A petition under any section or chapter of the United States Bankruptcy Code or similar law or regulation is filed by the Borrower; or a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed against Borrower and is not dismissed within 60 days after filing; or an order for relief is entered in any case under the United States Bankruptcy Code naming the Borrower as debtor; or any case or proceeding is filed by Borrower for its dissolution, liquidation, or termination; or any case or proceeding is filed against the Borrower for its dissolution, liquidation or termination and such case or proceeding is not dismissed within 60 days; or

     Upon the occurrence and during the continuance of any Default specified in paragraphs (A) through (E) above, Holder at its option may declare this Promissory Note (including principal, interest and other amounts ) immediately due and payable without notice or demand of any kind. Upon the occurrence of any Default specified in paragraph (F) above, this Promissory Note (including principal, interest and other amounts) shall be immediately and automatically due and payable without any action of any kind on the part of Holder. Upon the occurrence and during the continuance of any Default, Holder may exercise any rights and remedies under this Promissory Note and at law or in equity.

     Upon the occurrence of and during the continuance of a Default, Borrower waives the benefit of any law that would otherwise restrict or limit Holder in the exercise of its rights hereunder.

     Borrower waives notice of dishonor or default as well as presentment, demand, protest and notice of any kind in connection herewith. Any failure of Holder to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same or as a waiver of the right to exercise any other right at any other time.

     When used herein, the following terms shall have the following meanings:

     “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of Minnesota are authorized or obligated by law or executive order to close.

     “Prime Rate” shall mean the interest rate per annum from time to time announced and made effective by      as its “Prime Rate”, or, as the case may be, the base, reference or other similar rate then designated by       for commercial loan reference purposes.

     “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust, or other legal entity of which Borrower owns directly or indirectly more than fifty percent (50%) of the outstanding voting stock or interest, or of which Borrower has effective control, by contract or otherwise.

     This Promissory Note shall bind Borrower, its successors and assigns, and shall inure to the benefit of Holder, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Holder.

     Borrower agrees to pay upon demand all expenses (including without limitation reasonable attorneys’ fees, legal costs and expenses, and fees and expenses of other professional

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advisors, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Holder or any holder hereof in connection with the enforcement hereof after a Default..

     Notwithstanding any other provision of this Promissory Note, interest, fees and charges payable by reason of the indebtedness evidenced hereby shall not exceed the maximum, if any, permitted by applicable law. If acceleration, prepayment or any other charges upon the principal or any portion thereof, or any other circumstance, result in the computation or earning of interest in excess of the highest lawful rate, then any and all such excess is hereby waived and shall be applied against the remaining principal balance.

     This Promissory Note shall be governed and construed in accordance with the internal laws of the State of Minnesota. Wherever possible each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Promissory Note.

     BORROWER HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO HOLDER’S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THIS PROMISSORY NOTE SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN OR JURISDICTION OVER HENNEPIN COUNTY, MINNESOTA. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER SUCH COUNTY AND HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT BY HOLDER IN ACCORDANCE WITH THIS PARAGRAPH, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

NRG ENERGY, INC

By:

Its:

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